EXHIBIT 10.37


                            INDUSTRIAL COMPLEX LEASE
                                  (California)

             Industrial Complex:     PORT LA DISTRIBUTION CENTER

             Landlord:               PORT LA DISTRIBUTION CENTER II, L.P.

             Tenant:                 FMI INTERNATIONAL (WEST) LLC

             Reference Date:         DECEMBER 30, 2002

                                 INDEX TO LEASE

TITLE                                                                      PAGE

ARTICLE 1.  DEFINITIONS AND CERTAIN BASIC PROVISIONS .....................    1
ARTICLE 2.  GRANTING CLAUSE ..............................................    3
ARTICLE 3.  DELIVERY OF DEMISED PREMISES .................................    4
ARTICLE 4.  RENT .........................................................    5
ARTICLE 5.  FINANCIAL STATEMENTS .........................................    7
ARTICLE 6.  TENANT'S RESPONSIBILITY FOR TAXES, OTHER REAL ESTATE CHARGES
            AND INSURANCE EXPENSES .......................................    7
ARTICLE 7.  COMMON AREA ..................................................    8
ARTICLE 8.  LOADING DOCKS ................................................   11
ARTICLE 9.  USE AND CARE OF DEMISED PREMISES .............................   11
ARTICLE 10. MAINTENANCE AND REPAIR OF DEMISED PREMISES ...................   12
ARTICLE 11. ALTERATIONS ..................................................   13
ARTICLE 12. LANDLORD'S RIGHT OF ACCESS ...................................   15
ARTICLE 13. SIGNS; STORE FRONTS ..........................................   15
ARTICLE 14. UTILITIES ....................................................   15
ARTICLE 15. INSURANCE COVERAGES ..........................................   16
ARTICLE 16. WAIVER OF LIABILITY; MUTUAL WAIVER OF SUBROGATION ............   18
ARTICLE 17. DAMAGES BY CASUALTY ..........................................   19
ARTICLE 18. EMINENT DOMAIN ...............................................   20
ARTICLE 19. ASSIGNMENT AND SUBLETTING ....................................   20
ARTICLE 20. SUBORDINATION; ATTORNMENT; ESTOPPELS .........................   23
ARTICLE 21. TENANT'S INDEMNIFICATION .....................................   24
ARTICLE 22. DEFAULT BY TENANT AND REMEDIES ...............................   25
ARTICLE 23. SUBORDINATION OF LANDLORD'S LIEN .............................   30
ARTICLE 24. HOLDING OVER .................................................   30
ARTICLE 25. NOTICES ......................................................   30
ARTICLE 26. COMMISSIONS ..................................................   31
ARTICLE 27. REGULATIONS ..................................................   31
ARTICLE 28. HAZARDOUS MATERIALS ..........................................   32
ARTICLE 29. MISCELLANEOUS ................................................   34

EXHIBIT A   DEMISED PREMISES
EXHIBIT B   WORK LETTER
EXHIBIT C   TENANT CONSTRUCTION RULES AND REGULATIONS
EXHIBIT D   RENEWAL OPTION
EXHIBIT E   INTENTIONALLY OMITTED
EXHIBIT F   FORM OF SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT
EXHIBIT G   TENANT ESTOPPEL FORM
EXHIBIT H   FORM OF COMMENCEMENT DATE MEMORANDUM
EXHIBIT I   GUARANTY OF LEASE
EXHIBIT J   FORM OF LETTER OF CREDIT

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                            INDUSTRIAL COMPLEX LEASE
                                 (California)

                                   ARTICLE 1.
                    DEFINITIONS AND CERTAIN BASIC PROVISIONS

      1.1 The following list sets out certain defined terms and certain financial and other information pertaining to this lease:

            (a) "Landlord": PORT LA DISTRIBUTION CENTER II, L.P., a California limited partnership.

            (b) Landlord's address: c/o SSR Realty Advisors, Inc., One California Street, Suite 1400, San Francisco, California 94111, Attention:
      Asset Management and Legal Department.

            (c) "Tenant": FMI INTERNATIONAL (WEST) LLC, a Delaware limited liability company.

            (d) Tenant's address: 800 Federal Boulevard, Carteret, New Jersey 07008.

            (e) Tenant's trade name: Not applicable.

            (f) Tenant's Guarantor: FMI, Inc. See EXHIBIT I.

            (g) "Managing Agent": Overton, Moore Properties

                "Leasing Broker": CB Richard Ellis, Inc.

            (h) "Industrial Complex": Landlord's property in the City of Los Angeles, County of Los Angeles, State of California, which property is commonly known as Port LA Distribution Center, consisting of a total of 1,821,005 square feet (Phase II, consisting of Building A and Building B, consists of 1,273,194 square feet in total and Phase I, consisting of Building C and Building D, consisting of 547,911 square feet in total).

            (i) "Demised Premises": that certain area in Building A (the "Building") of the Industrial Complex commonly known as 300 Westmont Drive, Los Angeles, California, containing approximately 338,885 square feet in area (measured by calculating lengths and widths to the exterior of outside walls and to the center of interior walls) and being described or shown cross-hatched on the floor plan(s) attached hereto as EXHIBIT A. The parties agree to the foregoing measurement for all purposes of this lease.

            (j) "Commencement Date": The later to occur of: (i) April 1, 2003 or
      (ii) the date of Substantial Completion of Landlord's Work (as such terms are defined in EXHIBIT B attached hereto). The parties estimate that the Commencement Date will be on or about April 1, 2003, but the specific date shall be set forth in a Commencement Date Memorandum as provided in
      Section 3.3 below.

                "Expiration Date": the last day of the sixty-sixth (66th) full calendar month following the Commencement Date.

                "Rent Commencement Date": The 181st calendar day following the Commencement Date.

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            (k) Lease term: Commencing on the Commencement Date and continuing for sixty-six (66) months thereafter; provided that if the Commencement Date is a date other than the first day of a calendar month, the lease term shall be extended by the number of days remaining in the calendar month in which the Commencement Date occurs. See EXHIBIT D.

            (l) Minimum guaranteed rental: $159,276.00 per month, subject to
      Section 4.1 below.

            (m) Common Area (as defined in Section 7.1 below) maintenance charge: A minimum of $7,794.35 per month, payable in advance.

            (n) Prepaid rental: $191,808.95, being the minimum guaranteed rental and an estimate of the initial Common Area maintenance charge, initial impound payment for taxes and other real estate charges and initial impound payment for insurance, all as shown in Section 1.2 below, for the first month of the lease term following the Rent Commencement Date, such prepaid rental being due and payable upon execution of this lease; provided, however, that if Tenant provides the Letter of Credit as permitted under Section 22.7 below to Landlord concurrently with Tenant's execution of this lease, then Tenant shall only be required to pay to Landlord prepaid rental in the amount of $32,532.95 upon execution of this lease (which amount is an estimate of the initial Common Area maintenance charge, initial impound payment for taxes and other real estate charges and initial impound payment for insurance, all as shown in Section 1.2 below).

            (o) Security deposit: $300,000.00, such security deposit being due and payable upon execution of this lease, which security deposit may be provided in the form of a Letter of Credit as provided in Section 22.7 below.

            (p) Permitted use: General offices, warehouse and distribution of apparel and other general merchandise, storage of ocean containers, storage containers (provided that such ocean containers and storage containers are stored at all times on trailers and are not stored on the ground or stacked in violation of the zoning requirements applicable to the Industrial Complex) and tractor/trailers outside the Building in the fenced truck court designated for Tenant's use (as provided in Section 8.2 below) and related uses consistent with applicable law, and for no other purpose whatsoever.

            (q) Tenant's proportionate share of Building A: 44.59% (338,885/760,086 sq. ft.) ("Tenant's Building Proportionate Share"). Tenant's proportionate share of Phase II of the Industrial Complex: 26.62% (338,885/1,273,194 sq. ft.) ("Tenant's Phase II Proportionate Share"). Tenant's proportionate share of the Industrial Complex: 18.61% (338,885/1,821,005 sq. ft.) ("Tenant's Industrial Complex Proportionate Share"). Tenant's Building Proportionate Share, Tenant's Phase II Proportionate Share and Tenant's Industrial Complex Proportionate Share shall each be adjusted, as necessary, from time to time to reflect any changes in the square footage of the Building, Phase II of the Industrial Complex, and/or the Industrial Complex.

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      1.2 The following chart is provided as an estimate of Tenant's initial monthly payment broken down into its components. This chart, however, does not supersede the specific provisions contained elsewhere in this lease.

   Initial Minimum Guaranteed Rental                                 $159,276.00
         (Sections 1.1(l) and 4.1)

   Initial Common Area Maintenance Charge (as applicable to the        $7,794.35
   Building, Phase II and the Industrial Complex)
         (Sections 1.1(m), 1.1(q) and 7.4)

   Initial Impound Payment for Taxes and                              $19,655.33
   Other Real Estate Charges (as applicable to the Building and the Industrial Complex)
         (Article 6)

   Initial Impound Payment for Insurance (as applicable to the         $5,083.27
   Building and the Industrial Complex)
         (Article 6)

                                                                    ------------
   Total Initial Monthly Payment                                     $191,808.95
                                                                    ============

                                   ARTICLE 2.
                    GRANTING CLAUSE; LANDLORD REPRESENTATIONS

      2.1 Landlord leases the Demised Premises to Tenant, and Tenant leases the Demised Premises from Landlord, upon all of the terms and conditions set forth in this lease.

      2.2 Landlord warrants and represents to Tenant that:

            (a) As of the Commencement Date, the Demised Premises together with the building systems (i.e., any plant, machinery, transformers, ducts, cables, wires and other equipment, facilities and systems designed to supply light, heat, ventilation, air conditioning and humidity or any other services or utilities for the Demised Premises) shall be in good condition.

            (b) The Demised Premises and each portion thereof occupied by Tenant shall be vacant, broom-clean and free of tenants on or before the earlier to occur of (i) the date that Tenant occupies all or such portion of the Demised Premises or (ii) the Commencement Date.

            (c) To Landlord's knowledge (as defined below), as of the Commencement Date, the Building, the Industrial Complex and the Demised Premises shall be in compliance with the Americans With Disabilities Act of 1990 (42 U.S.C. Sec. 12101 ET SEQ.) and regulations and guidelines promulgated thereunder ("ADA"), and with all governmental requirements, including but not limited to fire sprinkler installation, radon and asbestos).

            (d) To Landlord's knowledge (as defined below), as of the date of this lease, all real estate taxes with respect to the Building, the Industrial Complex and the Demised Premises are current and paid, and Landlord has received no written notice from any taxing authority, that any special charges, impact fees, or assessments have been levied, or are proposed to be levied, against the Building, the Industrial Complex or the Demised Premises.

            (e) As of the date of this lease, there is no pending, or, to Landlord's knowledge (as defined below), threatened action or proceeding that could result in a modification or termination of the zoning classification, ordinances, regulations, or restrictions governing the uses of the Demised Premises. Landlord has received no notice, and has no knowledge (as defined below),

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      that the Demised Premises or Tenant's proposed use thereof as permitted by
      Section 1.1(p) above violates any applicable zoning ordinance, fire regulation, building code, health code, or other governmental ordinance, order, or restriction.

            (f) As of the date of this lease, there is no pending or, to Landlord's knowledge (as defined below), threatened condemnation or similar proceeding affecting the Demised Premises, and Landlord has received no notice and has no knowledge (as defined below) of any facts or circumstances that might result in such a suit or other proceeding.

            (g) To Landlord's knowledge (as defined below), as of the date of this lease, there are no violations, breaches nor defaults under, nor any costs, expenses and charges that are unpaid and overdue under, the Third Amended and Restated Declaration of Protective Covenants made as of September 21, 2001, recorded September 24, 2001 as Instrument No. 011799593 in the Official Records of Los Angeles, California.

            (h) As of the date of this lease, occupants (including Tenant) of the Building have a right of access to and from Westmont Avenue.

      As used in this Section 2.2, the term "Landlord's knowledge" shall mean only the "current actual knowledge without inquiry" (defined below) of the following designee of SSR Realty Advisors, Inc. ("Advisor"): Robert H. Lewis, who is the individual currently employed by Advisor who is (i) responsible for overseeing the Industrial Complex and (ii) most likely to have knowledge of the matters described in Section 2.2 above. As used herein, the term "current actual knowledge without inquiry" shall mean only the actual, current, conscious, and not constructive, imputed or implied, knowledge of such designee. Such designee shall not have any personal liability or obligation whatsoever with respect to any of the matters set forth in this lease or any of Landlord's representations and warranties set forth above being or becoming untrue, inaccurate or incomplete in any respect.

      In the event that any of the representations and warranties set forth above are not true and correct as of the Commencement Date, Tenant may, after ten (10) days' notice to Landlord and, after thirty (30) days thereafter for Landlord to cure (or such longer cure period as may be reasonable under the circumstances, provided that Landlord commences such cure within such thirty
(30) day period and diligently prosecutes same to completion), pursue Tenant's remedies at law or equity, including; without limitation, the right to injunctive relief.

                                   ARTICLE 3.
                          DELIVERY OF DEMISED PREMISES

      3.1 Subject to Substantial Completion of Landlord's Work as more particularly set forth in EXHIBIT B attached to this lease, the Demised Premises are being leased "AS IS," vacant, free of tenants and in broom-clean condition with Tenant accepting all defects, if any; and, except as expressly set forth in this lease, Landlord makes no warranty of any kind, express or implied, with respect to the Demised Premises, the Loading Docks and the Truck Court (both as defined in Section 8.1 hereof) (without limitation, Landlord makes no warranty as to the habitability, fitness or suitability of the Demised Premises for a particular purpose nor as to the absence of any toxic or otherwise hazardous substances). This Section 3.1 is subject to any contrary requirements under applicable law; however, in this regard Tenant acknowledges that it has been given the opportunity to inspect the Demised Premises, the Loading Docks and the Truck Court and to have qualified experts inspect the Demised Premises, the Loading Docks and the Truck Court prior to the execution of this lease.

      3.2 Notwithstanding anything to the contrary in this lease, Tenant shall have the right, immediately following full execution of this lease and prior to Substantial Completion of Landlord's Work, to enter the Demised Premises for the purpose of installing telephones, electronic communication and related equipment, data cables, fixtures, furniture and equipment and to phase its move-in into the Demised Premises (including delivery of product to the Demised Premises), provided that Tenant shall be solely responsible for any of such equipment, fixtures, furniture, material and product and for any loss or

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damage thereto from any cause whatsoever, excluding only the gross negligence or willful misconduct of Landlord or Landlord's contractors. Such early access to the Demised Premises and such installation shall be permitted only to the extent that Landlord determines that such early access and installation activities will not materially delay Landlord's completion of Landlord's Work. Landlord and Tenant shall cooperate in the scheduling of Tenant's early access to the Demised Premises and of Tenant's installation activities in an attempt to maximize the benefits to Tenant of this paragraph without materially interfering with Landlord's completion of Landlord's Work. The provisions of Articles 15 and 16 below shall expressly apply during the period of any such early entry, and Tenant shall (i) provide certificates of insurance evidencing the existence and amounts of liability insurance carried by Tenant and its agent and contractors, reasonably satisfactory to Landlord, prior to such early entry, and (ii) comply with all applicable Regulations.

            If such early access or installation materially delays or materially interferes with Landlord's construction of Landlord's Work, Landlord shall give written notice to Tenant and if such material delay or interference continues for five (5) days thereafter, Landlord shall be entitled to reasonably limit Tenant's early access rights to that portion of the Demised Premises in which Landlord is then working. All work performed by Tenant shall be in compliance with EXHIBIT B and Article 11, shall be performed in a first-class manner, and shall be completed in accordance with applicable laws and ordinances.

      3.3 On or after the Commencement Date, within ten (10) days of either party's request, Tenant and Landlord shall execute a memorandum in the form attached hereto as EXHIBIT H setting forth the actual Commencement Date, Rent Commencement Date and Expiration Date:

                                   ARTICLE 4.
                                      RENT

      4.1 The minimum guaranteed rental shall be subject to a one-time cost-of-living increase proportionate to any increase in the "CPI" (as defined below), effective as of the first day of the thirty-first (31st) full calendar month following the Commencement Date of the term (the "Adjustment Date"). The adjusted rental shall be obtained by multiplying the "Base Rental" (as defined below) by CPI-2 (as defined below) and dividing the product by CPI-1 (as defined below). In applying this formula for rental adjustment, the following definitions shall be used:

            (a) The "Base Rental" shall mean $159,276.00 per month.

            (b) The term "Bureau" shall mean the U.S. Department of Labor, Bureau of Labor Statistics or any successor agency of the United States that shall issue the indexes or data referred to in subsection (c) below.

            (c) The term "CPI" shall mean the monthly indexes of the Consumer Price Index for All Urban Consumers, U.S. City Average (All items; 1982-84 = 100) issued by the Bureau.

            (d) The term "CPI-1" shall mean the CPI for the month which is three
      (3) months prior to the month in which the Commencement Date occurs.

            (e) The term "CPI-2" shall mean the higher of (i) CPI-1 or (ii) the CPI for the month which is three (3) months prior to the month in which the Adjustment Date occurs.

In the event that (i) the Bureau ceases to use 1982-84 = 100 as the basis of calculation, or (ii) a substantial change is made in the number or character of "market basket" items used in determining the CPI, or (iii) the CPI shall be discontinued for any reason, Landlord shall designate (subject to Tenant's approval, which shall not be unreasonably withheld, delayed or conditioned) from indexes supplied by the Bureau an alternative index comparable to the CPI together with information which will make possible the conversion to the alternative index in computing the adjusted rental. If for any reason the Bureau does not

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furnish such an index and such information, the parties shall thereafter accept and use such other index or comparable statistics on the cost of living for the county in which the Demised Premises is located, as shall be computed and published by an agency of the United States or by a responsible financial periodical of recognized authority then to be selected by Landlord (but subject to reasonable approval by Tenant).

            Notwithstanding anything to the contrary, the CPI increase on the Adjustment Date shall not be less than a three percent (3%) per year increase nor more than a seven percent (7%) per year increase on a cumulative basis (such that the increase on the Adjustment Date shall not be less than seven and one-half percent (7.5%) nor more than seventeen and one-half percent (17.5%)).

      4.2 Rental shall accrue from the Rent Commencement Date, and shall be payable to Landlord at the following address: Port LA Distribution Center II, L.P., c/o Overton, Moore Properties, 1125 West 190th Street, Gardena, California 90248, Attention: Timur Tecimer, or at such other address as Landlord shall so notify Tenant from time to time in writing.

      4.3 Tenant shall pay to Landlord minimum guaranteed rental in monthly installments in the amounts specified in Section 1.1(l) and Section 4.1 of this lease. The first such monthly installment of minimum guaranteed rental shall be due and payable on or before the Commencement Date, and subsequent installments shall be due and payable on or before the first day of each succeeding calendar month during the lease term following the Rent Commencement Date; provided that if the Rent Commencement Date is a date other than the first day of a calendar month, in lieu of a full monthly installment of minimum guaranteed rental, there shall be due and payable on or before such date as minimum guaranteed rental for the balance of such calendar month a sum equal to that proportion of the rent specified for the first full calendar month as herein provided, which the number of days from the Rent Commencement Date to the end of the calendar month during which the Rent Commencement Date shall fall bears to the total number of days in such month. Tenant agrees to pay to Landlord, if assessed by the jurisdiction in which the Industrial Complex is located, any sales, excise or other tax imposed, assessed or levied in connection with Tenant's payment of rents.

      4.4 It is understood that the minimum guaranteed rental is payable (in accordance with Section 4.2 above) on or before the first day of each calendar month, without offset or deduction of any nature except as expressly provided in this lease. In the event any rental is not received for any reason whatsoever within five (5) business days after Tenant's receipt of Landlord's written notice that rental is past due, or if any rental payment is by check which is returned for insufficient funds, then in addition to the past due amount Tenant shall pay to Landlord one of the following (the choice to be at the sole option of Landlord unless one of the choices is improper under applicable law, in which event the other alternative will automatically be deemed to have been selected):
(a) a late charge in an amount equal to Three Thousand Five Hundred Dollars ($3,500.00), in order to compensate Landlord for its administrative and other overhead expenses; or (b) interest on the rental then due at the rate of one percent (1%) per annum over the then current prime rate published in the WALL STREET JOURNAL, such interest to accrue continuously on any unpaid balance due to Landlord by Tenant during the period commencing with the rental due date and terminating with the date on which Tenant makes full payment of all amounts owing to Landlord at the time of said payment. Any such late charge or interest payment shall be payable as additional rental under this lease, shall not be considered a waiver by Landlord of any default by Tenant hereunder, and shall be payable immediately on demand.

      4.5 If Tenant fails in two (2) consecutive months to make minimum guaranteed rental payments within five (5) business days after Tenant's receipt of Landlord's written notice that such minimum guaranteed rental is past due, Landlord, in order to reduce its administrative costs, may require, by giving written notice to Tenant (and in addition to any late charge or interest accruing pursuant to Section 4.4 above, as well as any other rights and remedies accruing pursuant to Article 22 or Article 23 below, or any other provision of this lease or at law), that minimum guaranteed rentals are to be paid thereafter by wire transfers initiated by Tenant to Landlord's account on or before the due date and that the delivery of Tenant's personal or corporate check will no longer constitute a payment of minimum guaranteed rental as provided in this lease. Any acceptance of a minimum guaranteed rental payment or

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of a personal or corporate check thereafter by Landlord shall not be construed as a subsequent waiver of said rights.

      4.6 Tenant shall pay when due any and all sales taxes levied, imposed or assessed by the United States of America, the State of California, or any political subdivision thereof or other taxing authority upon the minimum guaranteed rental, additional rent and all other sums payable hereunder.

                                   ARTICLE 5.
                              FINANCIAL STATEMENTS

      5.1 Tenant shall, within ten (10) business days of receipt of written request from Landlord from time to time (but not more frequently than semi-annually), furnish a true and accurate statement of its financial condition, certified by Tenant's Chief Financial Officer to be (i) true and correct in all material respects and (ii) prepared in accordance with generally accepted accounting principles, and in a form reasonably satisfactory to Landlord.

                                   ARTICLE 6.
                    TENANT'S RESPONSIBILITY FOR TAXES, OTHER
                   REAL ESTATE CHARGES AND INSURANCE EXPENSES

      6.1 Tenant shall be liable for all taxes levied against personal property and trade fixtures placed by Tenant in the Demised Premises which taxes shall be paid when due and before any delinquency. If any such taxes are levied against Landlord or Landlord's property and if Landlord elects to pay the same or if the assessed value of Landlord's property is increased by inclusion of personal property and trade fixtures placed by Tenant in the Demised Premises and Landlord elects to pay the taxes based on such increase, Tenant shall pay to Landlord upon demand that part of such taxes for which Tenant is primarily liable hereunder.

      6.2 Tenant shall also be liable for Tenant's Industrial Complex Proportionate Share of all "real estate charges" (as defined below) and "insurance expenses" (as defined below) incurred during the lease term related to the Industrial Complex or Landlord's ownership of the Industrial Complex. Tenant's obligations under this Section 6.2 shall be prorated during any partial year (i.e., the first year and the last year of the lease term). "Real estate charges" shall include ad valorem taxes and any other taxes on the Industrial Complex, general and special assessments, parking surcharges, any tax or charge for governmental services (such as street maintenance or fire protection) which are paid by Landlord and are attributable to the transfer or transaction directly or indirectly represented by this lease, by any sublease or assignment hereunder or by other leases in the Industrial Complex or by any document to which Tenant is a party creating or transferring (or reflecting the creation or transfer of) any interest or an estate in the Demised Premises and any tax or charge which replaces or is in addition to any of such above-described "real estate charges"; real estate charges shall also include any fees, expenses or costs (including attorneys' fees, expert fees and the like) incurred by Landlord in protesting or contesting any assessments levied or the tax rate but only to the extent that Landlord is successful in reducing any such taxes, assessments or charges. "Real estate charges" shall not be deemed to include sales tax payable by Tenant pursuant to Section 4.6 above, any franchise, estate, inheritance or general income tax, or any interest or penalties (except to the extent that such interest or penalties are caused by any late payment by Tenant). "Insurance expenses" shall include all premiums and other expenses incurred by Landlord for liability insurance and fire and extended coverage property insurance (plus whatever endorsements or special coverages which Landlord, in Landlord's sole but reasonable discretion, may consider appropriate), business interruption, and rent loss, earthquake and any other insurance policy which is carried by Landlord from time to time during the term of this lease insuring the Demised Premises, the Common Area, the Industrial Complex, or any improvements thereon.

      6.3 Landlord and Tenant shall attempt to obtain separate assessments for Tenant's obligations pursuant to Section 6.1 and, with respect to Section 6.2, for such of the "real estate charges" as are readily susceptible of separate assessment. To the extent of a separate assessment, Tenant agrees to pay such assessment before it becomes delinquent and to keep the Demised Premises free

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from any lien or attachment that may arise due to Tenant's acts or omissions;
moreover, as to all periods of time during the lease term, this covenant of Tenant shall survive the termination of the lease for a period of twelve (12) months. With regard to the calendar year during which the lease term expires, Landlord at its option either may bill Tenant when the charges become payable or may charge Tenant an estimate of Tenant's pro rata share of whichever charges have been paid directly by Tenant (based upon information available for the current year plus, if current year information is not adequate in itself, information relating to the immediately preceding year).

      6.4 At such time as Landlord has reason to believe that at some time within the immediately succeeding twelve (12) month period Tenant will owe Landlord any amounts pursuant to one or more of the preceding sections of this
Article 6, Landlord may direct by written notice to Tenant that Tenant prepay monthly a pro rata portion of the prospective future payment (i.e., the prospective future payment divided by the number of months before the prospective future payment will be due). Tenant agrees that any such prepayment directed by Landlord shall be due and payable monthly on the same day that minimum guaranteed rental is due.

      6.5 In the event that any payment due from Tenant to Landlord is not received for any reason whatsoever within five (5) business days after Tenant's receipt of Landlord's written notice that such payment is past due, or if any such payment is by check which is returned for insufficient funds, then in addition to the amount then due, Tenant shall pay to Landlord interest on the amount then due at the rate of one percent (1%) per annum over the then current prime rate published in the WALL STREET JOURNAL, such interest to accrue continuously on any unpaid balance until paid.

                                   ARTICLE 7.
                                   COMMON AREA

      7.1 The term "Common Area" is defined for all purposes of this lease as that part of the Industrial Complex intended for the common use of all tenants, including among other facilities (as such may be applicable to the Industrial Complex), parking areas, private streets and alleys, signs (including monument signs) landscaping, curbs, loading areas, perimeter walls, retaining walls, sidewalks, parkways, malls and promenades (enclosed or otherwise), lighting facilities, drinking fountains, meeting rooms, public toilets, and the like, but excluding (i) space in buildings (now or hereafter existing) designated for rental for commercial purposes, as the same may exist from time to time; (ii) streets and alleys maintained by a public authority; (iii) areas within the Industrial Complex which may from time to time not be owned by Landlord (unless subject to a cross-access agreement benefiting the area which includes the Demised Premises); and (iv) areas leased to a single-purpose user where access is restricted. In addition, although the roofs of the buildings in the Industrial Complex are not literally part of the Common Area, they will be deemed to be so included for purposes of (x) Landlord's ability to prescribe rules and regulations regarding same, and (y) their inclusion for purposes of common area maintenance reimbursements. Landlord reserves the right to change from time to time the dimensions and location of the Common Area, as well as the dimensions, identities, locations and types of any buildings, signs or other improvements in the Industrial Complex; provided, however, that any such changes shall not unreasonably interfere with Tenant's use of the Loading Docks or the Truck Court, materially diminish the size of the Phase II parking lot or materially alter the general traffic pattern for Phase II of the Industrial Complex.

      Notwithstanding anything to the contrary contained in this Lease, Landlord covenants that none of the parking lot configuration, traffic patterns (both vehicular and pedestrian), rights to egress, rights to ingress, Truck Court, curbs, driveways and walkways at the Building or in Phase II of the Industrial Complex shall be materially reconfigured, reconstructed, redirected, or altered without Tenant's prior written consent (not to be unreasonably withheld, delayed or conditioned). Landlord acknowledges that the covenants contained in this paragraph are among the material inducements to Tenant's entering into this lease, and that any material breach thereof by Landlord would be a material breach of this lease for which monetary damages would not be adequate. In recognition thereof, in the event of any such material breach, Tenant shall be entitled (after written notice to Landlord specifying the breach and if Landlord does not cure such breach within thirty (30) days thereafter, or such longer cure period as may be reasonable under the circumstances, provided that Landlord commences such cure within such thirty (30) day period and diligently prosecutes the same to completion), to all rights and remedies available to it at law or in equity (including, without limitation, obtaining injunctive relief forever restraining such breach by Landlord) and to recover from Landlord all of Tenant's reasonable costs, expenses, and attorneys' fees actually incurred in connection with enforcing the covenants of Landlord contained in this paragraph.

      7.2 Tenant, and its employees and customers, and when duly authorized pursuant to the provisions of this lease, its subtenants, licensees and concessionaires, shall have the nonexclusive right to use the Common Area (excluding roofs of buildings in the Industrial Complex) AS constituted from time to time, such use to be in common with Landlord, other tenants in the Industrial Complex and other persons permitted by Landlord to use the same, and subject to rights of governmental authorities, easements, other restrictions of record, and such reasonable rules and regulations governing use as Landlord may from time to time prescribe. For example, and without limiting the generality of Landlord's ability to establish rules and regulations governing all aspects of the Common Area, Tenant agrees as follows:

            (a) [Intentionally deleted.]

            (b) Tenant shall not solicit business within the Common Area nor take any action which would interfere with the rights of other persons to use the Common Area.

            (c) Landlord may temporarily close any part of the Common Area for such reasonable periods of time as may be necessary to make repairs or alterations or to prevent the public from obtaining prescriptive rights; provided, however, Landlord shall use commercially reasonable efforts to minimize interference with Tenant's operations at the Demised Premises, including Tenant's use of the Loading Docks and the Truck Court.

            (d) With regard to the roofs of the buildings in the Industrial Complex, use of the roofs is reserved to Landlord, or with regard to any tenant demonstrating to Landlord's satisfaction a need to use same, to such tenant after receiving prior written consent from Landlord.

      7.3 Landlord shall be responsible for the operation, management, repair, replacement and maintenance of the Common Area (including the roofs). Landlord shall keep the Common Area in good condition and repair and the expenditures therefor shall be in keeping with similar industrial centers within the same geographical area as the Industrial Complex. Landlord shall be the sole determinant of the type and amount of access control services to be provided, if any. Landlord shall not be liable to Tenant, and Tenant hereby waives any claim against Landlord for: (i) any unauthorized or criminal entry of third parties into the Demised Premises or Industrial Complex, (ii) any damage to persons or property, or (iii) any loss of property in and about the Demised Premises or Industrial Complex from any unauthorized or criminal acts of third parties, regardless of any action, inaction, failure, breakdown or insufficiency of access control services unless such claim arises from Landlord's gross negligence or willful misconduct.

      7.4 In addition to the rentals and other charges prescribed in this lease, Tenant shall pay to Landlord Tenant's applicable proportionate share (depending on whether the cost is applicable to the Building, Phase II or the entire Industrial Complex) of the cost of: (a) the operation and maintenance of the Common Area which may be incurred by Landlord in its discretion, including, among other costs, those for (i) lighting, (ii) painting, (iii) cleaning and trash removal, (iv) policing, (v) inspecting, (vi) repairing, replacing, and, if there is an enclosed mall or promenade in the Industrial Complex, heating and cooling, (vii) striping of parking lots, (viii) fire sprinkler detection systems including fire alarms, and (ix) exterior pest and rodent control; (b) capital expenditures and expenses incurred by Landlord to: (i) increase the operating efficiency of the Industrial Complex, (ii) to cause the Common Area to comply with applicable Regulations (as such term is defined in Section 27.1), but excluding any remediation, clean-up, monitoring or other requirements relating to compliance with any Environmental Law (as defined in Section 28.7 below) in connection with the environmental condition of the Industrial Complex as of the date of this lease, and (iii) improve, repair or replace the fire sprinkler and suppression and other life safety systems for the Common Area of the industrial Complex, it being agreed that the cost of such capital expenditures and installation shall be amortized over the reasonable life of the capital expenditure, with the reasonable life and amortization schedule being determined in accordance with generally accepted accounting principles consistently applied; (c) a reasonable market rate management fee (not to exceed four percent (4%) of the gross revenues of the Industrial Complex) for the management of the Industrial Complex; (d) the cost of any insurance for which Landlord is not reimbursed; (e) although the roofs of the buildings in the Industrial Complex are not literally part of the Common Area, the cost of roof maintenance, repair and replacement to the extent not specifically allocated to Tenant under this lease nor to another tenant pursuant to its lease; and (f) rideshare program costs. Landlord has the right to establish as a reserve, such amounts as Landlord deems reasonable for: (x) exterior building paint and caulking, and (y) the maintenance, repair and restoration of the roofs, parking, and heating and air conditioning systems (to the extent not exclusively serving the Demised Premises) of the Industrial Complex. With regard to capital expenditures other than the capital expenditures contemplated by Section 7.4(b) above, the original investment in capital improvements, i.e., upon the initial construction of the Industrial Complex, shall not be included, and improvements and replacements, to the extent capitalized on Landlord's records, shall be included only to the extent of a reasonable depreciation or amortization (including interest accruals commensurate with Landlord's interest costs). Landlord shall reasonably and appropriately allocate the costs described herein to: (aa) the Building, (bb) Phase II of the Industrial Complex, or (cc) the Industrial Complex, and the Tenant's proportionate share of each shall be as set forth in Section 1.1(q) above.

      7.5 If this lease should commence on a date other than the first day of a calendar year or terminate on a date other than the last day of a calendar year, for that portion of the calendar year that falls within the term of this lease, Tenant's monthly reimbursement obligations under Section 7.4 shall be prorated based upon Landlord's projected expenses for the entire calendar year. Landlord may direct by written notice to Tenant that tenant prepay monthly, in advance, a pro rata portion of the estimated annual cost of operation and maintenance of the Common Area. Tenant agrees that any such prepayment directed by Landlord shall be due and payable monthly on the same day that minimum guaranteed rental is due.

      7.6 In the event that any payment of additional rent due from Tenant to Landlord is not received for any reason whatsoever within five (5) business days after Tenant's receipt of Landlord's written notice that such payment is past due, or if any such payment is by check which is returned for insufficient funds, then, in addition to the amount then due, Tenant shall pay to Landlord interest on the amount then due at the rate of one percent (1%) per annum over the then current prime rate published in the WALL STREET JOURNAL, such interest to accrue continuously on any unpaid balance until paid. Any delay or failure of Landlord in delivering any estimate or statement described in Section 7.4 or in computing or billing Tenant's proportionate share of the foregoing costs shall not constitute a waiver of Landlord's right to require an increase in rent as provided herein or in any way impair the continuing obligations of Tenant under this Section.

      7.7 Within one hundred twenty (120) days after the end of each calendar year (or portion thereof) during the lease term, or as soon as reasonably practicable thereafter, Landlord shall provide to Tenant a statement ("Annual Statement") showing, in reasonable detail, the Common Area maintenance charges, real estate charges and insurance expenses actually incurred by Landlord for the preceding calendar year (or portion thereof) and the computation of Tenant's proportionate shares thereof. If an Annual Statement shows that the estimated Common Area maintenance charges, real estate charges and insurance expenses paid by Tenant during the preceding calendar year exceeded Tenant's proportionate shares of the actual expenses incurred by Landlord, Landlord shall apply a credit for such overpayment to the rental amounts next due from Tenant (or, in the case of the final reconciliation following the expiration or earlier termination of this lease, deliver a check for such overpayment to Tenant with the final Annual Statement). If an Annual Statement shows that Tenant's proportionate shares of the actual expenses incurred by Landlord exceeded the estimated expenses paid by Tenant during the preceding calendar year, Tenant shall pay the difference to Landlord within ten (10) days after receipt of such Annual Statement. This Section 7.7 shall survive the expiration or earlier termination of the lease.

      7.8 Within ninety (90) days after receipt of any Annual Statement by Tenant, if Tenant disputes any charge reflected therein, Tenant shall have the right, after reasonable notice to Landlord and at reasonable times during business hours, to inspect and review Landlord's books, records, invoices and other evidence of the charges reflected in the Annual Statement at Landlord's offices in San Francisco or at the Managing Agent's office. Tenant may not employ any outside auditor to review Landlord's books who works on a contingency fee basis. Tenant's failure to dispute the amount of any charge reflected in such Annual Statement within such ninety (90) day period shall constitute Tenant's approval of the Annual Statement. If after such inspection, Tenant still disputes any charge, Tenant shall so notify Landlord with specificity, providing reasonable supportive documentation therefor; if Landlord and Tenant cannot resolve the matter between them within thirty (30) days, then a determination as to the proper amount shall be made by an independent certified public accountant mutually selected by Landlord and Tenant. The fees of such accountant shall be paid by Tenant; provided that if the accountant determines that Tenant's proportionate share of Common Area maintenance charges, real estate charges and insurance expenses in the aggregate has been overstated by more than five percent (5%), then Landlord shall pay the fees and costs of the accountant. Any adjustment to the Common Area maintenance charges, real estate charges or insurance expenses resulting from Tenant's dispute of Landlord's statement (either determined by Landlord and Tenant mutually or by the accountant) shall be paid by Tenant or refunded by Landlord (as applicable) within ten (10) days after the adjustment is determined. No review of Landlord's books or records may be conducted by or for Tenant at any time that Tenant is in default of any of the terms of this lease. This Section 7.8 shall survive the expiration or termination of the lease term.

                                   ARTICLE 8.
                                  LOADING DOCKS

      8.1 The parties acknowledge that the Demised Premises include the loading docks (the "Loading Docks") and the truck court (the "Truck Court") shown on EXHIBIT A. Landlord shall install, as part of Landlord's work (as described in EXHIBIT B), an 8-foot high demising fence as shown on EXHIBIT A, subject to any necessary prior approval of the City of Los Angeles. Subject to the provisions of this lease, and such reasonable rules and regulations as may be promulgated by Landlord from time to time (provided that such rules and regulations shall not unreasonably interfere with Tenant's use of the Loading Docks, the Truck Court and the Demised Premises as permitted under this lease), Tenant, its employees, agents, contractors, licensees, guests and invitees, may use the Loading Docks and the Truck Court for loading and access to and from the Demised Premises for the permitted use set forth in Section 1.1(p) above. Tenant's use of the Loading Docks shall be at its sole risk, and Landlord shall not be liable for any injury to any person or property, or for any loss or damage to any vehicle or its contents resulting from theft, collision, vandalism or any other cause whatsoever. Tenant shall have the right to have tractors, trailers (loaded and unloaded) and personal vehicles of Tenant's employees parked at the Loading Docks and in the Truck Court overnight, but Tenant shall not store any ocean containers, storage containers or intermodal cargo containers on the ground anywhere in the Industrial Complex or stack such containers anywhere in the Industrial Complex in violation of the zoning requirements applicable to the Industrial Complex. Tenant's employees may park their personal vehicles in the Industrial Complex parking lot adjacent to the Demised Premises overnight provided that such vehicles are moved on a daily basis and are not stored or abandoned on the Industrial Complex property.

                                   ARTICLE 9.
                        USE AND CARE OF DEMISED PREMISES

      9.1 The Demised Premises shall be used and occupied by Tenant solely for the permitted use specified in Section 1.1(p) above and for no other purpose. Tenant, in its manner of use of the Demised Premises, shall fully comply with all applicable zoning laws and ordinances. Tenant, at its sole cost and expense, shall obtain and keep in effect during the term, all permits, licenses and other authorizations necessary to permit Tenant to use and occupy the Demised Premises for the permitted use. Without limiting the generality of the foregoing, and except as provided in Section 28.2 below, Tenant shall not use or store any gasoline or flammable or so called "Red Label" materials in or about the Demised Premises. All equipment used within the Demised Premises shall be subject to approval by

Landlord's insurance carriers (which approval shall not be unreasonably withheld, delayed or conditioned) and shall be Underwriters Laboratory or Factory Mutual approved for the uses intended, evidence of which shall be furnished to Landlord upon request. Tenant shall not operate any machinery or equipment in the Demised Premises which, in Landlord's reasonable opinion, taking into account Tenant's permitted uses of the Demised Premises, shall cause any excessive noise, vibration, damage or disturbance to the other tenants in the Industrial Complex.

      9.2 Tenant shall take good care of the Demised Premises, the Loading Docks and the Truck Court and keep the same free from waste at all times. Tenant shall not overload the floors in the Demised Premises, nor deface or injure the Demised Premises, the Loading Docks or the Truck Court. Tenant shall keep the Demised Premises, the Loading Docks and the Truck Court and all sidewalks, serviceways and loading areas adjacent to the Demised Premises neat, clean and free from dirt, rubbish, ice or snow at all times. Tenant shall store all trash and garbage within the Demised Premises or in a trash dumpster or similar container approved by Landlord as to type, location and screening; and Tenant shall arrange for the regular pickup of such trash and garbage at Tenant's expense (unless Landlord finds it necessary to furnish such a service, in which event Tenant shall be charged an equitable portion of the total of the charges to all tenants using the service). Receiving and delivery of goods and merchandise and removal of garbage and trash shall be made only in the manner and areas reasonably prescribed by Landlord. Tenant shall not operate an incinerator or burn trash or garbage within the Industrial Complex.

                                   ARTICLE 10.
                   MAINTENANCE AND REPAIR OF DEMISED PREMISES

      10.1 Landlord shall keep the foundation, the exterior walls (subject to reimbursement in accordance with Section 7.4 above, and further subject to any warrantied repairs, for which Tenant shall not be responsible) (except that Tenant shall be responsible for the repair, replacement and maintenance of plate glass; windows, doors and other exterior openings; window and door frames, molding, closure devices, locks and hardware; special store fronts; lighting, heating, air conditioning, plumbing and other electrical, mechanical and electromotive installation, equipment and fixtures; signs, placards, decorations or other advertising media of any type; and the painting or other treatment of the interior side of the exterior walls), skylights and roof (subject to reimbursement in accordance with Section 7.4 above, and further subject to any warrantied roof repairs, for which Tenant shall not be responsible) of the Demised Premises in good condition and repair. Landlord, however, shall not be required to make any repairs occasioned by the act or negligence of Tenant, its agents, contractors, employees, subtenants, invitees, customers, licensees and concessionaires (including, but not limited to, roof leaks resulting from Tenant's installation of air conditioning equipment or any other roof penetration or placement by Tenant); and the provisions of the previous sentence are expressly recognized to be subject to the provisions of Article 17 and
Article 18 of this lease. In the event that the Demised Premises should become in need of repairs required to be made by Landlord hereunder, Tenant shall give immediate written notice thereof to Landlord and Landlord shall have a reasonable time (not to exceed thirty (30) days unless such repairs cannot reasonably be completed within thirty (30) days in which case Landlord shall commence such repairs with such thirty (30) day period and thereafter diligently prosecute such repairs to completion) after receipt by Landlord of such written notice in which to make such repairs. Landlord shall not be liable to Tenant for any interruption of Tenant's business or inconvenience caused due to any work performed in the Demised Premises or in the Industrial Complex pursuant to Landlord's rights and obligations under the Lease, so long as the work is performed without gross negligence or willful misconduct and provided that Landlord shall use commercially reasonable efforts to minimize interference with Tenant's operations at the Demised Premises.

      10.2 Tenant shall keep the Demised Premises and the Loading Docks in good, clean and habitable condition and shall at its sole cost and expense keep the Demised Premises free of insects, rodents, vermin and other pests and make all needed repairs and replacements, including replacement of cracked or broken glass, except for repairs and replacements required to be made by Landlord under the provisions of Section 10.1, Article 17 and Article 18. Without limiting the coverage, of the previous sentence, it is understood that Tenant's responsibilities therein include the repair and replacement in accordance with all applicable Regulations (as defined in Section 27.1 below) of: (a) the non-structural portions of the floors and ceilings of the Demised Premises, (b) all heating, air conditioning and ventilating ("HVAC"), boilers, fire or unfired pressure vessels, standpipe and hose, lighting, plumbing and other electrical, mechanical and electromotive installation, equipment and fixtures, (c) all utility repairs in ducts, conduits, pipes and wiring, and (d) any sewer stoppage located in, under and above the Demised Premises, provided that the defect or other cause for repair or replacement is not the result of a defect in the original construction and build-out of the Demised Premises; provided, however, that as to the maintenance and repair of the HVAC equipment in the Demised Premises, Landlord shall have the option of contracting directly with an HVAC servicing company for all such work and charging Tenant for all reasonable costs thereof. If any repairs required to be made or commenced by Tenant hereunder are not made or commenced (and thereafter diligently prosecuted to completion) within ten
(10) days after written notice delivered to Tenant by Landlord, Landlord may at its option make such repairs without liability to Tenant for any loss or damage which may result to its stock or business by reason of such repairs and Tenant shall pay to Landlord upon demand, as additional rental hereunder, the cost of such repairs plus interest at the rate of one percent (1%) per annum over the then current prime rate published in the WALL STREET JOURNAL, such interest to accrue continuously from the date of payment by Landlord until repayment by Tenant. On the Expiration Date, Tenant shall surrender the Demised Premises in good condition, excepting reasonable wear and tear and losses required to be restored by Landlord in Section 10.1, Article 17 and Article 18 of this lease.

      10.3 Tenant waives the right to make repairs at Landlord's expense under Sections 1941 and 1942 of the California Civil Code and all other laws now or hereafter in effect.

                                   ARTICLE 11.
                                   ALTERATIONS

      11.1 Other than Landlord's Work and Tenant's Work (as defined in EXHIBIT B attached hereto), Tenant shall not make any alterations, additions or improvements to the Demised Premises (collectively, the "Alterations") without the prior written consent of Landlord, except for the installation of unattached, movable trade fixtures which may be installed without drilling, cutting or otherwise defacing the Demised Premises. Tenant shall furnish complete plans and specifications to Landlord at the time it requests Landlord's consent to any Alterations if the desired Alterations (i) will affect the Industrial Complex's mechanical, electrical, plumbing or life safety systems or services, or (ii) will affect any structural component of the Demised Premises or the Industrial Complex, or (iii) will require the filing of plans and specifications with any governmental or quasi-governmental agency or authority, or (iv) will cost in excess of Twenty-Five Thousand Dollars ($25,000.00). Subsequent to obtaining Landlord's consent and prior to commencement of the Alterations, Tenant shall deliver to Landlord any building permit required by applicable law and a copy of the executed construction contract(s). Tenant shall reimburse Landlord within ten (10) days after the rendition of a bill for all of Landlord's reasonable actual out-of-pocket costs (up to a maximum of five percent (5%) of the cost of such Alterations) incurred in connection with any Alterations, including, without limitation, all management, engineering, outside consulting, and construction fees incurred by or on behalf of Landlord for the review and approval of Tenant's plans and specifications and for the monitoring of construction of the Alterations. If Landlord consents to the making of any Alterations, such Alterations shall be made by Tenant at Tenant's sole cost and expense by a contractor approved in writing in advance by Landlord. Tenant shall give Landlord not less than ten (10) days advance written notice of the commencement of Tenant's Alterations to enable Landlord to post and record notices of nonresponsibility. Tenant shall require its contractor to maintain insurance in such amounts and in such form as Landlord may reasonably require. Any construction, alteration, replacement, installation or removal undertaken by Tenant in connection with the Demised Premises shall, if required under this lease, be completed in accordance with plans and specifications which, if required under this lease, must be approved by Landlord, shall be carried out in a good, workmanlike and prompt manner and in accordance with the provisions of EXHIBIT C attached hereto, shall comply with all applicable Regulations of the authorities having jurisdiction thereof, and shall be subject to supervision by Landlord or its employees, agents or contractors. Without limiting the generality of the immediately preceding sentence, any installation or replacement of Tenant's HVAC equipment must be effected strictly in accordance with Landlord's instructions, the Clean Air Act and all other applicable Regulations. Without Landlord's prior written consent, Tenant shall not use any portion of the Common Areas either within or without the

Industrial Complex in connection with the making of any Alterations. If the Alterations which Tenant causes to be constructed result in Landlord being required to make any alterations and/or improvements to other portions of the Industrial Complex in order to comply with any applicable Regulations, then Tenant shall reimburse Landlord upon demand for all costs and expenses incurred by Landlord in making such alterations and/or improvements. Any Alterations made by Tenant shall become the property of Landlord upon installation and shall remain on and be surrendered with the Demised Premises upon the expiration or sooner termination of this lease, except Tenant shall upon demand by Landlord, at Tenant's sole cost and expense, forthwith and with all due diligence remove all or any portion of any Alterations made by Tenant which are designated by Landlord to be removed and repair and restore the Demised Premises in a good and workmanlike manner to their original condition, reasonable wear and tear excepted.

      11.2 All Alteration work done by or for Tenant within the Demised Premises shall be performed in a good and workmanlike manner with new materials of first-class quality, lien-free and in compliance with all governmental requirements and Regulations, and in such manner as to cause a minimum of interference with other construction in progress and with the transaction of business in the Industrial Complex. Tenant agrees to indemnify Landlord and hold Landlord harmless against any loss, liability or damage resulting from such work (other than Landlord's Work and Tenant's Work), and Tenant shall, if requested by Landlord, furnish a bond or other security satisfactory to Landlord against any such loss, liability or damage.

      11.3 In the event Tenant uses a general contractor to perform construction work other than Landlord's Work or Tenant's Work (as defined in EXHIBIT B attached hereto) within the Demised Premises, Tenant shall, prior to the commencement of such work, require said general contractor to execute and deliver to Landlord a waiver and release of any and all claims against Landlord and liens against the Industrial Complex to which such contractor might at any time be entitled and to execute and record a Bond to Pay Claims (the "Bond") and shall deliver a copy of the recorded Bond to Landlord. The delivery of the waiver and release of lien and the Bond within the time period set forth above shall be a condition precedent to Tenant's ability to enter on and begin its construction work at the Demised Premises and, if applicable, to any reimbursement from Landlord for its construction work.

      11.4 Except as provided in EXHIBIT B attached hereto, nothing contained in this lease shall be construed as constituting the consent or request of Landlord, express or implied, to or for the performance by any contractor, laborer, materialman or vendor of any labor or services or for the furnishing of any materials for any construction, alteration, addition, repair or demolition of or to the Demised Premises or any part thereof. All materialmen, contractors, artisans, mechanics, laborers and any other persons now or hereafter furnishing any labor, services, materials, supplies or equipment to Tenant with respect to any portion of the Demised Premises are hereby charged with notice that they must look exclusively to Tenant to obtain payment for same. Tenant and any subtenants shall have no power to do any act or make any contract which may create or be the foundation of any lien, mortgage or other encumbrance upon the reversionary or other estate of Landlord, or any interest of Landlord in the Demised Premises. NOTICE IS HEREBY GIVEN THAT LANDLORD IS NOT AND SHALL NOT BE LIABLE FOR ANY LABOR, SERVICES OR MATERIALS FURNISHED OR TO BE FURNISHED TO TENANT OR TO ANYONE HOLDING THE DEMISED PREMISES OR ANY PART THEREOF, AND THAT NO MECHANICS' OR OTHER LIENS FOR ANY SUCH LABOR, SERVICES OR MATERIALS SHALL ATTACH TO OR AFFECT THE INTEREST OF LANDLORD IN AND TO THE DEMISED PREMISES.

      11.5 In the event that Landlord elects to remodel all or any portion of the Industrial Complex, Tenant will reasonably cooperate with such remodeling, including Tenant's tolerating temporary inconveniences (and even the temporary removal of Tenant's signs in order to facilitate such remodeling, as it may relate to the exterior of the Demised Premises), subject in all events to the provisions set forth in the second paragraph of Section 7.1 above. Promptly upon the completion of any such remodeling, Landlord, at its sole cost and expense (and not subject to reimbursement), shall restore any damage to the Demised Premises, the Loading Docks and the Truck Court caused by such remodeling and shall replace any of Tenant's signs removed in order to facilitate such remodeling.

                                   ARTICLE 12.
                           LANDLORD'S RIGHT OF ACCESS

      12.1 Landlord and Landlord's agents and representatives shall have the right to enter the Demised Premises at any time in case of an emergency, and during business hours after reasonable prior oral or written notice to Tenant for any purpose permitted pursuant to the terms of this lease, including, but not limited to, examining the Demised Premises; making such repairs or alterations therein as may be necessary or appropriate in Landlord's reasonable judgment for the safety and preservation thereof; erecting, installing, maintaining, repairing or replacing wires, cables, conduits, vents, ducts, risers, pipes, HVAC equipment or plumbing equipment running in, to or through the Demised Premises; showing the Demised Premises to the Mortgagee (as defined in Section 20.1 below), prospective purchasers or prospective mortgagees and, during the last year of this lease, prospective tenants; and posting notices of nonresponsibility.

      12.2 Tenant shall give Landlord a key for all of the doors for the Demised Premises, excluding Tenant's vaults, safes and files. Landlord shall have the right to use any and all means to open the doors to the Demised Premises in an emergency in order to obtain entry thereto without liability to Tenant therefore (except for Landlord's gross negligence and willful misconduct).

      12.3 No entry to the Demised Premises by Landlord as permitted under
Section 12.1 or 12.2 above shall be construed or deemed to be a forcible or unlawful entry into or a detainer of the Demised Premises, or an eviction, partial eviction or constructive eviction of Tenant from the Demised Premises or any portion thereof, and no such entry shall relieve Tenant of its obligations hereunder.

                                   ARTICLE 13.
                               SIGNS; STORE FRONTS

      13.1 Tenant shall not place or permit to be placed any signs upon (i) the roof of the Demised Premises, or (ii) the Common Areas or any exterior area of the Industrial Complex without Landlord's prior written approval which approval shall not be unreasonably withheld, delayed or conditioned; provided, however, that any proposed sign shall be placed only on the exterior walls of the Demised Premises and shall have been previously approved by the applicable City of Los Angeles governmental entity. Upon request of Landlord, Tenant shall immediately remove any sign, advertising material or lettering which Tenant has placed or permitted to be placed upon the exterior or interior surface of any door or window or at any point inside the Demised Premises, on the exterior of the Industrial Complex if required in connection with any cleaning, maintenance or repairs to the Industrial Complex or which, in Landlord's reasonable opinion, is of such a nature as to not be in keeping with the standards of the Industrial Complex and if Tenant fails to do so, Landlord may without liability remove the same at Tenant's expense. Tenant shall comply with such reasonable regulations as may from time to time be promulgated by Landlord governing signs, advertising material or lettering of all tenants in the Industrial Complex.

                                   ARTICLE 14.
                                    UTILITIES

      14.1 Tenant shall obtain all water, electricity, sewerage, gas, telephone and other utilities directly from the public utility company furnishing same. Any meters required in connection therewith shall be installed as part of Landlord's Work (as defined in EXHIBIT B). As of the Commencement Date, the Demised Premises shall be separately metered. Tenant shall pay all utility deposits and fees, and all monthly service charges for water, electricity, sewage, gas, telephone and any other utility services furnished to the Demised Premises during the term of this lease. If for any reason the use of any utility is measured on a meter(s) indicating the usage of Tenant and other tenants of the Industrial Complex, Tenant and such other tenants shall allocate the cost of such utility amongst themselves and shall each be responsible for the payment of its allocable share. As part of Landlord's Work, Landlord shall furnish and install all piping, feeders, risers and other connections necessary to bring utilities to the perimeter walls of the Demised Premises. Anything to the contrary notwithstanding, Tenant shall remain obligated for the payment of Tenant's pro rata share of any heating costs and/or other utilities or services furnished to the Common Areas pursuant to Section 7.4.

      14.2 [Intentionally deleted.]

      14.3 Landlord shall not be liable for any interruption whatsoever, nor shall Tenant be entitled to an abatement or reduction of rent on account thereof, in utility services not furnished by Landlord, nor for interruptions in utility services furnished by Landlord which are due to fire, accident, strike, acts of God or other causes beyond the control of Landlord or which are necessary or useful in connection with making any alterations, repairs or improvements.

      14.4 Tenant shall not install any equipment which exceeds or overloads the capacity of the utility facilities serving the Demised Premises.

                                   ARTICLE 15.
                               INSURANCE COVERAGES

      15.1 Landlord shall procure and maintain throughout the term of this lease a policy or policies of insurance, at its sole cost and expense (but subject to Article 6 above), causing the Industrial Complex to be insured under standard fire and extended coverage insurance (excluding hurricane and storm insurance unless readily obtainable at commercially reasonable rates) and liability insurance (plus whatever endorsements or special coverages Landlord, in its sole discretion, may consider appropriate), to the extent necessary to comply with Landlord's obligations pursuant to other provisions of this lease. All payments for losses thereunder shall be made solely to Landlord. If the annual premiums charged to Landlord shall exceed the standard rates because Tenant conducts operations in the Demised Premises other than as permitted under this lease, the contents of the Demised Premises, or improvements made to the Demised Premises beyond standard improvements result in extra-hazardous exposure, Tenant shall pay the excess amount of the premium upon demand therefor by Landlord.

      15.2 Tenant shall procure and maintain throughout the term of this lease, at its sole cost and expense, all of the following insurance coverages:

            (a) Commercial General Liability Insurance providing coverage for bodily injury (including death) and property damage insurance. This policy shall contain a broad form contractual liability endorsement under which the insurer agrees to insure Tenant's obligations under Section 16.2 and
      Article 21 hereof. Such insurance shall have a combined single limit of not less than Five Million Dollars ($5,000,000) per occurrence, or such greater amount as Landlord may from time to time require. If Tenant uses vehicles, owned and non-owned, in any way to carry out business on or about the Industrial Complex, Tenant shall also maintain Motor Vehicle Liability Insurance; such insurance shall have a combined single limit of not less than One Million Dollars ($1,000,000) for bodily injury and property damage. The foregoing insurance limits may be satisfied by a combination of primary and excess insurance carried by Tenant.

            (b) "All Risk" coverage insurance covering Tenant's personal property, fixtures, improvements, wall coverings, floor coverings, window coverings, signs, alterations, furniture, furnishings, equipment, lighting, ceilings, HVAC equipment and interior plumbing against loss or damage by fire, flood, windstorms, hail, explosion, riot, damage from aircraft and vehicles, smoke damage, vandalism and malicious mischief and such other risks as are from time to time covered under "extended coverage" endorsements and special extended coverage endorsements commonly known as "all risks" endorsements, containing the waiver of subrogation required in Section 16.3 of this lease and in an amount equal to the greater of the full replacement value or the amount required by the holder of any mortgage from time to time placed upon the Industrial Complex or a portion of the Industrial Complex containing the Demised Premises, with business interruption insurance covering the Demised Premises.

            (c) State Worker's Compensation Insurance in the statutority mandated limits.

            (d) Employer's Liability Insurance with limits of not less than One Hundred Thousand Dollars ($100,000) for bodily injury per accident and each disease, per employee, and a total combined limit for bodily injury in amounts not less than One Hundred Thousand ($100,000) per accident and Five Hundred Thousand ($500,000) per each disease, or such greater amount as Landlord may from time to time require.

            (e) Plate Glass Insurance.

It is expressly understood and agreed that the foregoing minimum limits of insurance coverage shall not limit the liability of Tenant for its acts or omissions as provided in this lease. All of the foregoing insurance policies (with the exception of Worker's Compensation Insurance to the extent not available under applicable law) shall name Landlord, SSR Realty Advisors, Inc., the Managing Agent identified in Section 1.1(g), any mortgagee, the managing agent for the Industrial Complex, and such other parties as Landlord shall from time to time designate, as additional insureds as their respective interests may appear, through an ISO Additional Insured Endorsement CG20261185 or equivalent, and shall provide that any loss shall be payable to Landlord and such other additional insured parties as their respective interests may appear. All insurance required hereunder shall be placed with companies which are rated A:VII or better by Best's Insurance Guide (or such other comparable publication if Best's is no longer published) and which are licensed to do business in the State of California. All such policies shall be written as primary policies with deductibles not to exceed Ten Thousand Dollars ($10,000); provided, however, that the deductible for the Plate Glass Insurance shall not exceed One Thousand Dollars ($1,000) and provided further, that such deductible limits shall not apply so long as Tenant is the tenant originally named in this lease and so long as FMI, Inc., the guarantor of this lease, maintains a minimum net worth of not less than Four Million Dollars ($4,000,000). Any other policies, including Landlord's policy, will serve as excess coverage. Tenant shall deliver duplicate original copies of all such policies and all endorsements thereto (or certificates evidencing that the required insurance coverages and endorsements, including waiver of subrogation, are in full force and effect) to Landlord, prior to the Commencement Date, or, in the case of renewals thereto, fifteen
(15) days prior to the expiration of the prior insurance policy, together with evidence that (1) such policies are fully paid for, and (2) no cancellation, material change or non-renewal thereof shall be effective except upon thirty
(30) days' prior written notice by registered mail from the insurer to Landlord, as well as to Landlord's Managing Agent (at 1125 West 190th Street, Gardena, California 90248, or at such other address as Landlord shall so notify Tenant from time to time) and the Mortgagee (as defined in Section 20.1) of whom Tenant has received written notice. Whenever, in Landlord's reasonable judgment, good business practice or change in conditions indicate a need for additional or different types of insurance, Tenant shall, within thirty (30) days of receipt of Landlord's request therefor, obtain the insurance at its own expense. If Tenant should fail to comply with the foregoing requirements relating to insurance, Landlord may obtain such insurance and Tenant shall pay to Landlord on demand as additional rental hereunder the premium cost thereof plus interest at the rate of one percent (1%) per annum over the then current prime rate published in the WALL STREET JOURNAL from the date of payment by Landlord until repaid by Tenant.

      15.3 In addition to the foregoing, Tenant shall obtain certificates of insurance evidencing Commercial General Liability Insurance, including Completed Operations, Motor Vehicle Liability Insurance, Worker's Compensation Insurance and Employer's Liability Insurance in the amounts required above from any contractor or subcontractor engaged by Tenant for repairs or maintenance during the lease term, and such liability insurance shall name Landlord, SSR Realty Advisors, Inc., any mortgagee, the Managing Agent for the Industrial Complex, and such other parties as Landlord shall from time to time designate, as additional insureds as their respective interests may appear, through an ISO Additional Insured Endorsement CG20261185 or equivalent, and shall provide that any loss shall be payable to Landlord and such other additional insured parties as their respective interests may appear.

                                   ARTICLE 16.
               WAIVER OF LIABILITY; MUTUAL WAIVER OF SUBROGATION

      16.1 Excluding and excepting liability for the environmental condition of the Industrial Complex as of the date of this lease and any remediation and monitoring obligations related thereto, Landlord and Landlord's agents and employees shall not be liable to Tenant, nor to Tenant's employees, agents, contractors, subcontractors, invitees, subtenants or licensees, nor to any other person whomsoever, for any injury to person or damage to property caused by the Demised Premises or other portions of the Industrial Complex becoming out of repair or by defect or failure of any structural element of the Demised Premises or of any equipment, pipes or wiring, or broken glass, or by the backing up of drains, or by gas, water, steam, electricity, or oil leaking, escaping or flowing into the Demised Premises (except where due to Landlord's gross negligence or willful failure to make repairs required to be made by Landlord hereunder, after the expiration of a reasonable time after written notice to Landlord of the need for such repairs), nor shall Landlord be liable to Tenant, nor to Tenant's employees, agents, contractors, subcontractors, invitees, subtenants or licensees, nor to any other person whomsoever, for any loss or damage that may be occasioned by or through the acts or omissions of other tenants of the Industrial Complex or of any other persons whomsoever, excepting only duly authorized employees and agents of Landlord. Landlord shall not be held responsible in any way on account of any construction, repair or reconstruction (including widening) of any private or public roadways, walkways or utility lines.

      16.2 Landlord shall not be liable to Tenant or to Tenant's employees, agents, contractors, subcontractors, invitees, subtenants or licensees, or to any other person whomsoever, for any injury to person or damage to property on or about the Demised Premises or the Common Area caused by the negligence or misconduct of Tenant, its employees, agents, contractors, subcontractors, invitees, subtenants or licensees, or of any other person entering the Industrial Complex under express or implied invitation of Tenant (with the exception of invitees in the Common Area), or arising out of the use of the Demised Premises by Tenant and the conduct of its business therein, or arising out of any breach or default by Tenant in the performance of its obligations under this lease; and Tenant hereby agrees to indemnify, defend and hold Landlord harmless from any loss, expense or claims arising out of such damage or injury. Furthermore, excluding and excepting liability for the environmental condition of the Industrial Complex as of the date of this lease and any remediation and monitoring obligations related thereto, Tenant agrees to indemnify, defend and hold Landlord harmless from and against any and all liability, claims, demands, causes of action of any kind and nature arising or growing out of or in any way connected with Tenant's use, occupancy, management or control of the Demised Premises and Tenant's operations or activities in the Industrial Complex. Upon notice from Landlord, Tenant shall defend any such claim, demand, cause of action or suit referenced hereinabove at Tenant's expense by counsel reasonably satisfactory to Landlord.

      16.3 Landlord and Tenant each hereby release the other from any and all liability or responsibility to the other, or to any other party claiming through or under them by way of subrogation or otherwise, for any loss or damage to property caused by a casualty which is insurable under standard fire and extended coverage insurance; provided, however, that this mutual waiver shall be applicable only with respect to a loss or damage occurring during the time when property insurance policies, which are readily available in the marketplace, contain a clause or permit an endorsement to the effect that any such release shall not adversely affect or impair the policy or the right of the insured party to receive proceeds under the policy; provided, further, that this release shall not be applicable to the portion of any damage which is not reimbursed by the damaged party's insurer because of the "deductible" in the damaged party's insurance coverage. The release specified in this Section 16.3 is cumulative with any releases or exculpations which may be contained in other provisions of this lease. Landlord and Tenant agree that all policies of insurance obtained by them pursuant to the terms of this lease shall contain provisions or endorsements thereto waiving the insurer's rights of subrogation with respect to claims against the other, and, unless the policies permit waiver of subrogation without notice to the insurer, each shall immediately notify its insurance companies of the existence of the waiver and indemnity provisions set forth in this lease. The provisions of this Article 16 shall survive the expiration or sooner termination of this lease.

                                   ARTICLE 17.
                              DAMAGES BY CASUALTY

      17.1 Tenant shall give prompt written notice to Landlord of any material damage caused to the Demised Premises by fire or other casualty.

      17.2 In the event that the Demised Premises shall be damaged or destroyed by fire or other casualty insurable under standard fire and extended coverage insurance and Landlord does not elect to terminate this lease as hereinafter provided, Landlord shall proceed with reasonable diligence and at its sole cost and expense to rebuild and repair the Demised Premises. In the event (a) the building in which the Demised Premises are located is destroyed or substantially damaged by a casualty not covered by Landlord's insurance, or (b) such building is destroyed or rendered untenantable to an extent in excess of fifty percent (50%) of the first floor area by a casualty covered by Landlord's insurance, or
(c) the holder of a mortgage, deed of trust or other lien on such building at the time of the casualty elects, pursuant to such mortgage, deed of trust or other lien, to require the use of all or part of Landlord's insurance proceeds in satisfaction of all or part of the indebtedness secured by the mortgage, deed of trust or other lien, or (d) the Demised Premises shall be damaged to the extent of fifty percent (50%) or more of the cost of replacement, then Landlord may elect either to terminate this lease or to proceed to rebuild and repair the Demised Premises. Landlord shall give written notice to Tenant of such election within sixty (60) days after the occurrence of such casualty and, if it elects to rebuild and repair, shall proceed to do so with reasonable diligence and at its sole cost and expense. In the event that Landlord should fail to complete such repairs and material restoration within two hundred and forty (240) days following the date of such casualty, Tenant may elect to terminate this lease by written notice to Landlord ("Tenant's Termination Notice"), such termination to be effective thirty (30) days after Landlord's receipt of such notice; provided, however, that if within ten (10) days of Landlord's receipt of Tenant's Termination Notice, Landlord shall notify Tenant that it estimates that such repairs and material restoration can be completed within thirty (30) days after the original date estimated by Landlord, then Tenant's Termination Notice shall be void and of no further force and effect. If, however, Landlord does not complete such repairs and material restoration within such thirty (30) day period, Tenant may at its option and as its sole remedy for such delay terminate this lease by delivering written notice to Landlord, within ten (10) days after the expiration of said period of time, whereupon the lease shall end on the date of such notice or such later date fixed in such notice as if the date of such notice was the date originally fixed in this lease for the expiration of the term.

      17.3 Landlord's obligation to rebuild and repair under this Article 17 shall in any event be limited to restoring one of the following (as may be applicable): (a) if this lease does not include an attached exhibit describing Landlord's initial construction responsibility ("Landlord's Work"), restoring the Demised Premises to substantially the condition in which the same existed prior to such casualty, exclusive of any alterations, additions, improvements, fixtures and equipment installed by Tenant; or (b) restoring Landlord's Work, as described in the applicable exhibit attached to this lease (if such an exhibit is attached), to substantially the same condition in which the same existed prior to the casualty. Tenant agrees that promptly after completion of such work by Landlord, Tenant will proceed with reasonable diligence and at Tenant's sole cost and expense to restore, repair and replace all alterations, additions, improvements, fixtures, signs and equipment installed by Tenant, and, if an exhibit describing Tenant's Work is attached hereto, all items of Tenant's Work as described in such exhibit.

      17.4 Tenant agrees that during any period of reconstruction or repair of the Demised Premises, it will continue the operation of its business within the Demised Premises to the extent practicable. During the period from the occurrence of the casualty until Landlord's repairs are completed, the minimum guaranteed rental shall be reduced to such extent as may be fair and reasonable under the circumstances; however, there shall be no abatement of the charges provided for herein unless, and then only to the extent, such charges are covered by Landlord's loss of rent insurance coverage.

      17.5 Tenant hereby waives the provisions of California Civil Code Sections 1932(2) and 1933(4) and the provisions of any successor or other law of like import.

                                   ARTICLE 18.
                                 EMINENT DOMAIN

      18.1 If more than thirty percent (30%) of the floor area of the Demised Premises should be taken for any public or quasi-public use under any governmental law, ordinance or regulation or by right of eminent domain or by private purchase in lieu thereof, this lease shall terminate and the rent shall be abated during the unexpired portion of this lease, effective on the date physical possession is taken by the condemning authority.

      18.2 If less than thirty percent (30%) of the floor area of the Demised Premises should be taken as aforesaid, this lease shall not terminate; however, the minimum guaranteed rental payable hereunder and Tenant's proportionate share of the Building, Phase II and the Industrial Complex (as defined in Section 1.1(q)) during the unexpired portion of this lease shall be reduced in proportion to the area taken, effective on the date physical possession is taken by the condemning authority. Following such partial taking, Landlord, at its sole cost and expense, shall make all necessary repairs or alterations to the remaining premises or, if an exhibit describing Landlord's Work is attached to this lease, all necessary repairs within the scope of Landlord's Work as described in such exhibit, as the case may be, required to make the remaining portions of the Demised Premises an architectural whole, but in no event shall Landlord be required to expend an amount greater than the award actually received by Landlord in connection with such taking.

      18.3 If any part of the Common Area should be taken as aforesaid, this lease shall not terminate, nor shall the rent payable hereunder be reduced, except that either Landlord or Tenant may terminate this lease if: (i) the area of the Common Area remaining following such taking shall be less than seventy percent (70%) of the area of the Common Area immediately prior to the taking,
(ii) more than thirty percent (30%) of the Loading Docks become unavailable for Tenant's use as a result of such taking, or (iii) the area of the Truck Court remaining following such taking shall be less than seventy percent (70%) of the area of the Truck Court immediately prior to the taking. Any election to terminate this lease in accordance with this provision shall be evidenced by written notice of termination delivered to the other party within thirty (30) days after the date physical possession is taken by the condemning authority.

      18.4 All compensation awarded for any taking (or the proceeds of private sale in lieu thereof) of the Demised Premises or Common Area shall be the property of Landlord, and Tenant hereby assigns its interest in any such award to Landlord; provided, however, Landlord shall have no interest in any award made to Tenant for Tenant's moving and relocation expenses or for the loss of Tenant's fixtures and other tangible personal property if a separate award for such items is made to Tenant as long as such separate award does not reduce the amount of the award that would otherwise be awarded to Landlord.

      18.5 The rights contained in this Article 18 shall be Tenant's sole and exclusive remedy in the event of a taking or condemnation. Each party waives the provisions of Sections 1265.130 and 1265.150 of the California Code of Civil Procedure and the provisions of any successor or other law of like import.

      18.6 Notwithstanding anything to the contrary, Landlord may terminate this lease with no further liability to Tenant if (i) fifty percent (50%) or more of the gross leasable area of the Industrial Complex is taken or (ii) if following any taking, Landlord's mortgagee elects to require Landlord to apply all or a portion of such award to the outstanding indebtedness.

                                   ARTICLE 19.
                           ASSIGNMENT AND SUBLETTING

      19.1 Tenant shall not assign or in any manner transfer this lease or any estate or interest therein, or sublet the Demised Premises or any part thereof, or grant any license, concession or other right of occupancy of any portion of the Demised Premises without the prior written consent of Landlord (except as provided in Section 19.9 below). Landlord agrees that it will not delay, condition nor withhold consent in a wholly unreasonable and arbitrary manner (as further explained in Section 29.4 of this lease); however, in determining whether or not to grant its consent, Landlord shall be entitled to take into consideration factors such as the business reputation and net worth of the proposed transferee. Tenant further acknowledges that Landlord may be required to obtain its Mortgagee's consent to any requested assignment or sublease. Further, Landlord shall not be required to consent to any assignment or sublease that would result in a violation of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Any purported assignment or sublease that would result in a violation of ERISA shall be void and of no effect. Landlord shall be entitled to charge Tenant a reasonable fee (not to exceed One Thousand Dollars ($1,000.00)) for processing Tenant's request. Consent by Landlord to one or more assignments or sublettings shall not operate as a waiver of Landlord's rights as to any subsequent assignments and sublettings. In all events, Landlord can refuse to consent to an assignment or sublease if there shall exist any uncured default of Tenant or a matter which will become a default with the passage of time, provided that Landlord has given Tenant written notice of such default or matter, but only to the extent such notice is required of Landlord under Article 22 of this lease.

      19.2 Subject to Section 19.9 below, if Tenant is a corporation, partnership or other entity and if at any time during the term of this lease the person or persons who own a majority of either the outstanding voting rights or the outstanding ownership interests of Tenant at the time of the execution of this lease cease to own a majority of such voting rights or ownership interests (except as a result of transfers by devise or descent), the loss of a majority of such voting rights or ownership interests shall be deemed an assignment of this lease by Tenant and, therefore, subject in all respects to the provisions of Section 19.1 above. The previous sentence shall not apply, however, if at the time of the execution of this lease, Tenant is a corporation and the outstanding voting shares of capital stock of Tenant are listed on a recognized security exchange or over-the-counter market.

      19.3 Notwithstanding anything to the contrary contained herein, and without prejudice to Landlord's right to require a written assumption from each assignee, any person or entity to whom this lease is assigned including, without limitation, assignees pursuant to the provisions of the Bankruptcy Code, 11 U.S.C. Paragraph 101, ET SEQ. (the "Bankruptcy Code"), shall automatically be deemed, by acceptance of such assignment or sublease or by taking actual or constructive possession of the Demised Premises, to have assumed all obligations of Tenant arising under this lease effective as of the earlier of the date of such assignment or sublease or the date on which the assignee or sublessee obtains possession of the Demised Premises. In the event this lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, any and all monies or other consideration payable or otherwise to be delivered in connection with such assignment shall be paid or delivered to Landlord and shall remain the exclusive property of Landlord and not constitute the property of Tenant or Tenant's estate within the meaning of the Bankruptcy Code. All such money or other consideration not paid or delivered to Landlord shall be held in trust for the benefit of Landlord and shall be promptly paid or delivered to Landlord.

      19.4 Notwithstanding any assignment or subletting, unless Landlord exercises its recapture rights under Section 19.7 below, Tenant and any guarantor of Tenant's obligations under this lease shall at all times remain fully responsible and liable for the payment of the rent herein specified and for compliance with all of its other obligations under this lease (even if future assignments and sublettings occur subsequent to the assignment or subletting by Tenant, and regardless of whether or not Tenant's approval has been obtained for such future assignments and sublettings). Moreover, in the event that the rental due and payable by a sublessee other than an Affiliate (as defined in Section 19.9 below) (or a combination of the rental payable under such sublease plus any bonus or other consideration therefor or incident thereto) exceeds the rental payable under this lease, or if with respect to a permitted assignment, permitted license or other transfer by Tenant permitted by Landlord, the consideration payable to Tenant by the assignee, licensee or other transferee exceeds the rental payable under this lease, then Tenant shall be bound and obligated to pay Landlord fifty percent (50%) of such excess rental and other excess consideration within ten (10) days following receipt thereof by Tenant from such sublessee, assignee, licensee or other transferee, as the case may be. Notwithstanding the preceding sentence, Tenant may first deduct from such excess rental, on an amortized basis over the term of the sublease or assignment, any brokerage commission (not to exceed commissions typically paid in the market at the time of such subletting or assignment), any tenant improvement allowance or construction costs (not to exceed the amount of allowance or costs typically paid in the market at the time of such subletting or assignment) and any reasonable attorneys' fees and costs incurred by Tenant in connection with such subletting or assignment. In addition, in the event of an assignment or subletting, it is understood and agreed that all rentals paid to Tenant by an assignee or sublessee shall be received by Tenant in trust for Landlord, to be forwarded immediately to Landlord without offset or reduction of any kind; and upon election by Landlord such rentals shall be paid directly to Landlord as specified in Section 4.2 of this lease (to be applied as a credit and offset to Tenant's rental obligation). Finally, each sublease agreement shall provide that if this lease is terminated Landlord, at Landlord's election, may succeed to Tenant's interest in the sublease, and the subtenant shall, upon request of Landlord, attorn to and recognize Landlord as the sublandlord under the sublease and will pay directly to Landlord all rents and other amounts payable by subtenant under the sublease, in accordance with the applicable terms of the sublease.

      19.5 Tenant shall not mortgage, pledge or otherwise encumber its interest in this lease or in the Demised Premises.

      19.6 In the event of the transfer and assignment by Landlord of its interest in this lease and in the building containing the Demised Premises to a person expressly assuming Landlord's obligations under this lease, and upon Landlord's transfer of Tenant's Security Deposit to such successor in interest, Landlord shall thereby be released from any further obligations hereunder, and Tenant agrees to look solely to such successor in interest of the Landlord for performance of such obligations. Any security given by Tenant to secure performance of Tenant's obligations hereunder shall be transferred by Landlord to such successor in interest and Landlord shall thereby be discharged of any further obligation relating thereto.

      19.7 Notwithstanding anything to the contrary contained herein, Landlord shall have the option, in its sole discretion, in the event of any proposed subletting or assignment (other than any proposed subletting or assignment to an Affiliate (as defined in Section 19.9 below)), to terminate this lease, or in the case of a proposed subletting of less than the entire Demised Premises, to recapture the portion of the Demised Premises to be sublet, as of the date the subletting or assignment is to be effective. The option shall be exercised by Landlord giving Tenant written notice within sixty (60) days following Landlord's receipt of Tenant's written notice as required above. If this lease shall be terminated with respect to the entire Demised Premises, the term shall end on the date stated in Tenant's notice as the effective date of the sublease or assignment as if that date had been originally fixed in this lease for the expiration of the term. If Landlord recaptures only a portion of the Demised Premises, the minimum guaranteed rental during the unexpired term shall abate, proportionately, based on the minimum guaranteed rental due as of the date immediately prior to such recapture, and Tenant's proportionate share of the Building, Phase II and the Industrial Complex (as defined in Section 1.1(q) shall be appropriately reduced to reflect the remaining square footage of the Demised Premises.

      19.8 Tenant hereby waives any suretyship defenses it may now or hereafter have to an action brought by Landlord including those contained in Sections 2787 through 2856, inclusive, 2899 and 3433 of the California Civil Code, as now or hereafter amended, or similar laws of like import.

      19.9 Notwithstanding anything to the contrary in Section 19.1, but subject to Section 19.4, Tenant may assign this lease or sublet the Demised Premises or any portion thereof, without Landlord's consent, to any partnership, corporation or other entity which controls, is controlled by; or is under common control with Tenant (control being defined for such purposes as ownership of at least 50% of the equity interests in, or the power to direct the management of, the relevant entity) or to any partnership, corporation or other entity resulting from a merger or consolidation with Tenant, or to any person or entity that acquires substantially all the assets of Tenant as a going concern (collectively, an "Affiliate"), provided that (i) Landlord receives written notice of an assignment or subletting promptly after such assignment or subletting, (ii) the Affiliate's net worth is not less than the original Tenant's net worth on the Commencement Date, (iii) the Affiliate has proven experience in the operation of a first-class business of the use specified in
Section 1.1(p), (iv) the Affiliate remains an Affiliate for the duration of the subletting or the balance of the term in the event of an assignment, (v) the Affiliate assumes (in the event of an assignment) in writing all of Tenant's obligations under this lease and (vi) Landlord receives a fully executed copy of an assignment or sublease agreement between Tenant and the Affiliate within thirty (30) days after the execution thereof. Any purported assignment or sublease to an Affiliate that would result in a violation of ERISA shall be void and of no effect.

                                   ARTICLE 20.
                      SUBORDINATION; ATTORNMENT; ESTOPPELS

      20.1 Subject to the concurrent execution by Landlord, any Mortgagee (as defined below) and Tenant of a subordination, non-disturbance and attornment agreement in the form attached hereto as EXHIBIT F, Tenant accepts this lease subject and subordinate to any mortgage, deed of trust or other lien presently existing or hereafter placed upon the Industrial Complex or any portion of the Industrial Complex which includes the Demised Premises, and to any renewals, modifications and extensions thereof and this subordination shall be self operative and no further instrument of subordination is needed. Tenant agrees that any mortgagee shall have the right at any time to subordinate its mortgage, deed of trust or other lien to this lease; provided, however, notwithstanding that this lease may be (or is made to be) superior to a mortgage, deed of trust or other lien, the mortgagee shall not be liable for rentals paid more than thirty (30) days in advance, security deposits and claims accruing during or with respect to Landlord's ownership, any amendment or modification made to this lease without its prior written consent or any offsets or claims against Landlord; further provided that the provisions of a mortgage, deed of trust or other lien relative to the right of the mortgagee with respect to proceeds arising from an eminent domain taking (including a voluntary conveyance by Landlord) and provisions relative to proceeds arising from insurance payable by reason of damage to or destruction of the Demised Premises shall be prior and superior to any contrary provisions contained in this instrument with respect to the payment or usage thereof. Landlord is hereby irrevocably vested with full power and authority to subordinate this lease to any mortgage, deed of trust or other lien hereafter placed upon the Demised Premises or the Industrial Complex as a whole, and Tenant agrees upon demand to execute such further instruments subordinating this lease as Landlord or any Mortgagee may request. If the holder of any mortgage, indenture or deed of trust or similar instrument (each a "Mortgagee") succeeds to Landlord's interest in the Demised Premises, Tenant shall, upon written request of any such Mortgagee, automatically become the tenant of and attorn to and recognize such Mortgagee as the landlord under this lease and will pay to it all rents and other amounts payable by Tenant under this lease, in accordance with the applicable terms of this lease. Notwithstanding that the foregoing provisions of this Section are self-operative, upon request of Landlord or any future Mortgagee, Tenant shall execute and deliver to Landlord and to such Mortgagee a subordination, non-disturbance and attornment agreement in the form attached hereto as EXHIBIT F, in recordable form, confirming the foregoing.

      20.2 Tenant may not exercise any remedies for default by Landlord hereunder unless and until Landlord and the holder(s) of any indebtedness secured by mortgage, deed of trust or other lien on the Demised Premises (whose name(s) and address(es) shall have been furnished to Tenant in writing) shall have received written notice of such default and a reasonable time (not less than 90 days) shall thereafter have elapsed without the default having been cured.

      20.3 Tenant agrees that it will from time to time, within ten (10) business days of request by Landlord, execute and deliver to Landlord a written statement addressed to Landlord or Mortgagee (and to such other parties as are from time to time designated by Landlord) in the form attached hereto as EXHIBIT G, or in a form substantially comparable thereto, which statement shall identify Tenant and this lease, shall certify that this lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as so modified), shall confirm, to Tenant's actual knowledge, that Landlord is not in default as to any obligations of Landlord under this lease (or if Landlord is in default, specifying any default), shall confirm Tenant's agreements contained above in this Article 20, and shall contain such other information or confirmations as Landlord may reasonably require. Landlord is hereby irrevocably appointed and authorized as the agent and attorney-in-fact of Tenant to execute and deliver any such written statement on Tenant's behalf if Tenant fails to do so within ten (10) business days after the delivery of a written request from Landlord to Tenant.

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

      20.4 Landlord agrees that it will from time to time upon request by Tenant execute and deliver to Tenant a written statement addressed to Tenant (and to such other parties as are from time to time designated by Tenant), which statement shall identify Tenant and this lease, shall certify that this lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as so modified), shall confirm, to Landlord's actual knowledge, that Tenant is not in default as to any obligations of Tenant under this lease (or if Tenant is in default, specifying any default) and shall contain such other information or confirmations as Tenant may reasonably require.

                                   ARTICLE 21.
                            TENANT'S INDEMNIFICATION

      21.1 Tenant shall indemnify, defend and hold harmless Landlord, Landlord's asset manager, Landlord's subasset manager, Landlord's partners, any subsidiary or affiliate of Landlord, any Mortgagee, and the officers, directors, shareholders, partners, employees, managers, independent contractors, attorneys and agents of any of the foregoing (collectively, the "Indemnitees") from and against any and all claims, demands, causes of action, judgments, costs and expenses, and all losses and damages (including consequential and punitive damages) arising from Tenant's use of the Demised Premises or from the conduct of its business or from any activity, work, or other acts or things done, permitted or suffered by Tenant in or about the Demised Premises, except to the extent caused by Landlord's gross negligence or willful misconduct, and Tenant shall further indemnify, defend and hold harmless the Indemnitees from and against any and all claims arising from any breach or default in the performance of any obligation on Tenant's part to be performed under the terms of this lease, or arising from any act, omission or negligence or willful or criminal misconduct of Tenant, or any officer, agent, employee, independent contractor, guest, or invitee thereof, and from all costs, attorneys' fees and disbursements, and liabilities incurred in the defense of any such claim or any action or proceeding which may be brought against, out of or in any way related to this lease. Upon notice from Landlord, Tenant shall defend any such claim, demand, cause of action or suit at Tenant's expense by counsel reasonably satisfactory to Landlord in its sole discretion. As a material part of the consideration to Landlord for this lease, Tenant hereby assumes all risk of damage to property or injury to persons in, upon or about the Demised Premises from any cause (excluding liability and damages arising from the environmental condition of the Industrial Complex as of the date of this lease and any remediation and monitoring obligations related thereto), and Tenant hereby waives all claims with respect thereto (except as herein provided) against Landlord. Tenant shall give immediate notice to Landlord in case of casualty or accidents in the Demised Premises. The provisions of this Article 21 shall survive the expiration or sooner termination of this lease.

      21.2 All personal property of Tenant, including goods, wares, merchandise, inventory, trade fixtures and other personal property of Tenant, shall be stored at the sole risk of Tenant. Landlord or its agents shall not be liable for any loss or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water or rain which may leak from any part of the Industrial Complex or from the pipes, appliances or plumbing works therein or from the roof, street or subsurface or from any other places resulting from dampness or any other cause whatsoever, or from the act or negligence of any other tenant or any officer, agent employee, contractor or guest of any such tenant, except personal injury caused by or due to the gross negligence or willful misconduct of Landlord. Except to the extent caused by Landlord's gross negligence or willful misconduct, Landlord or its agents shall not be liable for interference with the electrical service, ventilation, or for any latent defect in the Demised Premises.

      21.3 The parties hereto acknowledge that all or a part of the Demised Premises may be used for the storage and shipment of goods not owned by Tenant, and Landlord is not willing to enter into this lease unless Tenant indemnifies the Indemnitees to Landlord's satisfaction from any liability on the part of the Indemnitees to the owner(s) of such goods for damage to the same arising out of any acts or omissions of the Indemnitees. As a material inducement to Landlord to enter into this lease, Tenant agrees to defend, indemnify and hold the Indemnitees harmless from and against any and all losses, claims, liabilities, obligations and damages imposed upon or incurred or asserted against the Indemnitees by reason of damage to goods of persons storing such goods with Tenant, notwithstanding the fact that such losses, claims, liabilities, obligations or damages may have been caused by the acts or omissions of Landlord. Tenant agrees that at all times during which it shall store goods not owned by it in the Demised

Premises, it shall insure the indemnity described under this Section 21.3 in a manner reasonably satisfactory to Landlord. Landlord shall not be deemed a bailee, consignee, or warehouseman (or responsible for the standard of care incidental thereto) with respect to any goods stored or shipped to or from the Demised Premises for consignment or bailment and Tenant shall insert a clause to that effect in ail warehouse receipts or consignment agreements for the storage or shipment of goods to or from the Demised Premises.

                                   ARTICLE 22.
                         DEFAULT BY TENANT AND REMEDIES

      22.1 The following events shall be deemed to be events of default by Tenant under this lease:

            (a) Tenant shall fail to pay any installment of rental or any other obligation under this lease involving the payment of money and such failure shall continue for a period of five (5) business days after written notice thereof to Tenant; provided, however, that any such notice shall be in lieu of, and not in addition to, any notice required under Sections 1161, ET SEQ., of the California Code of Civil Procedure, SO long as such notice conforms to the requirements of such Sections 1161, ET SEQ.

            (b) Tenant shall fail to comply with any provision of this lease, other than as described in subsection (a) above, and either shall not cure such failure within twenty (20) days after written notice thereof to Tenant (or, if such failure is not curable within twenty (20) days, Tenant shall not promptly commence such cure and thereafter diligently prosecute such cure to completion); provided, however, that any such notice shall be in lieu of, and not in addition to, any notice required under Sections 1161 ET SEQ. of the California Code of Civil Procedure, so long as such notice conforms to the requirements of such Sections 1161, ET SEQ.

            (c) Tenant or any guarantor of Tenant's obligations under this lease shall become unable to pay its bills as they become due, or shall make a transfer in fraud of creditors, or shall make an assignment for the benefit of creditors.

            (d) Tenant or any guarantor of Tenant's obligations under this lease shall file a petition under any section or chapter of the federal Bankruptcy Code, as amended, or under any similar law or statute of the United States or any state thereof; or Tenant or any guarantor of Tenant's obligations under this lease shall be adjudged bankrupt or insolvent in proceedings filed against Tenant or any guarantor of Tenant's obligations under this lease thereunder.

            (e) A receiver or trustee shall be appointed for the Demised Premises or for all or substantially all of the assets of Tenant or any guarantor of Tenant's obligations under this lease.

            (f) Tenant shall vacate the Demised Premises or any substantial portion of the Demised Premises or at any time prior to the last month of the lease term shall remove, without the prior written consent of Landlord, all or a substantial amount of Tenant's equipment, fixtures, furniture, or other personal property.

            (g) Tenant shall do or permit to be done anything which creates a lien upon the Demised Premises or upon all or any part of the Industrial Complex unless such lien is discharged to Landlord's reasonable satisfaction by payment or bonding upon the earliest to occur of: (i) one hundred twenty (120) days following imposition of such lien; (ii) within five (5) business days of Landlord's written notification to Tenant that the Building, Phase II or the Industrial Complex is the subject of a sale, potential sale, financing or potential financing necessitating the removal of the lien; or (iii) prior to commencement of an action for foreclosure of the lien.

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

            (h) Any transfer of a substantial portion of the assets of Tenant, or any incurrence of a material obligation by Tenant, unless such transfer or obligation is undertaken or incurred in the ordinary course of Tenant's business or in good faith for equivalent consideration, or with Landlord's consent.

            (i) The default of any guarantors of Tenant's obligations hereunder under any guaranty of this Lease, or the attempted repudiation or revocation of any such guaranty.

      22.2 Upon the occurrence of any such event of default, Landlord shall have the option to pursue any one or more of the following remedies to the extent permitted by law:

            (a) Without any further notice or demand whatsoever, Tenant shall be obligated to reimburse Landlord for the damages suffered by Landlord as a result of the event of default, plus interest on such amount at the maximum contractual rate which could legally be charged in the event of a loan of such amount to Tenant (but in no event to exceed 1-1/2% per month); and Landlord may pursue a monetary recovery from Tenant.

            (b) Without any further notice or demand whatsoever, Landlord may take any one or more of the actions permissible at law to insure performance by Tenant of Tenant's covenants and obligations under this lease. In this regard, and without limiting the generality of the immediately preceding sentence, it is agreed that if Tenant fails to open for business as required in this lease or, having opened for business, deserts or vacates the Demised Premises, Landlord may enter upon and take possession of such premises in order to protect them from deterioration and continue to demand from Tenant the monthly rentals and other charges provided in this lease, without any obligation to relet; however, if Landlord does, at its sole discretion, elect to relet the Demised Premises, such action by Landlord shall not be deemed an acceptance of Tenant's surrender of the Demised Premises unless Landlord expressly notifies Tenant of such acceptance in writing pursuant to this subsection
      (b), Tenant hereby acknowledging that Landlord shall otherwise be reletting as Tenant's agent and Tenant furthermore hereby agreeing to pay to Landlord on demand any deficiency that may arise between the monthly rentals and other charges provided in this lease and that actually collected by Landlord. In the event that Landlord shall elect to relet, then rentals received by Landlord from such reletting shall be applied: first, to the payment of any indebtedness (other than rent) due hereunder from Tenant to Landlord; second, to the payment of any cost of such reletting (including brokerage commissions); third, to the payment of the costs of any alterations to the Demised Premises required for such reletting and repairs to the Demised Premises; fourth, to the payment of rent due and unpaid hereunder; and the residue, if any, shall be held by Landlord and applied in payment of future rent as the same may become due and payable hereunder. Should reletting, during any month to which such rent is applied, result in the actual payment of rentals at less than the rent payable during that month by Tenant hereunder, then Tenant shall pay such deficiency to Landlord immediately upon demand therefor by Landlord. Such deficiency shall be calculated and paid monthly. Tenant shall also pay to Landlord as soon as ascertained, any costs and expenses incurred by Landlord in such reletting of in making such alterations and repairs not covered by the rentals received from such reletting. Finally, it is agreed that in the event of any default described in subsection (g) of Section
      22.1 of this lease, Landlord may pay or bond around such lien, whether or not contested by Tenant; and in such event Tenant agrees to reimburse Landlord on demand for all costs and expenses incurred in connection with any such action, with Tenant further agreeing that Landlord shall in no event be liable for any damages or claims resulting from such action. No action or inaction by Landlord including, without limitation, the re-entry or taking of possession of the Demised Premises by Landlord pursuant to this Section 22.2(b) shall be construed as an election to terminate this lease or as interference with Tenant's rights of possession, assignment or subletting unless A written notice of such election shall be given to Tenant or unless the termination thereof be decreed by a court of competent jurisdiction. Notwithstanding any reletting without termination by Landlord, Landlord may, at any time after such reletting, elect to terminate this lease for any such default.

            (c) Landlord may terminate this lease by written notice to Tenant in which event Tenant shall immediately surrender the Demised Premises to Landlord. In the event that Landlord shall elect to so terminate this lease, then Landlord may recover from Tenant:

                  (i) The worth at the time of award of any unpaid rent which had been earned at the time of such termination; plus

                  (ii) The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss Tenant proves reasonably could have been avoided; plus

                  (iii) The worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves reasonably could be avoided; plus

                  (iv) Any other amount necessary to compensate Landlord for all detriment proximately caused by Tenant's failure to perform its obligations under this lease or which in the ordinary course would be likely to result therefrom, plus

                  (v) At Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable California law.

                  As used in subparagraphs (i) and (ii) above, the "worth at the time of award" is computed by allowing interest at the maximum rate permitted by law. As used in subparagraph (iii) above, the "worth at the time of award" is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

            Forbearance by Landlord to enforce one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of such default. Tenant hereby waives for Tenant and for all those claiming under Tenant all right now or hereafter existing to redeem by order or judgment of any court or by any legal process or writ, Tenant's right of occupancy of the Demised Premises after any termination of this lease.

            (d) In addition to all other rights and remedies provided Landlord in this lease and by law, Landlord shall have the remedy described in California Civil Code Section 1951.4 (Landlord may continue the lease in effect after Tenant's breach and abandonment and recover rent as it becomes due if Tenant has the right to sublet or assign the lease, subject to reasonable limitations).

      22.3 It is expressly agreed that in determining "the unpaid rent" as that term is used throughout subsections 22.2(c)(i) and 22.2(c)(ii) above, there shall be added to the minimum guaranteed rental (as specified in Sections 1.1(l) and 4.1 of this lease) a sum equal to the charges for maintenance of the Common Area (as specified in Sections 1.1(m) and 7.4 of this lease), and the payments for taxes, charges and insurance (as specified in Article 6 of this lease).

      22.4 It is further agreed that, in addition to payments required pursuant to subsections 22.2(b) and 22.2(c) above, Tenant shall compensate Landlord for all expenses incurred by Landlord in repossession (including, among other expenses, any increase in insurance premiums caused by the vacancy of the Demised Premises), all expenses incurred by Landlord in reletting (including, among other expenses, repairs, remodeling, replacements, advertisements and brokerage fees), all concessions granted to a new tenant upon reletting (including, among other concessions, renewal options), all losses incurred by Landlord as a direct result of Tenant's default and a reasonable allowance for Landlord's administrative efforts, salaries and overhead attributable directly or indirectly to Tenant's default and Landlord's pursuing the rights and remedies provided herein and under applicable law.

      22.5 Landlord may restrain or enjoin any breach or threatened breach of any covenant, duty or obligation of Tenant herein contained without the necessity of proving the inadequacy of any legal remedy or irreparable harm. The remedies of Landlord hereunder shall be deemed cumulative and not exclusive of each other.

      22.6 If there is any legal, equitable or dispute resolution action or proceeding between Landlord and Tenant to enforce any provision of this lease or to protect or establish any right or remedy of either Landlord or Tenant hereunder, the unsuccessful party to such action or proceeding will pay to the prevailing party all costs and expenses, including reasonable attorneys' fees, incurred by such prevailing party in such action or proceeding and in any appeal in connection therewith, and if such prevailing party recovers a judgment in any such action, proceeding or appeal, such costs, expenses and attorneys' fees will be determined by the court or arbitration panel handling the proceeding and will be included in and as a part of such judgment.

      22.7

            (a) Tenant acknowledges its obligation to deposit with Landlord the sum stated in Section 1.1(o) above, to be held by Landlord without interest as security for the performance by Tenant of Tenant's covenants and obligations under this lease. Tenant agrees that such deposit may be commingled with Landlord's other funds and is not an advance payment of rental or a measure of Landlord's damages in case of default by Tenant. Upon the occurrence of any event of default by Tenant that is not cured within applicable notice and cure periods, Landlord may, from time to time, without prejudice to any other remedy provided herein or provided by law, use such funds to the extent necessary to make good any arrears of rentals and any other damage, injury, expense or liability caused to Landlord by such event of default, and Tenant shall pay to Landlord on demand the amount so applied in order to restore the security deposit to its original amount. If Tenant is not then in default hereunder, any remaining balance of such deposit shall be returned by Landlord to Tenant within thirty (30) days following termination of this lease (subject to the provisions of Section 19.6 above). Tenant hereby waives the protections of Section 1950.7(c) of the California Civil Code, as it may hereafter be amended, or similar laws of like import.

            (b) Alternatively, Tenant may fulfill its obligation to provide a security deposit under this lease by delivering to Landlord, either concurrently with the execution of this lease by Tenant, or at any later date during the lease term, an original irrevocable standby letter of credit (the "Letter of Credit") in the amount specified in Section 1.1(o) above, naming Landlord as beneficiary, which Landlord may draw upon to cure any default under this lease or to compensate Landlord for any damage Landlord incurs as a result of Tenant's failure to perform any of its obligations hereunder within applicable notice and cure periods. Any such draw on the Letter of Credit shall not constitute a waiver of any other rights of Landlord with respect to such default or failure to perform. The Letter of Credit shall be issued by a major commercial bank reasonably acceptable to Landlord, with a San Francisco, Los Angeles or New York City service and claim point for the Letter of Credit, have an expiration date not earlier than thirty (30) days after the Expiration Date (or, in the alternative, have a term of not less than one (1) year and be automatically renewable for an additional one (1) year period unless written notice of non-renewal is given by the issuer to Landlord not later than sixty (60) days prior to the expiration thereof) and shall provide that Landlord may make partial and multiple draws thereunder, up to the face amount thereof. In addition, the Letter of Credit shall provide that, in the event of Landlord's assignment or other transfer of its interest in this lease, the Letter of Credit shall be freely transferable by Landlord, without charge and without recourse, to the assignee or transferee of such interest and the bank shall confirm the same to Landlord and such assignee or transferee. The Letter of Credit shall provide for same day payment to Landlord upon the issuer's receipt of a sight draft from Landlord together with Landlord's certificate certifying that the requested sum is due and payable from Tenant and Tenant has failed to pay, and with no other conditions, and otherwise be in form and content reasonably satisfactory to Landlord. If the Letter of Credit has an expiration date earlier than thirty (30) days after the Expiration Date, then throughout the term hereof, Tenant shall provide evidence of renewal of the Letter of Credit to Landlord at least sixty (60) days prior to the date the Letter of Credit expires. If Landlord draws on the Letter of Credit pursuant to the terms hereof, Tenant shall immediately replenish the Letter of Credit or provide Landlord with an additional letter of credit conforming to the requirements of this paragraph so that the amount available to Landlord from the Letter(s) of Credit provided hereunder is the amount specified above in Section 1.1(o). Tenant's failure to deliver any replacement, additional or extension of the Letter of Credit, or evidence of renewal of the Letter of Credit, within the time specified under this Lease shall entitle Landlord to draw upon the Letter of Credit then in effect. If no event of default (or breach that subsequently matures into an event of default) is outstanding at the expiration or termination of this lease, then within thirty (30) days after such expiration or termination, Landlord shall return to Tenant the Letter of Credit or the balance of the Letter of Credit proceeds then held by Landlord; provided, however, that in no event shall any such return be construed as an admission by Landlord that Tenant has performed all of its covenants and obligations hereunder. Notwithstanding anything to the contrary contained herein, Landlord agrees that Tenant's delivery of a Letter of Credit to Landlord substantially in the form attached hereto as EXHIBIT J shall satisfy the requirements of this Section 22.7(b).

            (c) If Landlord liquidates the Letter of Credit as provided in the penultimate sentence of Section 22.7(b) above, Landlord shall hold the funds received from the Letter of Credit as security for Tenant's performance under this lease, and Landlord shall not be required to segregate such security deposit from its other funds, and no interest shall accrue or be payable to Tenant with respect thereto. Such funds shall be handled in a manner consistent with the terms of Section 22.7(a) above.

      22.8

            (a) In the event of any default described in subsection (d) of
      Section 22.1 of this lease, any assumption and assignment must conform with the requirements of the Bankruptcy Code and, in order to provide Landlord with the assurances contemplated by the Bankruptcy Code, Tenant must fulfill the following obligations, in addition to any other reasonable obligations that Landlord may require, before any assumption of this lease is effective: (i) all defaults under subsection (a) of Section
      22.1 of this lease must be cured within ten (10) days after the date of assumption; (ii) all other defaults under Section 22.1 of this lease other than under subsection (d) of Section 22.1 must be cured within fifteen
      (15) days after the date of assumption; (iii) all actual monetary losses incurred by Landlord (including, but not limited to, reasonable attorneys' fees) must be paid to Landlord within ten (10) days after the date of assumption; and (iv) Landlord must receive within ten (10) days after the date of assumption a security deposit in the amount of six (6) months minimum guaranteed rent (using the minimum guaranteed rent in effect for the first full month immediately following the assumption) and an advance prepayment of minimum guaranteed rent in the amount of three (3) months minimum guaranteed rent (using the minimum guaranteed rent in effect for the first full month immediately following the assumption), both sums to be held by Landlord in accordance with Section 22.7 above and deemed to be rent under this lease for the purposes of the Bankruptcy Code as amended and from time to time in effect.

            (b) In the event this lease is assumed in accordance with the requirements of the Bankruptcy Code and this lease, and is subsequently assigned, then, in addition to any other reasonable obligations that Landlord may require and in order to provide Landlord with the assurances contemplated by the Bankruptcy Code, Landlord shall be provided with (i) a financial statement of the proposed assignee prepared in accordance with generally accepted accounting principles consistently applied, though on a cash basis, which reveals a net worth in an amount sufficient, in Landlord's reasonable judgment, to assure the future performance by the proposed assignee of Tenant's obligations under this lease; or (ii) a written guaranty by one or more guarantors with financial ability sufficient to assure the future performance of Tenant's obligations under this lease, such guaranty to be in form and content satisfactory to Landlord and to cover the performance of all of Tenant's obligations under this lease.

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                                   ARTICLE 23.
                        SUBORDINATION OF LANDLORD'S LIEN

      23.1 Landlord agrees that it will subordinate its statutory landlord's lien to the security interest of any equipment lender of Tenant provided that the subordination is limited to a specified transaction, the subordination specifies the fixtures or equipment involved in the transaction and the form of such subordination is reasonably satisfactory to Landlord.

                                   ARTICLE 24.
                                  HOLDING OVER

      24.1 In the event Tenant remains in possession of the Demised Premises after the Expiration Date and without the execution of a new lease, it shall be deemed to be occupying said premises as a tenant at sufferance at a rental equal to one hundred fifty percent (150%) of the minimum guaranteed rental due for the month immediately preceding such expiration plus all other items of additional rent due under this lease on a per diem basis until Tenant surrenders possession of the Demised Premises to Landlord, and otherwise subject to all the conditions, provisions and obligations of this lease. Neither any provision hereof nor acceptance by Landlord of rent after such expiration or earlier termination shall be deemed a consent to a holdover hereunder or result in a renewal of this lease or an extension of the Term. Notwithstanding any provision to the contrary contained herein, (i) Landlord expressly reserves the right to require Tenant to surrender possession of the Demised Premises on the Expiration Date or upon the earlier termination hereof, the right to reenter the Demised Premises, and the right to assert any remedy at law or in equity to evict Tenant and collect damages in connection with any such holding over, and (ii) Tenant shall indemnify, defend and hold Landlord harmless from and against any and all claims, demands, actions, losses, damages, obligations, costs and expenses, including, without limitation, attorneys' fees incurred or suffered by Landlord by reason of Tenant's failure to surrender the Demised Premises on the expiration or earlier termination of this Lease in accordance with the provisions of this lease.

                                   ARTICLE 25.
                                     NOTICES

      25.1 Wherever any notice is required or permitted hereunder, such notice shall be in writing. Any notice or document required or permitted to be delivered hereunder shall be deemed to be delivered when actually received by the designated addressee or, if earlier and regardless of whether actually received or not, (i) the next business day after such notice is deposited with a nationally recognized overnight delivery service (such as Federal Express or UPS), or (ii) three (3) business days after such notice is deposited in the United States mail, postage prepaid, certified mail, return receipt requested, addressed to the parties hereto at the respective addresses set out in Section
1.1 above (or at Landlord's option, to Tenant at the Demised Premises), or at such other addresses as they have theretofore specified by written notice.

      25.2 If and when included within the term "Landlord" as used in this instrument there are more than one person, firm or corporation, all shall jointly arrange among themselves for their joint execution of such a notice specifying some individual at some specific address for the receipt of notices and payments to Landlord; if and when included within the term "Tenant" as used in this instrument there are more than one person, firm or corporation, all shall jointly arrange among themselves for their joint execution of such a notice specifying some individual at some specific address for the receipt of notices and payments to Tenant. All parties included within the terms "Landlord" and "Tenant," respectively, shall be bound by notice and payments given in accordance with the provisions of this Article to the same effect as if each had received such notice or payment. In addition, Landlord and Tenant agree that actions by either party and notices to the other party hereunder may be taken or given by either party's attorney, property manager or other agent.

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

                                   ARTICLE 26.
                                   COMMISSIONS

      26.1 Landlord shall pay to the Leasing Broker (as set forth in Section 1.1(g) hereof) a commission for negotiating this lease, in accordance with the Exclusive Listing Agreement--Leasing between Landlord and Leasing Broker. Tenant and Landlord warrant that they have had no dealings with any broker or agent in connection with this lease, other than Leasing Broker, whose commission shall be paid as hereinabove provided, and Tenant's broker, Los Angeles Real Estate Management, Inc. whose commission shall be paid by Leasing Broker by agreement between Leasing Broker and Tenant's broker. Landlord and Tenant covenant to pay, hold harmless and indemnify each other from and against any and all cost, expense or liability for any compensation, commissions or charges claimed by any broker or agent utilized by the indemnitor with respect to this lease or the negotiation hereof.

                                   ARTICLE 27.
                                   REGULATIONS

      27.1 Landlord and Tenant acknowledge that there are now in effect and may hereafter be enacted or go into effect federal, state, county and municipal laws, orders, rules, directives and regulations relating to or affecting the Demised Premises or the Industrial Complex, concerning the impact on the environment of construction, land use, maintenance and operation of structures, toxic or otherwise hazardous substances, and the conduct of business, including, without limitation, the ADA and the Clean Air Act and regulations issued thereunder (all of the foregoing, as amended from time to time, being herein called the "Regulations"). Tenant will not cause or permit to be caused, any act or practice, by negligence, omission or otherwise, that would adversely affect the environment or do anything or permit anything to be done that would violate any of said Regulations. Moreover, Tenant shall have no claim against Landlord by reason of any changes Landlord may make in the Industrial Complex or the Demised Premises pursuant to said Regulations or any charges imposed upon Tenant pursuant to said Regulations; provided that Tenant shall at all times have reasonable access to and from the Demised Premises and such changes shall not materially and adversely affect the conduct of Tenant's business at the Demised Premises. As a material part of the consideration to Landlord for this Lease, Tenant acknowledges that Landlord shall have no liability to Tenant to the extent Landlord, acting in good faith, complies with any governmental law, regulation or order, including without limitation the USA Patriot's Act (also known as the "Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001").

      27.2 If, by reason of any Regulations, the payment to, or collection by, Landlord of any rental or other charge (collectively referred to hereinafter as "Lease Payments") payable by Tenant to Landlord pursuant to the provisions of this lease is in excess of the amount (the "Maximum Charge") permitted by the Regulations, then Tenant, during the period (the "Freeze Period") when the Regulations shall be in force and effect shall not be required to pay, nor shall Landlord be permitted to collect, any sum in excess of the Maximum Charge. Upon the earlier of (i) the expiration of the Freeze Period, or (ii) the issuance of a final order or judgment of a court of competent jurisdiction declaring the Regulations to be invalid or not applicable to the provisions of this lease, Tenant, to the extent not then proscribed by law, and commencing with the first day of the month immediately following, shall pay to Landlord as additional rental, in equal monthly installments during the balance of the term of this lease, a sum equal to the cumulative difference between the Maximum Charges and the Lease Payments during the Freeze Period. If any provisions of this Section, or the application thereof, shall to any extent be declared to be invalid and unenforceable, the same shall not be deemed to affect any of the other provisions of this Section or of this lease, all of which shall be deemed valid and enforceable to the fullest extent permitted by law.

      27.3 Tenant acknowledges that it will be wholly responsible for any accommodations or alterations which need to be made to the Demised Premises to accommodate disabled employees and customers of Tenant, including without limitation, the requirements under the ADA and any equivalent California law. Any alterations made to the Demised Premises in order to comply with either statute must be made solely at Tenant's expense and in compliance with all terms and requirements of this lease. Landlord agrees to make reasonable efforts to ensure that the Common Area is in compliance with the

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

applicable disability access laws as of the date hereof. If a complaint is received by Landlord from either a private or government source regarding disability access to the Common Area of the Industrial Complex, Landlord reserves the right to mediate, contest, comply with or otherwise respond to such complaint as Landlord deems to be reasonably prudent under the circumstances. If Landlord decides to make alterations to the Common Area of the Industrial Complex in response to any such complaints or in response to legal requirements Landlord considers to be applicable to the Common Area of the Industrial Complex, the cost of such alterations shall be included in the Common Area maintenance charge under this lease. Landlord and Tenant agree that so long as the governmental entity or entities charged with enforcing such statutes have not expressly notified Landlord that Landlord is not in compliance and required Landlord to take specific action to effectuate compliance with such statutes, Landlord shall be conclusively deemed to be in compliance with such statutes. Tenant agrees to provide Landlord with written notice should Tenant become aware of a violation of such statutes with respect to the Common Area. In the event Landlord is required to take action to effectuate compliance with such statutes, Landlord shall have a reasonable period of time to make the improvements and alterations necessary to effectuate such compliance, which period of time shall be extended by any time necessary to cause any necessary improvements and alterations to be made.

                                   ARTICLE 28.
                               HAZARDOUS MATERIALS

      28.1 During the term of this lease, Tenant shall comply with all Environmental Laws and Environmental Permits (each as defined in Section 28.7 hereof) applicable to the operation or use of the Demised Premises, will cause all other persons occupying or using the Demised Premises to comply with all such Environmental Laws and Environmental Permits, will immediately pay or cause to be paid all costs and expenses incurred by reason of such compliance, and will obtain and renew all Environmental Permits required for the operation or use of the Demised Premises by Tenant.

      28.2 Except as expressly provided in this lease, Tenant shall not generate, use, treat, store, handle, release or dispose of, or permit the generation, use, treatment, storage, handling, release or disposal of Hazardous Materials (as defined in Section 28.7 hereof) on the Demised Premises, or the Industrial Complex, or transport or permit the transportation of Hazardous Materials to or from the Demised Premises or the Industrial Complex except for limited quantities used or stored at the Demised Premises and required in connection with the routine operation and maintenance of the Demised Premises, and then only upon the written consent of Landlord and in compliance with all applicable Environmental Laws and Environmental Permits. Notwithstanding the foregoing, Tenant may use the following Hazardous Materials, as same are used in the ordinary course of Tenant's business: (i) compressed gases (propane) for fork-lifts/high-los; (ii) small quantities of lubricating oil for engines; and
(iii) small quantities of solvents, provided that Tenant's use of such Hazardous Materials is in accordance with all Environmental Laws (as defined in Section
28.7 below). Notwithstanding the first sentence of this Section 28.2, Tenant may perform basic preventative maintenance ("Maintenance") of tractors, trailers and warehouse equipment at the Demised Premises provided that all such Maintenance is performed in accordance with all Environmental Laws. As used in this section, "Maintenance" shall be deemed to mean tractor, trailer and forklift oil changes and grease maintenance, tire and brake replacement, and minor vehicle repairs, which shall in no event include engine, transmission or drivetrain overhauls or rebuilding.

      28.3 At any time and from time to time during the term of this lease, Landlord may perform an environmental site assessment report concerning the Demised Premises, prepared by an environmental consulting firm chosen by Landlord, to determine whether Tenant is in violation of any applicable Environmental Laws or in violation of the terms of this Article 28 and the potential cost of any compliance, removal or remedial action in connection with any such violation on the Demised Premises. Tenant shall grant and hereby grants to Landlord and its agents access to the Demised Premises for such purpose and specifically grants Landlord an irrevocable non-exclusive license to undertake such an assessment. The cost of such environmental site assessment shall be borne by Landlord unless (i) Landlord initiates same based on Landlord's reasonable belief that Tenant has caused or permitted a violation of any applicable Environmental Laws on or at the Demised Premises or that Tenant has violated the terms of

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

this Article 28, (ii) the results of such assessment indicate that Tenant has caused or permitted a violation of any applicable Environmental Laws on or at the Demised Premises or that Tenant has violated the terms of this Article 28, or (iii) such assessment is initiated by Landlord incident to the occurrence of an event of default by Tenant under Articles 9 or 28 of this lease. If Tenant shall be held responsible for the costs of the assessment as above described, Tenant shall pay Landlord for the costs of such assessment within ten (10) days of Tenant's receipt of Landlord's written demand therefor.

      28.4 Tenant will immediately advise Landlord in writing of any of the following: (1) any pending or threatened Environmental Claim (as defined in Section 28.7 hereof) against Tenant relating to the Demised Premises or the Industrial Complex; (2) any condition or occurrence on the Demised Premises or the Industrial Complex that (a) results in noncompliance by Tenant with any applicable Environmental Law, or (b) could reasonably be anticipated to form the basis of an Environmental Claim against Tenant or Landlord or the Demised Premises; (3) any condition or occurrence on the Demised Premises or any property adjoining the Demised Premises (to the extent that Tenant becomes aware of such condition or occurrence) that could reasonably be anticipated to cause the Demised Premises to be subject to any restrictions on the ownership, occupancy, use or transferability of the Demised Premises under any Environmental Law; and (4) the actual or anticipated taking of any removal or remedial action by Tenant in response to the actual or alleged presence of any Hazardous Material on the Demised Premises or the Industrial Complex. All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or remedial action and Tenant's response thereto. In addition, Tenant will provide Landlord with copies of all communications regarding the Demised Premises with any government or governmental agency relating to Environmental Laws, all such communications with any person relating to Environmental Claims, and such detailed reports of any such Environmental Claim as may reasonably be requested by Landlord.

      28.5 Tenant will not change or permit to be changed the use of the Demised Premises permitted under Section 1.1(p) above unless Tenant shall have notified Landlord thereof in writing and Landlord shall have determined, in its sole and absolute discretion, that such change will not result in the presence of Hazardous Materials on the Demised Premises except for those described in
Section 28.2 above.

      28.6

            (a) Tenant agrees to defend, indemnify and hold harmless the Indemnitees (as defined in Section 21.1) from and against all obligations (including removal and remedial actions), losses, claims, suits, judgments, liabilities, penalties, damages (including consequential and punitive damages), costs and expenses (including attorneys' and consultants' fees and expenses) of any kind or nature whatsoever that may at any time be incurred by, imposed on or asserted against such Indemnities directly or indirectly based on, or arising or resulting from
      (a) the actual or alleged presence of Hazardous Materials on the Industrial Complex which is caused or permitted by Tenant and (b) any Environmental Claim relating in any way to Tenant's operation or use of the Demised Premises (the "Hazardous Materials Indemnified Matters"). The provisions of this Article 28 shall survive the expiration or sooner termination of this lease.

            (b) To the extent that the undertaking in the preceding paragraph may be unenforceable because it is violative of any law or public policy, Tenant will contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Hazardous Materials Indemnified Matters incurred by the Indemnities.

            (c) All sums paid and costs incurred by Landlord with respect to any Hazardous Materials Indemnified Matter shall bear interest at the rate of one percent (1%) per annum over the then current prime rate published in the WALL STREET JOURNAL from the date so paid or incurred until reimbursed by Tenant, and all such sums and costs shall be due and payable within ten
      (10) days of Tenant's receipt of Landlord's written demand therefor.

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

      28.7 (a) "Hazardous Materials" means (i) petroleum or petroleum products, natural or synthetic gas, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, and radon gas; (ii) any substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," "contaminants" or "pollutants," or words of similar import, under any applicable Environmental Law; and (iii) any other substance exposure to which is regulated by any governmental authority; (b) "Environmental Law" means any federal, state or local statute, law, rule, regulation, ordinance, code, policy or rule of common law now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, health, safety or Hazardous Materials, including without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C. Sections 9601 ET SEQ.; the Resource Conservation and Recovery Act, 42 U.S.C. Sections 6901 ET SEQ.; the Hazardous Materials Transportation Act, 49 U.S.C. Sections 1801 ET SEQ.; the Clean Water Act, 33 U.S.C. Sections 1251 ET SEQ.; the Toxic Substances Control Act, 15 U.S.C. Sections 2601 ET SEQ.; the Clean Air Act, 42 U.S.C. Sections 7401 ET SEQ.; the Safe Drinking Water Act, 42 U.S.C. Sections 300f ET SEQ.; the Atomic Energy Act, 42 U.S.C. Sections 2011 ET SEQ.; the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. Sections 136 ET SEQ.; and the Occupational Safety and Health Act, 29 U.S.C. Sections 651 ET SEQ.; (c) "Environmental Claims" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, investigations, proceedings, consent orders or consent agreements relating in any way to any Environmental Law or any Environmental Permit, including without limitation (i) any and all Environmental Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law and (ii) any and all Environmental Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment; and (d) "Environmental Permits" means all permits, approvals, identification numbers, licenses and other authorizations required under any applicable Environmental Law.

      28.8 Landlord hereby advises Tenant that portions of the property on which the Industrial Complex is located were used for petroleum refining, transfer and storage during the 1900s. All of these uses were discontinued prior to 1996. Soil and groundwater remediation commenced in 1998 under the auspices of the Los Angeles Regional Water Quality Control Board ("LARWQCB"). The LARWQCB issued a no further action letter with respect to the remediation of the soils on the property in January 2000. Groundwater monitoring is continuing on portions of the property and Landlord shall be responsible for compliance with all groundwater monitoring requirements. For additional information, Tenant may contact the LARWQCB. Landlord will provide Tenant with a copy of its Phase I Report for the property and a copy of the referenced no further action letter.

      28.9 Landlord shall and hereby does indemnify Tenant and hold Tenant harmless from and against any and all expense, loss and liability suffered by Tenant by reason of the storage, generation, release, handling, treatment, transportation, disposal, arrangement for transportation or disposal, or existence of any Hazardous Materials attributable to events, acts, omissions or conditions that occurred, existed or originated at in, under or on the Demised Premises or adjoining real property on or before the Commencement Date unless caused by Tenant. Such expenses, losses and liabilities shall include, without limitation: (i) any and all expenses that Tenant may incur to comply with any Environmental Laws; (ii) any and all costs that Tenant may incur in studying, remedying, removing, disposing or otherwise addressing any such Hazardous Materials; (iii) any and all fines, penalties or other sanctions imposed upon Tenant relating to such Hazardous Materials or contamination; and (iv) all reasonable attorneys' and professional fees and costs incurred by Tenant in connection with the foregoing. This indemnity shall survive the expiration or earlier termination of this lease.

                                   ARTICLE 29.
                                  MISCELLANEOUS

      29.1 Nothing in this lease shall be deemed or construed by the parties hereto, nor by any third party, as creating the relationship of principal and agent or of partnership or of joint venture between the

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

parties hereto, it being understood and agreed that neither the method of computation of rent, nor any other provision contained herein, nor any acts of the parties hereto, shall be deemed to create any relationship between the parties hereto other than the relationship of landlord and tenant.

      29.2 Tenant shall not for any reason withhold or reduce Tenant's required payments of rentals and other charges provided in this lease, it being agreed that the obligations of Landlord under this lease are independent of Tenant's obligations except as may be otherwise expressly provided. The immediately preceding sentence shall not be deemed to deny Tenant the ability of pursuing all rights granted it under this lease or at law; however, at the direction of Landlord, Tenant's claims in this regard shall be litigated in proceedings different from any litigation involving rental claims or other claims by Landlord against Tenant (i.e., each party may proceed to a separate judgment without consideration, counterclaim or offset as to the claims asserted by the other party).

      29.3 The liability of Landlord, any agent of Landlord, or any of their respective officers, directors, shareholders, or employees to Tenant for or in respect of any default by Landlord under the terms of this lease or in respect of any other claim or cause of action shall be limited to the interest of Landlord in the Industrial Complex, and Tenant agrees to look solely to Landlord's interest in the Industrial Complex for the recovery and satisfaction of any judgment against Landlord, any agent of Landlord, or any of their respective officers, directors, shareholders, and employees.

      29.4 In all circumstances under this lease where the prior consent of one party (the "consenting party"), whether it be Landlord or Tenant, is required before the other party (the "requesting party") is authorized to take any particular type of action, such consent shall not be withheld in a wholly unreasonable and arbitrary manner; however, the requesting party agrees that its exclusive remedy if it believes that consent has been withheld improperly (including, but not limited to, consent required from Landlord pursuant to Sections 19.1) shall be to institute litigation either for a declaratory judgment or for a mandatory injunction requiring that such consent be given (with the requesting party hereby waiving any claim for damages, attorneys' fees or any other remedy unless the consenting party refuses to comply with a court order or judgment requiring it to grant its consent).

      29.5 Whenever a period of time is herein prescribed for action to be taken by Landlord, Landlord shall not be liable or responsible for, and there shall be excluded from the computation of any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, governmental laws, regulations or restrictions or any other causes of any kind whatsoever which are beyond the reasonable control of Landlord.

      29.6 Intentionally Deleted.

      29.7 If any provision of this lease should be held to be invalid or unenforceable, the validity and enforceability of the remaining provisions of this lease shall not be affected thereby.

      29.8 Landlord hereby advises Tenant that the Industrial Complex is subject to the Port Los Angeles Distribution Center Ridesharing Program ("Ridesharing Program") approved by the City of Los Angeles Department of Transportation ("LADOT"). Tenant hereby agrees to cooperate with Landlord and any Property Transportation Coordinator ("PTC") identified by Landlord in connection with the implementation and monitoring of the Ridesharing Program. In compliance with the Ridesharing Program, Tenant shall, at Tenant's sole cost: (i) display bicycle, transit and ridesharing information provided by the PTC in the employee common areas of the Demised Premises; (ii) within fifteen (15) days after Landlord's request, conduct an annual commuter survey of its employees to collect information requested by the PTC pursuant to the Ridesharing Program; (iii) furnish transportation information (including public transit, bicycle and ridesharing information) to all employees of Tenant at the Demised Premises;
(iv) designate an individual to serve as Tenant's on-site contact for transportation matters (which designation may be changed from time to time by written notice to Landlord); and (v) otherwise comply with all reasonable requests of Landlord, the PTC and/or LADOT made pursuant to the Ridesharing Program as in effect from time to time during the term of this lease.

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

      29.9 The laws of the State of California shall govern the interpretation, validity, performance and enforcement of this lease. Venue for any action under this lease shall be the county in which rentals are due pursuant to Section 4.2 and Section 1.1 of this lease.

      29.10 The captions used herein are for convenience only and do not limit or amplify the provisions hereof.

      29.11 Whenever herein the singular number is used, the same shall include the plural, and words of any gender shall include each other gender.

      29.12 All covenants and obligations contained within this lease shall bind and inure to the benefit of Landlord, its successors and assigns, and shall be binding upon Tenant, its permitted successors and assigns.

      29.13 This lease contains the entire agreement between the parties, and no rights are created in favor of either party other than as specified or expressly contemplated in this lease. No brochure, rendering, information or correspondence shall be deemed to be a part of this agreement unless specifically incorporated herein by reference. In addition, no agreement shall be effective to change, modify or terminate this lease in whole or in part unless such is in writing and duly signed by the party against whom enforcement of such change, modification or termination is sought.

      29.14 LANDLORD AND TENANT HEREBY ACKNOWLEDGE THAT THEY ARE NOT RELYING UPON ANY BROCHURE, RENDERING, INFORMATION, REPRESENTATION OR PROMISE OF THE OTHER, OR OF THE AGENT, EXCEPT AS MAY BE EXPRESSLY SET FORTH IN THIS LEASE.

      29.15 No waiver of any of the terms, covenants, provisions, conditions, rules and regulations imposed by this lease, and no waiver of any legal or equitable relief or remedy, shall be implied by the failure of Landlord to assert any rights, declare any forfeiture, or for any other reason. No waiver of any of the terms, provisions, covenants, conditions, rules and regulations shall be valid unless it shall be in writing signed by Landlord. No waiver by Landlord or forgiveness of performance by Landlord for one or more tenants shall constitute a waiver or forgiveness of performance in respect to Tenant. Landlord's consent to or approval of any act by Tenant requiring Landlord's consent or approval under this lease shall not be deemed to render unnecessary the obtaining of Landlord's consent to or approval of any subsequent act of Tenant. No act or thing done by Landlord or Landlord's agents during the term of this lease shall be deemed an acceptance of a surrender of the Demised Premises, unless in writing signed by Landlord. The delivery of the keys to any employee or agent of Landlord shall not operate as a termination of this lease or a surrender of the Demised Premises. The acceptance of any rent by Landlord following a breach of this lease by Tenant shall not constitute a waiver by Landlord of such breach or any other breach unless such waiver is expressly stated in a writing signed by Landlord.

      29.16 Tenant shall deliver and surrender to Landlord possession of the Demised Premises (including all of Tenant's permanent work upon and to the Demised Premises, all replacements and all fixtures permanently attached to the Demised Premises) immediately on the Expiration Date or the termination of this lease in as good condition and repair as the same were on the delivery date (loss by any insured casualty and ordinary wear and tear only excepted) and deliver the keys at the office of Landlord or Landlord's agent; provided, however, that upon Landlord's request made at least thirty (30) days prior to the end of the term, or the date Tenant is otherwise required to vacate the Demised Premises, Tenant shall remove all fixtures and equipment affixed to the Demised Premises by Tenant, and repair and restore the Demised Premises to their condition on the delivery date (loss by any insured casualty and ordinary wear and tear only excepted), at Tenant's sole expense. The removal shall be performed prior to the earlier of the end of the term or the date Tenant is required to vacate the Demised Premises.

      29.17 Tenant shall not record this lease. Without the prior written consent of Landlord, Tenant shall not record any memorandum of this lease, short form or other reference to this lease.

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

      29.18 The submission of this lease for examination does not constitute a reservation of or option for the Demised Premises or any other space in the Industrial Complex, and shall not vest any right in Tenant. This lease shall become effective as a lease only upon its execution and delivery by the parties.

      29.19 LANDLORD AND TENANT HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS LEASE OR ANY DOCUMENTS CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF EITHER PARTY ARISING OUT OF OR RELATED IN ANY MANNER WITH THE DEMISED PREMISES (INCLUDING WITHOUT LIMITATION, ANY ACTION TO RESCIND OR CANCEL THIS LEASE OR ANY CLAIMS OR DEFENSES ASSERTING THAT THIS LEASE WAS FRAUDULENTLY INDUCED OR IS OTHERWISE VOID OR VOIDABLE). THIS WAIVER IS A MATERIAL INDUCEMENT FOR LANDLORD TO ENTER INTO AND ACCEPT THIS LEASE.

      29.20 If Tenant is a corporation (including any form of professional association), then each individual executing or attesting this lease on behalf of such corporation covenants, warrants and represents that he or she is duly authorized to execute or attest and deliver this lease on behalf of such corporation. If Tenant is a partnership (general or limited) or limited liability company, then each individual executing this lease on behalf of the partnership or company hereby covenants, warrants and represents that he or she is duly authorized to execute and deliver this lease on behalf of the partnership or company in accordance with the partnership agreement or membership agreement, as the case may be, or an amendment thereto, now in effect.

      29.21 If at any time during the terms of this lease, the WALL STREET JOURNAL shall stop publishing the prime rate or shall cease publication entirely, the parties shall thereafter accept and use the prime rate published on a daily basis (excepting weekends) by a responsible financial newspaper or periodical of recognized authority then to be selected by Landlord (but subject to reasonable approval by Tenant).

      29.22

            (a) On condition that (i) Tenant has fully complied with all the terms and conditions of this lease, (ii) is not then in default under any of the terms and conditions of the lease beyond any applicable notice and cure period, and (iii) Tenant's creditworthiness is of equivalent strength as on the execution date of this lease (the "Execution Date"), Tenant shall have a right of first refusal to lease the entirety of the adjacent 421,201 square foot space in the Building or any portion thereof which Landlord intends to lease to a third party (the "First Refusal Space") when Landlord notifies Tenant ("Landlord's Notice") that Landlord is ready to accept from such third party a bonafide proposal or counterproposal to lease the First Refusal Space (the "First Refusal Proposal"). For the purposes of this Section 29.22, "creditworthiness of equivalent strength" shall mean that (x) the combined net worth of Tenant and Guarantor (as demonstrated to Landlord with then-current financial documentation similar in scope to that provided to Landlord prior to the Execution Date) shall be at least equal to the combined net worth of Tenant and Guarantor as of the Execution Date and (y) Tenant is ready, willing and able to provide credit enhancement in the form of a security deposit or letter of credit, consistent with the terms of this lease, and in an amount equal to the greater of (A) the sum required hereunder, increased or decreased on a pro rata basis to reflect the square footage of the First Refusal Space as compared with the square footage of the original Demised Premises or (B) the credit enhancement amount offered in the First Refusal Proposal.

            (b) When Landlord is about to accept such First Refusal Proposal, Landlord shall deliver Landlord's Notice of same to Tenant, and shall identify in Landlord's Notice the square footage of the First Refusal Space, and all the material terms and conditions of the First Refusal Proposal.

            (c) Tenant shall have (5) business days from receipt of Landlord's Notice in which to notify Landlord in writing of Tenant's decision either to (i) lease the entire First Refusal Space described in Landlord's Notice consistent with the terms set forth in the First Refusal Proposal (in which event Tenant shall concurrently provide the evidence of its creditworthiness of equivalent strength as called for in Section 29.22 above) or (ii) decline to lease the First Refusal Space; provided, however, that if the date of Landlord's Notice is within one hundred eighty (180) days of the Commencement Date, and Tenant's creditworthiness remains of equivalent strength, Tenant may elect to lease the First Refusal Space at the same per square foot base rental rate (but not including any free rent) and the same per square foot Tenant Improvement Allowance rate as is set forth in this lease for the Demised Premises (and otherwise on the terms set forth in the First Refusal Proposal). If Tenant elects to accept the First Refusal Proposal (or, if applicable, the First Refusal Proposal as modified by the terms of this paragraph), then Landlord and Tenant shall, within ten (10) business days, execute an amendment to this lease incorporating the First Refusal Space into the Demised Premises, setting forth Tenant's minimum guaranteed rental and new proportionate shares, and any other adjustments to the lease necessitated by (i) the applicable terms of the First Refusal Proposal and (ii) the addition of the First Refusal Space. The term of the lease for any First Refusal Space shall be coterminous with the term of this lease and shall be subject to Tenant's renewal option as provided in EXHIBIT D. If Tenant declines to lease the First Refusal Space, or if Tenant does not timely respond to Landlord's notice, or if Tenant's creditworthiness is not of equivalent strength, Landlord shall then be free to lease the First Refusal Space to any third party or parties on such terms as Landlord may elect in its sole and absolute discretion, so long as such lease terms are not materially more beneficial to the third party than the terms of the First Refusal Proposal, without any further liability to Tenant whatsoever with respect to the First Refusal Space.

            (d) If the Demised Premises are expanded as hereinabove provided, the First Refusal Space shall be delivered to Tenant in its "AS IS" "WHERE IS" condition (without requirement for any tenant improvement allowance, unless (i) same shall be incorporated in the First Refusal Proposal or
      (ii) available to Tenant pursuant to Section 29.22(c) above) but the First Refusal Space shall be vacant, free of tenants and broom clean. Tenant shall have the option of performing tenant improvements in the Demised Premises subject to all of the terms and provisions of the lease.

            (e) Notwithstanding anything to the contrary set forth herein, this right of first opportunity shall not be available to any assignee or subtenant of Tenant who becomes the "Tenant" hereunder other than an Affiliate of Tenant.

            (f) Time is of the essence with respect to the provisions of this
      Section 29.22.

      29.23

            (a) Tenant acknowledges that it has been advised that an affiliate of Landlord is a trust fund (the "Fund") which holds the assets of one or more employee benefit plans or retirement arrangements which are subject to Title I of ERISA and/or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") (each a "Plan") and with respect to which Morgan Guaranty Trust Company of New York ("MGT") is the investment manager and that, as a result, Landlord may be prohibited by law from engaging in certain transactions.

            (b) Tenant represents and warrants that as of the date hereof, and at all times while it is a Tenant under this lease, one of the following statements is, and, subject to subsection (c), will continue to be, true:
      (1) Tenant is not a "party in interest" (as defined in Section 3(14) of ERISA) or a "disqualified person" (as defined in Section 4975 of the Code) (each a "Party in Interest") with respect to the Plans invested in the AT&T Master Pension Trust II ("LTIT Plan") or, (2) if Tenant is a Party in Interest, that:

                  (A) neither Tenant nor its "affiliate" (as defined in Section
            V(c) of PTCE 84-14, "ERISA Affiliate") has, or during the immediately preceding one (1) year has, had an officer or director serve as a member of the Board of Directors of AT&T Corp. ("Board Member") and

                  (B) neither Tenant nor any entity controlling, or controlled by, Tenant owns a five percent (5%) or more interest (within the meaning of PTCE 84-14, "5% Interest") in J.P. Morgan Chase & Co.

            (c) In the event that Tenant becomes aware that any statement in subparagraph (b) is no longer true with respect to an LTIT Plan, it will not be deemed a default hereunder provided Tenant notifies Landlord thereof with reasonable promptness and cooperates with Landlord and/or the Fund in its efforts to take whatever action is necessary under ERISA to rectify the situation. Such action may include the Board Member agreeing in writing to abstain from voting on any matter which would be deemed to be exercising the authority to either: (i) appoint or terminate JPMorgan Chase Bank as the qualified professional asset manager (as defined in Section V(a) of PTCE 84-14, "QPAM") of any of the assets of the LTIT Plan with respect to which Tenant or its ERISA Affiliate is a Party in Interest; or (ii) negotiate the terms of the management agreement with JPMorgan Chase Bank, including renewals or modifications thereof, on behalf of an LTIT Plan.

      29.24 This lease consists of twenty-nine Articles and Exhibits A through
I. With the exception of Article 7, in the event any provision of an exhibit shall be inconsistent with a provision in the body of the lease, the provision as set forth in the exhibit shall be deemed to control.

      EXECUTED as of the latest date accompanying a signature by Landlord or Tenant below.

LANDLORD:                           PORT LA DISTRIBUTION CENTER II, L.P.,
                                    a California limited partnership

                                    By: PORT LA LLC, a Delaware limited
                                        liability company, its general partner

                                        By: SSR REALTY ADVISORS, INC.,
                                            a Delaware corporation, its manager

                                               By: /s/ Robert N. Lewis
                                                   -----------------------
                                               Name: ROBERT N. LEWIS
                                               Title: SENIOR ASSET MANAGER

                                    Date of Signature: 1-14-03
                                    Taxpayer Identification No.: 91-2165011

TENANT:                             FMI INTERNATIONAL (WEST) LLC,
                                    a Delaware limited liability company

                                    By: /s/ Joseph Desaye
                                        -----------------
                                    Name: JOSEPH DESAYE
                                    Title: CFO

                                    By: /s/ Michael Desaye
                                        ------------------
                                    Name: MICHAEL DESAYE
                                    Title: COO

                                    Date of Signature: JAN. 10, 2003

                                    EXHIBIT B

                                   WORK LETTER

ARTICLE I. GENERAL

      Subject to Substantial Completion of Landlord's Work as described in
Article IV below, Tenant hereby accepts the Demised Premises "as is" and "ready for occupancy."

ARTICLE II. DESCRIPTION OF TENANT'S WORK

      A. Signs: Tenant shall pay for all signs and the installation thereof, including the electrical hook-up, subject to the provisions of
            Section 13.1 of this lease.

      B. Racking and Fixturization: Tenant shall set up pallet racking and special project areas, stripe floors and transfer stock in and to the Demised Premises. Tenant shall also install security and communications systems (including equipment and cabling) for data and voice.

      C. All racking and fixturation work undertaken by Tenant shall be at Tenant's sole cost and expense and shall not damage the building or any part thereof. Any roof penetration shall be performed by Landlord's roofer or, at Landlord's option, by a bonded roofer approved in advance by Landlord. The roof work, if any, shall be begun only after Landlord has given consent, which consent shall not be unreasonably withheld, delayed or conditioned but which consent shall in part be conditioned upon Tenant's plans, to include materials acceptable to Landlord, in order to prevent injury to the roof and to spread the weight of the equipment being installed. Tenant shall also be responsible for obtaining and paying for professional inspections of any structural work (including, without limitation, any roof work or concrete work).

      D. All work performed by or at the behest of Tenant shall be in compliance with all applicable Regulations.

      E. Tenant shall, at Tenant's sole cost and expense, remove all or any portion of Tenant's Work from the Demised Premises at the expiration of the term of this lease if so requested by Landlord in writing prior to the expiration of the lease term.

ARTICLE III. DESCRIPTION OF LANDLORD'S WORK

      A. Promptly following the full execution of this lease, Landlord shall, at its sole cost, but subject to the Maximum Allowance Amount, build out the Demised Premises in accordance with the Landlord's Work Budget attached hereto as EXHIBIT B-1 and the plans attached hereto as EXHIBIT B-2 (or if such plans are not attached hereto as of the date of execution of this lease, then in accordance with such plans as shall be mutually agreed upon by Landlord and Tenant in good faith promptly following execution of this lease; in either event, all such work shall be collectively referred to herein as "Landlord's Work"). Landlord shall perform such work in a diligent, good, workmanlike, first-class manner, and shall complete all such work in accordance with applicable laws and regulations, including without limitation the ADA. As part of Landlord's Work, Landlord shall install a 1200 amps electrical power panel and distribution board ("Power Panel") in the Demised Premises and an 8-foot high chain-link demising fence ("Fence") to separate Tenant's Truck Court from the remainder of the truck court. Such fencing shall be improved with three strands of barbed wire and metal slats.

      B. Landlord shall not be required to expend in excess of $1,016,655.00 (i.e., $3.00 per square foot) on Landlord's Work (the "Maximum Allowance Amount"). Any work included within Landlord's Work which exceeds the Maximum Allowance Amount shall be paid by Tenant to Landlord as follows: one-half of such excess amount shall be paid within ten (10) days of Tenant's receipt of Landlord's written demand therefor and one-half shall be paid within ten (10) days of Tenant's receipt of Landlord's written notice that Landlord's Work has been Substantially Completed (as defined below). The Maximum Allowance Amount shall include hard construction costs, as well as all engineering, planning, permitting and construction supervision fees and charges and all costs relating to installation of separate utility meters for the Demised Premises. The Maximum Allowance Amount shall not include the costs relating to the installation of the Power Panel and the Fence, which work shall be done at Landlord's sole cost and expense.

      C. Prior to commencing Landlord's Work, Landlord shall meet with Tenant to review the costs of Landlord's Work.

      D. Landlord shall be deemed to have completed Landlord's Work when (i) Landlord's architect certifies to Tenant that such work has been substantially completed in accordance with the approved plans, subject only to punchlist items or other minor items which do not interfere with Tenant's ability to conduct its business in the Demised Premises, and (ii) Landlord delivers to Tenant a certificate of occupancy, temporary certificate of occupancy or comparable approval from the applicable City agency ((i) and (ii) together constituting "Substantial Completion" for the purpose of this lease). Landlord shall use commercially reasonable efforts to complete all punchlist items within thirty (30) days of Tenant's occupancy of the Demised Premises.

      E. In the event, following Substantial Completion of Landlord's Work and Tenant's occupancy of the Demised Premises, Landlord reasonably determines that the entire Maximum Allowance Amount has not been expended, any remainder amount shall be applied to the next payment(s) of rent coming due from Tenant under this lease. Landlord shall use commercially reasonable efforts to complete the foregoing determination and notify Tenant of same within sixty (60) days of the Commencement Date.

      F. At such time as Landlord leases the remainder of the Building (or any portion thereof) to a third party, Landlord, at Landlord's sole cost, shall install a floor-to-ceiling drywall demising wall to separate the Demised Premises from the remainder of the Building. Landlord shall reinforce the lower six feet of the demising wall with a 1/2" layer of plywood and shall protect the lower edge of the drywall/plywood demising wall with 4"x4" wood beams.

                                   EXHIBIT B-1

                             LANDLORD'S WORK BUDGET

Preliminary Budget Costs for Port LA - Building 'A'
(Budget prepared by Oltmans Construction)

Main Office Area - 6206 S.F.                      $35.41            $219,772
  Restrooms (4)                                                      $35,000

Employee Lunch Room/Restrooms                     $50.36             $82,284
  1624 S.F.

Shipping Office/Restrooms 2100 S.F.               $54.54            $114,538
  Added Fixtures per UPC, Table 4-1                                  $55,000

Loading Doors
  Edge of Dock Levelers - 51 ea.                                     $51,000
  Dock Lights (hanging) - 51 ea.                                     $16,575

General Warehouse Lighting - 20FC                                    $93,500
  Aisle Lighting                                                         NIC

Foil Insulation                                                          NIC

New 1200 AMP Buse Electrical Service                           Landlord Cost

Battery Charging Area
(adjacent to electrical service)
  Fant Duct Work                                                      $3,000
  Panel/Distribution 400 Amp                                          $9,000
  Outlets - 6 ea.                                                     $3,500
  Battery Chargers                                                 By others
  Governmental Regulations                                           $10,000
Utility Metering                                                      $5,000

High Pile Storage
  Smoke Venting Upgrade                                                  NIC
  Fire Sprinkler Upgrades                                                NIC
  Draft Curtains                                                         NIC
  Hose Racks - 10 ea.                                                $15,000

Demising Wall 350 CF                                           Landlord Cost

Chain Link Fence                                               Landlord Cost

A&E Fees                                                             $20,000

Permits, Plan Check/Misc. Fees                                       $12,000
                                                               -------------
                                                                    $745,169
Contingency - 5%                                                     $37,008
Construction Supervision - 2.5%                                      $19,429
                                                               =============
                                                $2.41/SF            $801,606

                                     B-1-1

                                   EXHIBIT B-2

                           PLANS OF DEMISED PREMISES

                                   [to come]

                                      B-2-1

                                    EXHIBIT C

                   TENANT CONSTRUCTION RULES AND REGULATIONS

      1. All demolition, removals and other categories of work that inconveniences other tenants or disturbs building operations on more than a DE MINIMUS basis must be scheduled and performed before or after normal working hours, and the property manager for the Industrial Complex (the "Property Manager") shall be provided with at least twenty-four (24) hours notice prior to proceeding with such work.

      2. All structural and floor loading requirements shall be subject to the prior approval of the Industrial Complex's structural engineer, which approval shall not be unreasonably withheld, delayed or conditioned. Approval shall be obtained by Tenant and any fees shall be at Tenant's sole expense.

      3. All mechanical (HVAC, plumbing and sprinkler) and electrical requirements shall be subject to the prior approval of Landlord's mechanical and electrical engineers. When necessary, Property Manager will require engineering and shop drawings, which drawings must be approved by Property Manager before the work is started. Drawings shall be prepared by Tenant and all approvals shall be obtained by Tenant.

      4. If the shutdown of risers and mains for electrical, HVAC, sprinkler and/or plumbing work is required, such work shall be supervised by a representative of Landlord at Tenant's sole expense at a time approved in advance by Property Manager.

      5. Tenant's general contractor is responsible to do all of the following:

            (a) Properly supervise construction at the Demised Premises at all times.

            (b) Police the work at all times, continually keeping the affected space(s) safe and orderly.

            (c)   Maintain the cleanliness and protection of all affected areas.

            (d) Avoid and prevent the disturbance of other tenants on more than a DE MINIMUS basis.

      6. If Tenant's general contractor is negligent in any of its responsibilities and if same is not cured within five (5) days after written notice to Tenant, Tenant shall be charged for the corrective work done by Landlord's personnel.

      7. No electrical cords are to be stretched across any walkways or public areas in any manner that would cause any safety hazard.

      8. Radios may not be played if the sound can be heard in the Common Area or in other tenant suites.

      9. Electrical rooms may not be used to store any materials, fixtures, etc.

      10. All sprinkler shut downs, draining or filling shall be scheduled and coordinated with the Landlord's chief engineer or his delegate.

      11. Bracing, soldering or welding shall be scheduled in advance with Property Manager.

      12. Dust shall be kept at a minimum to avoid smoke detector activation.

      13. If requested by Tenant, Property Manager shall provide space in the parking lot at a location near to the Demised Premises as reasonably determined by Landlord for a trash and debris bin during construction of the tenant improvements.

      14. Damage to ANY pre-installed fixtures (E.G., water fountains, sinks, lights, commodes, signage, etc.) shall be repaired at Tenant's sole expense.

      15. Tenant's general contractor shall coordinate the keying schedule, Tenant's key requirements and cylinder installation with Landlord's designated locksmith.

      16. Where appropriate, Tenant shall submit to Property Manager a final "as-built" set of drawings showing all items of work in full detail. "As-builts" shall be sepias or vellums.

      17. Throughout the construction period and upon conclusion of the work, Tenant's general contractor shall cause the work areas and all other affected areas to be clean and free of debris.

      18. Prior to any modification of the Demised Premises by Tenant, Tenant shall adhere to the following as well as the provisions contained in Article 11 of the lease:

            (a) Two (2) complete sets of plans, diagrams, schedules and other data relating to work to be performed by Tenant must be furnished by Tenant to Landlord in form sufficient to obtain a building permit. Without limiting the generality of the immediately preceding sentence, Tenant's submissions must include a floor plan, a reflected ceiling plan, a plumbing plan, elevations of walls and a fixture plan. All drawings shall be at scale of either 1/8" or 1/4".

            (b) Tenant shall secure Landlord's written approval (which shall not be unreasonably withheld, delayed or conditioned) of all designs, plans, specifications, materials, contractors and contracts for work to be performed by Tenant before beginning the work (including following whatever reasonable "work letter" instructions, if any, which Landlord may deliver to Tenant in connection with the work), and shall secure all necessary licenses and permits to be used in performing the work. Tenant shall provide Landlord with a copy of any such licenses or permits. Tenant's finished work shall be subject to Landlord's approval and acceptance (which shall not be unreasonably withheld, delayed or conditioned).

            (c) Tenant shall provide Landlord with one (1) copy of the Building Department-approved plans.

            (d) Tenant shall provide Landlord with a list of all contractors and sub-contractors scheduled to perform work at the Demised Premises, with address and telephone numbers.

            (e) The insurance requirements under Article 15 of this lease and the indemnity requirements under Article 16 of this lease shall expressly apply during the construction contemplated in this exhibit, and Tenant shall provide evidence of appropriate insurance coverage prior to beginning any of Tenant's work. Tenant shall provide Landlord with evidence of insurance covering both Tenant and Tenant's contractor against damage to their personal property, as well as against third-party liability and workers' compensation claims arising out of all construction and associated activities. All policies of insurance shall be subject to Landlord's prior approval, which shall not be unreasonably withheld, delayed or conditioned, and shall be endorsed showing Landlord as an additional named insured (or if permitted by Landlord, may provide a waiver of subrogation against Landlord).

            (f) Promptly following completion of Tenant's work, Tenant shall provide Landlord with the following: (i) a copy of signed-off inspection cards and building plans, (ii) reproducible "as built" drawings, (iii) executed "Unconditional Waiver and Release Upon Final Payment" forms by the general contractor and any sub-contractor filing preliminary notices, and (iv) a signed and notarized Notice of Completion as required by California Civil Code Section 3093.

                                    EXHIBIT D

                                 RENEWAL OPTION

      Tenant shall have the right to renew the term of this Lease for one (1) five (5)-year term upon prior written notice ("Tenant's Election Notice") to Landlord given not sooner than fifteen (15) months nor later than nine (9) months prior to the Expiration Date; provided that at the time Tenant gives such notice to Landlord and for the remainder of the initial term of this Lease (i) this Lease has not been assigned and Tenant continues to occupy at least eighty percent (80%) of the usable square footage of the Demised Premises and (ii) Tenant is not in default hereunder beyond any applicable notice and cure periods. During the renewal term, the provisions of this Lease, as it may be amended in writing prior to the date of the commencement of such renewal term, shall continue in effect except that Tenant shall occupy the Demised Premises in its then "AS IS" condition and there shall be no abatement of rent, nor shall there be credit or allowances given to Tenant for improvements to the Demised Premises, and the minimum guaranteed rental will be an amount equal to whatever monthly rental (plus whatever periodic adjustments) Landlord is then quoting to prospective tenants for new leases of comparable space in the Industrial Complex for a comparable term (as confirmed by written statement to Tenant by a representative of Landlord), or if no comparable space exists in the Industrial Complex, then one hundred percent (100%) of the projected prevailing market rate of rent for comparable space with comparable finish-out in comparable industrial buildings in comparable locations, as of the Expiration Date (as confirmed by written statement to Tenant by a representative of Landlord); provided, however, that in no event shall the minimum guaranteed rental rate during such renewal term be less than the fully escalated minimum guaranteed rental rate being paid by Tenant during the last full calendar month of the initial lease term. It is understood and agreed that Tenant's submittal of Tenant's Election Notice shall bind Tenant to a five (5)-year extension of this lease.

      If by the date thirty (30) days following delivery of Tenant's Election Notice, Landlord and Tenant have not agreed in writing as to the amount of the minimum guaranteed rental, the parties shall determine the projected prevailing market rental rate in accordance with the following procedure. Landlord and Tenant shall each appoint one real estate appraiser, and the two so appointed shall select a third. Said real estate appraisers shall each be licensed in the State of California, specializing in the field of commercial real estate in the City of Los Angeles, having no less than ten (10) years experience in such field, unaffiliated with either Landlord or Tenant, and recognized as ethical and reputable within their field. Landlord and Tenant agree to make their appointments promptly within ten (10) business days after expiration of the thirty (30) day negotiation period, or sooner if mutually agreed upon. The two appraisers selected by Landlord and Tenant shall promptly select a third appraiser within twenty (20) days after they both have been appointed, and each appraiser, within forty-five (45) days after the third appraiser is selected, shall submit his or her determination of the then projected prevailing market rate of rent for comparable space with comparable finish-out in comparable industrial buildings in comparable locations. The prevailing market rental rate shall be the mean of the two closest rental determinations.

      Once the minimum guaranteed rental for the renewal term has been established, the parties shall memorialize same in a writing to be prepared by Landlord, which writing (but not the amount of the minimum guaranteed rental) shall be subject to Tenant's reasonable approval.

                                    EXHIBIT E

                            [INTENTIONALLY OMITTED]

                                    EXHIBIT F

                   FORM OF SUBORDINATION, NON-DISTURBANCE AND
                              ATTORNMENT AGREEMENT

      THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (this "Agreement") is made as of _________________________, 200____ by and among
AMERICAN GENERAL LIFE AND ACCIDENT INSURANCE COMPANY, a Tennessee corporation, AIG ANNUITY INSURANCE COMPANY, a Texas corporation, and THE VARIABLE ANNUITY LIFE INSURANCE COMPANY, a Texas corporation, having an address at 1 SunAmerica Center, Century City, Los Angeles, California 90067-6022, Attention:
Director-Mortgage Lending and Real Estate (collectively, "Holder"); FMI INTERNATIONAL (WEST) LLC, a Delaware limited liability company, having an address at __________________________________________________________("Tenant"),
and PORT LA DISTRIBUTION CENTER II, L.P., a California limited partnership, having an address c/o SSR Realty Advisors, Inc., One California Street, Suite 1400, San Francisco, California 94111, Attention: Asset Management and Legal Departments ("Landlord").

                                    RECITALS:

            A. Holder has agreed to make a loan in the amount of $40,000,000 (the "Loan") to Landlord.

            B. Landlord is the owner of the land legally described in EXHIBIT A attached hereto and made a part hereof and the buildings and other improvements located on such land (such land, buildings and improvements being referred to herein as the "Property").

            C. Landlord is the lessor and Tenant is the lessee under that certain Lease Agreement (the "Original Lease") dated as of ____________________, 2002, relating to a portion of the Property (the "Premises"). The Original Lease, as hereafter modified, amended or supplemented from time to time, is referred to hereinafter as the "Lease."

            D. The Loan will be secured, among other things, by a first-lien Deed of Trust, Security Agreement, Fixture Filing, Financing Statement and Assignment of Leases and Rents encumbering the Property (such instrument, as amended, increased, renewed, modified, consolidated, replaced, combined, substituted, severed, split, spread or extended from time to time, being herein referred to as the "Deed").

                                   AGREEMENT:

      NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and understanding that Holder will rely on Tenant's covenants and certifications, as set forth herein, in making the Loan, the parties hereto agree and certify as follows:

            1. Tenant represents and warrants to Holder that the Original Lease has been duly authorized, executed and delivered by Tenant. Landlord and Tenant each represent and warrant to Holder that (a) the Original Lease is in full force and effect, (b) except as expressly set forth in Recital C hereof, the Original Lease has not been modified or amended in any way, and (c) neither party to the Original Lease is in default with respect to such party's obligations under the Original Lease as of the date of this Agreement.

            2. Tenant hereby subordinates the leasehold estate created by the Lease, and all of Tenant's right, title, and interest under the Lease and in and to the Premises and the Property, to the lien of the Deed. Subject to the provisions of this Agreement, the lien of the Deed shall, with respect to all amounts now or at any time hereafter secured by such lien (including amounts in excess of the principal face amount of the Note referred to in the Deed) be senior and superior in all respects to any interest of Tenant in the Premises or the Property.

            3. As long as Tenant is in compliance with the terms of this Agreement and is not in default in the performance of its obligations under the Lease, which default has continued beyond any cure periods provided in the Lease or at law, Tenant shall not be named as a party defendant in any action for foreclosure or other enforcement of the Deed (unless required by law), nor shall the Lease be terminated in connection with, or by reason of, foreclosure or other proceedings for the enforcement of the Deed, or by reason of a transfer of the landlord's interest under the Lease pursuant to the taking of a deed or assignment (or similar device) in lieu or in contemplation of foreclosure, nor shall Tenant's use or possession of the Premises be interfered with, and the rights of Tenant under the Lease shall remain in full force and effect, except that the person acquiring or succeeding to the interests of Landlord as the result of any such action, proceeding or transfer and such person's successors and assigns (any of the foregoing being hereinafter referred to as the "Successor") shall not be:

                  (a) bound by any prepayment of rent paid more than thirty (30) days in advance of the due date;

                  (b) liable for any act or omission of any prior landlord;

                  (c) subject to any offsets, defenses or counterclaims which Tenant may have against any prior landlord; or

                  (d) bound by any amendment or modification of the Original Lease made without the written consent of Holder.

                  (e) obligated to perform any work in the Premises.

                  (f) bound by any obligation to make any payment to Tenant.

            4. If the interest of the Landlord under the Lease shall be transferred by reason of foreclosure or other proceedings for enforcement of the Deed or the obligations which it secures or pursuant to a taking of a deed or assignment (or similar device) in lieu or in contemplation of foreclosure, Tenant shall be bound to the Successor and, except as provided in this Agreement, the Successor shall be bound to Tenant under all of the terms, covenants and conditions of the Lease for the unexpired balance of the term thereof remaining (and any extensions, if exercised), with the same force and effect as if the Successor were the Landlord, and Tenant does hereby (a) agree to attorn to the Successor, including Holder if it be the Successor, as its landlord, (b) affirm its obligations under the Lease, and (c) agree to make payments of all sums due under the Lease to the Successor, said attornment, affirmation and agreement to be effective and self-operative without the execution of any further instruments, upon the Successor succeeding to the interest of the Landlord under the Lease. To the extent permitted by applicable law, Tenant waives the provisions of any statute or rule of law now or hereafter in effect that may give or purport to give it any right or obligation to terminate or otherwise adversely affect the Lease or the obligations of Tenant thereunder by reason of any foreclosure or other proceedings for enforcement of the Deed or the taking of a deed or assignment (or similar device) in lieu or in contemplation of foreclosure.

            5. Notwithstanding anything to the contrary in the Lease, Tenant shall not commence any action against Landlord or otherwise pursue any right or remedy against Landlord in consequence of a default by Landlord under the terms and provisions of the Lease unless written notice by Tenant specifying such default is mailed to Holder at its address set forth above. Tenant further agrees that Holder shall have the right, but shall not be obligated, to cure such default on behalf of Landlord within thirty (30) days after receipt of such notice, or if such default cannot reasonably be cured in such 30-day period, Holder shall have the right to commence the cure of such default in such 30-day period and thereafter diligently pursue such cure until completed. Tenant further agrees not to invoke any of its remedies either express or implied, under the Lease (except in the case of emergency repairs) unless such default shall remain uncured at the expiration of the 30-day period after receipt of such notice of default, or if such default cannot reasonably be cured in such 30-day period, unless the cure of such default shall not be commenced within such 30-day period and thereafter prosecuted diligently to completion.

            6. Tenant agrees that neither this Agreement nor the Deed shall, prior to Holder's succession to Landlord's interest in the Premises, through foreclosure, assignment in lieu of foreclosure, or a possessory action, operate to place responsibility for the control, care, management or repair of the Premises upon Holder, or impose responsibility for the carrying out of the terms and conditions of the Lease, nor shall Holder be responsible for or liable for any waste committed on the Premises by any party whatsoever or for any dangerous or defective condition of the Premises, or for any negligence in the management, upkeep, repair or control of the Premises resulting in any damage to property or in any loss or injury or death to any person.

            7. In the event that Holder notifies Tenant of any default under the Deed and demands that Tenant pay rent and all other sums due under the Lease to Holder, Tenant (waiving any proof of the occurrence of such event of default other than receipt of Holder's notice) shall pay rent and all other sums due under the Lease directly to Holder. Any payments made to Holder by Tenant shall not affect or impair the other rights and remedies of Holder under the Deed or otherwise against Landlord. Any and all payments made to Holder by Tenant pursuant to the foregoing shall be credited against Tenant's rental obligations under the Lease regardless of whether Holder had the right to make such demand and regardless of any contrary demands which may hereafter be made by Landlord.

            8. This Agreement may not be modified except by an agreement in writing signed by the parties. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

            9. Nothing contained in this Agreement shall in any way impair or affect the lien created by the Deed, except as specifically set forth herein.

            10. Tenant acknowledges that this Agreement satisfies any condition or requirement in the Original Lease relating to the granting of a non-disturbance agreement with respect to the Deed. In the event there is any inconsistency between the terms and provisions hereof and the terms and provisions of the Lease dealing with non-disturbance, the terms and provisions hereof shall be controlling.

            11. All notices, demands or requests made pursuant to, under or by virtue of this Agreement shall be in writing and delivered by hand, sent by an overnight courier service providing dated evidence of delivery or mailed by certified or registered mail, return receipt requested, to the person to whom the notice, demand or request is being made at its address set forth herein. Such notices shall be deemed to have been promptly given and received for all purposes (a) if hand delivered, effective upon delivery; (b) if mailed, by United States registered or certified mail, postage prepaid, return receipt requested, effective on the date shown on the return receipt; or (c) if sent by Federal Express or other reliable express courier, effective on the next business day after delivery to such express courier service. Any person may change the place that notices and demands are to be sent by written notice delivered in accordance with this Agreement. "Business day" shall mean any day, except Saturday, Sunday and any day which, in the State in which the Property is located, is a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close.

            12. This Agreement shall be governed by the laws of the State in which the Property is located.

            13. This Agreement may be executed in counterparts, each of which shall constitute an original and all of which taken together shall constitute one and the same agreement.

      IN WITNESS WHEREOF, the parties hereto have hereunto caused this Agreement to be duly executed as of the day and year first above written.

"TENANT"                                     "HOLDER"

FMI INTERNATIONAL (WEST) LLC,                AMERICAN GENERAL LIFE AND ACCIDENT
a Delaware limited liability company         INSURANCE COMPANY, a Tennessee
                                             corporation

By: ____________________________________     By: ______________________________
Name: __________________________________     Name: ____________________________
Title: _________________________________     Its: _____________________________

"LANDLORD"                                   AIG ANNUITY INSURANCE COMPANY, a
                                             Texas corporation
PORT LA DISTRIBUTION CENTER II, L.P.,
a California limited partnership
                                             By: ______________________________
By: PORT LA LLC, a Delaware limited          Name: ____________________________
    liability company, its general partner   Its: _____________________________

    By: SSR REALTY ADVISORS, INC.,
        a Delaware corporation, its manager  THE VARIABLE ANNUITY LIFE INSURANCE
                                             COMPANY, a Texas corporation
        By: _______________________________
        Name: _____________________________  By: AIG GLOBAL INVESTMENT CORP., a
        Its: ______________________________      New Jersey corporation, its
                                                 investment advisor

                                                 By: __________________________
                                                 Name: ________________________
                                                 Its: _________________________

 STATE OF [_________________________]        )
                                             )ss.
 COUNTY OF [________________________]        )

      Before me, [_________________________], a Notary Public, on this day personally appeared [__________________________] as [_____________________] of
[_____________________], a [__________________], known to me to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that he executed the same for the purposes and consideration therein expressed.

      Given under my hand and official seal this [________] day of [_______________], [_______________], A.D.

                                             ___________________________________
(SEAL) Notary Public

STATE OF [_________________________]      )
                                          )ss.
COUNTY OF [_______________________]       )

      Before me, [_________________________], a Notary Public, on this day personally appeared [_________________________] as [_________________________]
of The Variable Annuity Life Insurance Company, a Texas corporation, known to me to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that he executed the same for the purposes and consideration therein expressed.

      Given under my hand and official seal this [________] day of [________________], [________________], A.D.

                                             __________________________________
 (SEAL) Notary Public

STATE OF [_________________________]     )
                                         )ss.
COUNTY OF [________________________]     )

      Before me, [_________________________], a Notary Public, on this day personally appeared [________________________] as [_______________________] of
American General Life and Accident Insurance Company, a Tennessee corporation, known to me to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that he executed the same for the purposes and consideration therein expressed.

      Given under my hand and official seal this [________] day of [_______________], [_______________], A.D.

                                             __________________________________
(SEAL) Notary Public

STATE OF [_________________________]      )
                                          ) ss.
COUNTY OF [_______________________]       )

      Before me, [_________________________], a Notary Public, on this day personally appeared [________________________] as [________________________] of
AIG Annuity Insurance Company, a Texas corporation, known to me to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that he executed the same for the purposes and consideration therein expressed.

      Given under my hand and official seal this [________] day of [_______________], [_________________________], A.D.

                                             ___________________________________
(SEAL) Notary Public

STATE OF [__________________________]     )
                                          ) ss.
COUNTY OF [________________________]      )

      Before me, [_________________________], a Notary Public, on this day personally appeared [________________________] as [________________________] of
[________________________], a [________________________], known to me to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that he executed the same for the purposes and consideration therein expressed.

      Given under my hand and official seal this [________] day of [_______________], [________________________], A.D.

                                             __________________________________
(SEAL) Notary Public

                                    EXHIBIT A

                              [Legal Description]

                                    EXHIBIT G

                              TENANT ESTOPPEL FORM

                          Date: _______________, ______

American General Life and Accident
   Insurance Company
AIG Annuity Insurance Company
The Variable Annuity Life Insurance Company
1 SunAmerica Center, Century City
Los Angeles, CA 90067-6022

Attention: Director-Mortgage Lending and Real Estate

      Re: Lease of space at Port LA Distribution Center, by and between FMI International (West), LLC, as tenant ("Tenant") and Port LA Distribution Center II, L.P., as landlord ("Landlord").

Gentlemen:

      Tenant understands that American General Life and Accident Insurance Company, AIG Annuity Insurance Company and The Variable Annuity Life Insurance Company ("Lender"), has made a loan, the repayment of which is secured by a deed of trust or mortgage (the Mortgage) on the above-referenced building and land legally described as set forth on EXHIBIT A attached hereto (the "Building") and an assignment of the above-referenced lease (the "Lease"), and that Lender is relying upon this letter in connection with such loan.

      Therefore, with respect to the Lease, Tenant hereby certifies to and agrees with Landlord and Lender as follows:

      1. A complete, true and accurate copy of the Lease and all amendments or modifications thereto has been delivered to Lender and consists of the following:

      2. The Lease is in full force and effect and has not been modified or amended, except as follows:

      3. Tenant has accepted the premises demised under the Lease (the "Demised Premises"), and Landlord has completed all construction and improvements required under the terms of the Lease to be completed by Landlord.

      4. The Demised Premises is comprised of 338,885 square feet of office space located on 300 Westmont Drive, Los Angeles, California.

      5. The term of the Lease commenced on __________________, ____________.
and will terminate at _________________, ________.

      6. Tenant has paid Landlord a security deposit under the Lease in the form of a letter of credit in the amount of $300,000.00.

      7. Current base monthly rental under the Lease is $_______________ which has been paid through and including _________________, ________.

      8. To Tenant's actual knowledge, there are no defaults of Landlord under the Lease nor any existing conditions which upon the giving of notice or lapse of time or both would constitute a default under the Lease except as follows:

      9. Except as expressly set forth in the Lease, Tenant has not received any rental concession which is presently in effect or will in the future be in effect in connection with renting the Demised Premises and there are no offsets or credits against the payment of rent due under the Lease, except as follows:

      10. Tenant has no options to extend the term of the Lease except as follows:

      11. Tenant has no options or rights of first refusal with respect to renting additional space or acquiring any additional interest in the Building except as follows:

      12. Tenant has no options or rights to terminate the Lease except as follows:

      13. Tenant has no notice of any prior assignment, hypothecation or pledge of the Lease or the rents due thereunder.

      14. From the date hereof until the Mortgage is reconveyed or released, Tenant will not consent to or enter into any modification or termination of the Lease without the prior written consent of Lender.

      15. The Lease and each and every term, condition, covenant and agreement, including, without limitation, the agreement to pay rent, are binding on Tenant and fully enforceable in accordance with their respective terms.

      16. From the date hereof until the Mortgage is reconveyed or released, in the event of a default by Landlord under the Lease, Tenant shall give prompt written notice to Lender to the address set forth above and a reasonable time (which in no event shall be less than thirty (30) days or any longer period set forth in the Lease) to cure or commence to cure such default.

      17. The Lease is and shall be subject and subordinate at all times to the lien of the Mortgage, all other documents evidencing or securing the loan to be made by Lender and all modifications, extensions, renewals or replacements of such Mortgage or other documents.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

      18. Notwithstanding any assignment of the Lease or subletting of the Demised Premises, Tenant shall at all times remain fully responsible and liable for the payment of the rent and for compliance with all other obligations of "Lessee" or "Tenant" under the Lease (regardless of whether Landlord's approval has been obtained for any such assignment or subletting).

Dated: ______________________      "TENANT"

                                   FMI INTERNATIONAL (WEST) LLC,
                                   a Delaware limited liability company

                                   By: _____________________________________
                                   Name: ___________________________________
                                   Title: __________________________________

                                   By: _____________________________________
                                   Name: ___________________________________
                                   Title: __________________________________

Dated: ______________________      "LANDLORD"

                                   PORT LA DISTRIBUTION CENTER II, L.P.,
                                   a California limited partnership

                                   By: PORT LA LLC, a Delaware limited liability
                                       company, its general partner

                                       By: SSR REALTY ADVISORS, INC.,
                                           a Delaware corporation, its manager

                                           By: ________________________________
                                           Name: ______________________________
                                           Title: _____________________________

                                    EXHIBIT H

                      FORM OF COMMENCEMENT DATE MEMORANDUM

TO:         Port LA Distribution Center II, L.P.
            c/o SSR Realty Advisors, Inc.
            One California Street, Suite 1400
            San Francisco, CA 94111
            Attention: Asset Management and Legal Department

FROM:       FMI International (West) LLC
            800 Federal Boulevard
            Carteret, NJ 07008

            Industrial Complex Lease dated __________________, 2002 ("Lease") covering the premises described therein ("Demised Premises") located at Port LA Distribution Center, Los Angeles, California

      Pursuant to the terms of the Lease, Tenant and Landlord have agreed to execute this Commencement Date Memorandum ("Commencement Date Memorandum") within ten (10) days after either party's request therefor. This Commencement Date Memorandum is not in any way intended to modify any of the terms of the Lease.

      1. ACCEPTANCE OF PREMISES. The address of the Demised Premises is 300 Westmont Drive, Los Angeles, California. Tenant has accepted possession of the Demised Premises, which consists of approximately ________ square feet. Tenant is the actual occupant in possession of the Demised Premises and [has not sublet, assigned or otherwise transferred its interest in the Premises / as permitted under the Lease, has sublet ____________ square feet of the Demised Premises to _______________ / as permitted under the Lease, has assigned its interest under the Lease to ____________.]

      2. LEASE TERM. The term of the Lease commenced on ____________________, 200 ______(the "Commencement Date"), is presently in force, and, unless Tenant exercises its renewal option, will expire on _____________________, _______, which shall be the Expiration Date (as defined in the Lease). Tenant has one (1) option to renew the term of the Lease for a term of five (5) years. Tenant must exercise its option to renew for the renewal term, if at all, by delivering written notice thereof to Landlord on or before __________, 200_.

      3. OPENING FOR BUSINESS. Tenant [opened for / intends to open its] business on _____________________, 200___.

      4. RENT COMMENCEMENT DATE. Tenant's obligation to pay rent under the Lease commenced on _____________________, 200___, which shall be the Rent Commencement Date (as defined in the Lease).

      5. MINIMUM GUARANTEED RENTAL. Commencing on the Rent Commencement Date, Minimum Guaranteed Rental is payable in the respective amounts for the following periods as set forth below:

      TIME PERIOD        MONTHLY RENT         ANNUAL RENT
      -----------        ------------         -------------

      ___-_______        $159,276.00          $1,911.312.00

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

      The information set forth in this Commencement Date Memorandum is true and correct as of the date hereof. This acknowledgment shall be binding upon the successors and assigns of each of Tenant and Landlord.

                                   TENANT:

                                   FMI INTERNATIONAL (WEST) LLC,
                                   a Delaware limited liability company

                                   By: _______________________________________
                                   Name: _____________________________________
                                   Title: ____________________________________

                                   By: _______________________________________
                                   Name: _____________________________________
                                   Title: ____________________________________

                                   LANDLORD:

                                   PORT LA DISTRIBUTION CENTER II, L.P.,
                                   a California limited partnership

                                   By: PORT LA LLC, a Delaware limited liability
                                       company, its general partner

                                       By: SSR REALTY ADVISORS, INC.,
                                           a Delaware corporation, its manager

                                           By: _________________________________
                                           Name: _______________________________
                                           Title: ______________________________

                                    EXHIBIT I

                            FORM OF GUARANTY OF LEASE

                                GUARANTY OF LEASE

      FOR VALUE RECEIVED, and in consideration for, and as an inducement to PORT LA DISTRIBUTION CENTER II, L.P., to enter into a lease (the "Lease") as "Landlord" with FMI INTERNATIONAL (WEST) LLC, a Delaware limited liability company, as "Tenant," the undersigned, whether one or more, jointly and severally do hereby unconditionally guarantee to Landlord (i) the punctual and full payment of all rents of every kind, additional rents and all other charges to be paid by Tenant under the Lease and (ii) the full and timely performance and observance of all the covenants, conditions, and agreements to be performed and observed by Tenant under the Lease. The undersigned shall indemnify, defend and hold harmless Landlord and its affiliates from any loss, damages or costs (including, without limitation, the fees of Landlord's attorneys and court costs) arising out of any failure to pay the aforesaid rents and other charges or the failure to perform any of the aforesaid covenants, conditions and agreements under the Lease. The undersigned further expressly agree that the validity of this Guaranty of Lease and the obligations of the undersigned hereunder shall in no way be terminated, affected or impaired by reason of any forbearances, settlements or compromises between Landlord and Tenant or the invalidity or unenforceability of the Lease for any reason whatsoever or by the relief of Tenant from any of Tenant's obligations under the Lease by operation of law or otherwise, including, without limitation of the generality of the foregoing, the rejection or assignment of the Lease in connection with proceedings under any present or future provision of the federal Bankruptcy Act, or any similar law or statute of the United States or any state thereof; provided, however, that this Guaranty shall immediately cease to be effective with respect to any portion of the Demised Premises recaptured by Landlord in accordance with Section 19.7 of the Lease.

      The undersigned further covenant and agree that this Guaranty of Lease shall be and remain in full force and effect as to any renewal, modification or extension of the Lease, whether or not known to or approved by the undersigned, and that no subletting, assignment or other transfer of the Lease, or any interest therein, or any such renewal, modification, or extension, shall operate to extinguish or diminish the liability of the undersigned hereunder; provided, however, that this Guaranty shall immediately cease to be effective with respect to any portion of the Demised Premises recaptured by Landlord in accordance with
Section 19.7 of the Lease. In the event of any termination of the Lease by Landlord (other than under Article 17 or 18 of the Lease), the undersigned's liability hereunder shall not be terminated, but the undersigned shall be and remain fully liable for all damages, costs, expenses and other claims which may arise under or in connection with the Lease. If the undersigned shall, directly or indirectly, advance any sums to Tenant, such sums and indebtedness shall be subordinate in all respects to the amounts then and thereafter due and owing by Tenant under the Lease.

      Wherever reference is made to the liability of Tenant in the Lease, such reference shall be deemed likewise to refer to the undersigned, jointly and severally, with Tenant. The liability of the undersigned for the obligations of Tenant under the Lease shall be primary, absolute and unconditional. In any right of action which shall accrue to Landlord under the Lease, Landlord may, at Landlord's option, proceed against any one or more of the undersigned and/or Tenant, jointly or severally, and may proceed against any one or more of the undersigned without having demanded performance of, commenced any action against or having obtained any judgment against Tenant. The undersigned hereby waive any obligation on the part of Landlord to enforce or seek to enforce the terms of the Lease against Tenant as a condition to Landlord's right to proceed against the undersigned hereunder. The undersigned hereby expressly waive: (i) notice of acceptance of this Guaranty of Lease and of presentment, demand and protest;
(ii) notice of any default hereunder or under the Lease and all indulgences;
(iii) demand for observance, performance or enforcement of any terms or provisions of this Guaranty of Lease or of the Lease; and (iv) all other notices and demands otherwise required by law which the undersigned may lawfully waive. This Guaranty of Lease is a guaranty of payment and not a guaranty of collection. The undersigned agree that in the event this Guaranty of Lease shall be enforced by suit or otherwise, the undersigned will reimburse Landlord, upon demand, for all expenses incurred in connection therewith, including, without limitation, reasonable attorneys' fees.

      The undersigned hereby waive, to the maximum extent permitted by law, all defenses available to a guarantor or surety, whether the waiver is specifically herein enumerated or not, including, without limitation, any statute of limitations affecting the enforcement of this Guaranty of Lease, and any right of set-off or compensation against amounts due under this Guaranty of Lease.

      The undersigned hereby knowingly, voluntarily and intentionally waive the right to a trial by jury in respect of any litigation based hereon, arising out of, under or in connection with this Guaranty of Lease or any documents contemplated to be executed in connection herewith or any course of conduct, course of dealings, statements (whether oral or written) or actions of any party arising out of or related in any manner with the premises described in the Lease (including without limitation, any action to rescind or cancel this Guaranty of Lease or any claims or defenses asserting that this Guaranty of Lease was fraudulently induced or is otherwise void or voidable). This waiver is a material inducement for Landlord to enter into and accept the Lease and this Guaranty of Lease.

      The undersigned hereby assign to Landlord any rights the undersigned may have to file a claim and proof of claim in any bankruptcy or similar proceeding of Tenant and any awards or payments thereon to which the undersigned would otherwise be entitled.

      It is further agreed that all of the terms and provisions hereof shall inure to the benefit of and may be enforced by the respective heirs, executors, successors and assigns of Landlord and the holder of any mortgage to which the Lease may be subject and subordinate from time to time, and shall be binding upon the respective heirs, executors, successors and assigns of the undersigned. Landlord may, without notice, assign this Guaranty of Lease, and no such assignment shall diminish the undersigned's liability under this Guaranty of Lease.

      In the event more than one person or entity executes this Guaranty of Lease, the liability of such signatories hereunder shall be joint and several. In the event only one person or entity executes this Guaranty of Lease, all provisions hereof which refer to more than one guarantor shall be automatically modified to refer to only one guarantor, and otherwise this Guaranty of Lease shall remain unmodified and in full force and effect.

      It is understood that other agreements similar to this Guaranty of Lease may, at Landlord's sole option and discretion, be executed by other persons with respect to the Lease. This Guaranty of Lease shall be cumulative of any such agreements and the liabilities and obligations of the undersigned hereunder shall in no event be affected or diminished by reason of such other agreements. Moreover, in the event Landlord obtains the signature of more than one guarantor on this Guaranty of Lease or obtains additional guarantee agreements, or both, the undersigned agree that Landlord, in Landlord's sole discretion, may (i) compound or settle with any one or more of the guarantors for such consideration as Landlord may deem proper, and (ii) release one or more of the guarantors from liability. The undersigned further agree that no such action shall impair the rights of Landlord to enforce the Lease against any remaining guarantor or guarantors, including the undersigned.

      The undersigned agree to execute and deliver to Landlord, from time to time (but no more frequently than semi-annually), upon five (5) business days notice from Landlord, a certificate addressed to Landlord, any mortgagee or prospective mortgagee, or any prospective purchaser, certifying (i) that this Guaranty of Lease is unmodified and in full force and effect and (ii) to such other matters as Landlord may reasonably request. The undersigned further agree that upon request by Landlord from time to time (but no more frequently than semi-annually), the undersigned shall furnish Landlord, within five (5) business days of receipt of such request, with a copy of the undersigned's financial statements, in form and substance reasonably satisfactory to Landlord, reflecting the undersigned's current financial condition. The undersigned represents and warrants that all financial statements, records and information furnished by the undersigned to Landlord in connection with this Guaranty of Lease are true, correct and complete in all respects.

      If any provision of this Guaranty of Lease or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, the remainder of this Guaranty of Lease and the application of that provision to other provisions or circumstances shall not be affected but rather shall be enforced to the fullest extent permitted by law.

      If the undersigned is a corporation (including any form of professional association), then each individual executing or attesting this Guaranty of Lease on behalf of such corporation covenants, warrants and represents that he or she is duly authorized to execute or attest and deliver this Guaranty of Lease on behalf of such corporation. If the undersigned is a partnership (general or limited) or limited liability company, then each individual executing this Guaranty of Lease on behalf of the partnership or company hereby covenants, warrants and represents that he or she is duly authorized to execute and deliver this Guaranty of Lease on behalf of the partnership or company in accordance with the partnership agreement or membership agreement, as the case may be, or an amendment thereto, now in effect.

      As a material inducement to Landlord to enter into the Lease and accept this Guaranty of Lease, the undersigned specifically and irrevocably acknowledge and agree as follows:

            a. This Guaranty of Lease shall be governed by, construed and enforced in accordance with the laws of the State of California without regard to principles of conflicts of law.

            b. As determined by Landlord in its sole and absolute discretion, all actions or proceedings to enforce this Guaranty of Lease or in any way arising out of or related to this Guaranty of Lease shall be filed, litigated and maintained in the state or federal courts located in Los Angeles or San Francisco Counties, State of California, U.S.A. (the "Specified Courts"); the undersigned waive, release and relinquish any and all rights or privileges now or hereafter available to the undersigned to cause such actions or proceedings to be filed, litigated, maintained or removed to any other state, federal or international court.

            c. The undersigned consent to and submit to the jurisdiction of the Specified Courts with respect to this Guaranty of Lease only and waive, release and relinquish any and all defenses or claims based upon or in any way relating to jurisdictional issues in connection therewith.

            d. The undersigned waive personal service of any and all process upon the undersigned and agree that all such service of process may be made by United States registered or certified mail or international express courier service (e.g., DHL, Federal Express) addressed to the undersigned at the address specified below, and such service of process shall be deemed effective upon the earlier of actual receipt or three (3) days after posting.

      EXECUTED as of the ____________ day of _____________________, 20__.

                     GUARANTOR:    FMI, INC.,
                                   a Delaware corporation

                                   By: _________________________________________
                                   Its: ________________________________________
                                   Name: _______________________________________

                                   GUARANTOR'S ADDRESS:

                                   800 Federal Boulevard,
                                   Carteret, New Jersey 07008

                                   Taxpayer Identification Number: 22-3692923

                                    EXHIBIT J

                            FORM OF LETTER OF CREDIT

                                LETTER OF CREDIT DEPARTMENT
[THE BANK OF NEW YORK LOGO]     CHURCH ST. STATION
                                P.O. BOX 11238
                                NEW YORK, N.Y. 10286-1238

OUR REF. NO,                                         DATE
S00047274                                            JANUARY 07 2003

BENEFICIARY                              APPLICANT
PORT LA DISTRIBUTION CENTER II, LP       FMI INTERNATIONAL (WEST) LLC
C/O SSR REALTY ADVISORS INC.             800 FEDERAL BLVD.
ONE CALIFORNIA STREET, SUITE l400        CARTERET, NJ 07008
SAN FRANCISCO, CA 94111

GENTLEMEN/LADIES:

WE HEREBY ISSUE OUR IRREVOCABLE STANDBY LETTER OF CREDIT IN YOUR FAVOR, EFFECTIVE IMMEDIATELY.
OUR REFERENCE NO. S00047274

ACCOUNT OF:
FMI INTERNATIONAL (WEST) LLC
800 FEDERAL BLVD.
CARTERET, NJ 07008

AVAILABLE WITH:

                          BY PAYMENT

DRAFTS AT SIGHT
DRAWN ON THE BANK OF NEW YORK, NEW
YORK, NEW YORK, AS INDICATED BELOW

TO THE EXTENT OF:                        ***USD300,000.00***

EXPIRY DATE:                             DECEMBER 30 2003
PLACE OF EXPIRY:                         OUR COUNTERS

ADDITIONAL DETAILS:

OUR CLIENT INFORMS US THAT: 'THIS STANDBY LETTER OF CREDIT CONSTITUTES A SECURITY DEPOSIT REQUIRED PURSUANT TO PARAGRAPH 22.7(B) OF THE INDUSTRIAL COMPLEX LEASE ("LEASE") BY AND BETWEEN PORT LA DISTRIBUTION CENTER II, LP ("BENEFICIARY") AND FMI INTERNATIONAL (WEST) LLC ("TENANT").

FUNDS UNDER THIS LETTER OF CREDIT ARE AVAILABLE TO YOU AGAINST YOUR SIGHT DRAFT (S) DRAWN ON US ACCOMPANIED BY A SIGNED STATEMENT OF DEFAULT IN FORM AND SUBSTANCE SUBSTANTIALLY AS SET FORTH IN EXHIBIT "A". ATTACHED HERETO AND INCORPORATED BY REFERENCE HEREIN. THESE DOCUMENTS SHALL BE DEEMED THE ONLY DOCUMENTATION NECESSARY TO COLLECT FUNDS HEREUNDER.

THIS LETTER OF CREDIT SHALL INITIALLY EXPIRE AT OUR COUNTERS ON DECEMBER 30, 2003. HOWEVER, IT IS A CONDITION OF THIS LETTER OF CREDIT THAT IT SHALL BE DEEMED AUTOMATICALLY EXTENDED WITHOUT AMENDMENT FOR ADDITIONAL PERIODS OF ONE YEAR FROM THE PRESENT OR EACH FUTURE EXPIRATION DATE HEREOF UNLESS AT LEAST SIXTY (60) DAYS PRIOR TO ANY SUCH EXPIRATION DATE WE NOTIFY YOU AT THE ABOVE ADDRESS BY REGISTERED MAIL OR OVERNIGHT COURIER OF OUR

                                LETTER OF CREDIT DEPARTMENT
[THE BANK OF NEW YORK LOGO]     CHURCH ST. STATION
                                P.O. BOX 11238
                                NEW YORK, N.Y. 10286-1238

                                      - 2 -

OUR LETTER OF CREDIT S00047274
FMI INTERNATIONAL (WEST) LLC

ELECTION NOT TO SO RENEW THIS LETTER OF CREDIT FOR ANY SUCH ADDITIONAL PERIOD. AFTER RECEIPT BY YOU OF SUCH NOTICE BUT ON OR BEFORE THE THEN RELEVANT EXPIRATION DATE, YOU MAY DRAW THE FULL AGGREGATE AMOUNT OF THIS LETTER OF CREDIT BY MEANS OF YOUR SIGHT DRAFT DRAWN ON US. NO OTHER DOCUMENTATION IS REQUIRED IN ANY EVENT, THIS LETTER OF CREDIT SHALL NOT BE AUTOMATICALLY EXTENDED BEYOND ITS FINAL EXPIRATION DATE OF OCTOBER 31, 2008.

IF ANY AMENDMENT TO THIS LETTER OF CREDIT IS NOT ACCEPTABLE BY THE BENEFICIARY, THE BENEFICIARY'S SIGNED STATEMENT TO THAT EFFECT IS REQUIRED.

MULTIPLE AND PARTIAL DRAWINGS ARE PERMITTED.

DRAW(S) IN COMPLIANCE WITH ALL TERMS OF THIS LETTER OF CREDIT, PRESENTED PRIOR TO 11:00 AM EASTERN TIME, ON A BUSINESS DAY, SHALL BE MADE TO THE ACCOUNT NUMBER OR ADDRESS DESIGNATED BY YOU, IN IMMEDIATELY AVAILABLE FUNDS, ON THE SAME BUSINESS DAY. DRAWS IN COMPLIANCE WITH ALL THE TERMS OF THIS LETTER OF CREDIT PRESENTED ON OR AFTER 11:00 AM EASTERN TIME, ON A BUSINESS DAY SHALL BE MADE TO THE ACCOUNT NUMBER OR ADDRESS DESIGNATED BY YOU, IN IMMEDIATELY AVAILABLE FUNDS, ON THE FOLLOWING BUSINESS DAY.

ALL DRAFTS MUST BEAR ON THEIR FACE THE CLAUSE: "DRAWN UNDER THE BANK OF NEW YORK IRREVOCABLE LETTER OF CREDIT NO. S00047274."

THIS LETTER OF CREDIT MAY BE TRANSFERRED IN ITS ENTIRETY BUT NOT IN PART. SAID TRANSFER IS TO BE EFFECTED AT THE COUNTERS OF THE BANK OF NEW YORK, NEW YORK AND IS CONTINGENT UPON:

A. THE SATISFACTORY COMPLETION OF OUR TRANSFER FORM, ATTACHED HERETO, WITH THE SPECIMEN SIGNATURE OF THE BENEFICIARY'S AUTHORIZED REPRESENTATIVE PROPERLY VERIFIED BY AN OFFICER OF THE BENEFICIARY'S BANK: AND

B. RETURN OF THE ORIGINAL OF THIS LETTER OF CREDIT FOR ENDORSEMENT THEREON BY US TO THE TRANSFEREE.

OUR TRANSFER FEES ARE FOR THE ACCOUNT OF THE APPLICANT.

IN THE EVENT THIS LETTER OF CREDIT IS TRANSFERRED AS STATED ABOVE, THE SIGHT DRAFT(S) AND ANY WRITTEN STATEMENT(S) REQUIRED HEREIN ARE TO BE EXECUTED BY THE TRANSFEREE AS BENEFICIARY.

UNDER NO CIRCUMSTANCES SHALL THIS LETTER OF CREDIT BE TRANSFERRED TO ANY PERSON OR ENTITY WITH WHICH U.S. PERSONS OR ENTITIES ARE PROHIBITED FROM CONDUCTING BUSINESS UNDER U.S. FOREIGN ASSET CONTROL REGULATIONS OR ANY OTHER APPLICABLE U.S. LAWS AND REGULATIONS.

                                LETTER OF CREDIT DEPARTMENT
[THE BANK OF NEW YORK LOGO]     CHURCH ST. STATION
                                P.O. BOX 11238
                                NEW YORK, N.Y. 10286-1238

                                      - 3 -

OUR LETTER OF CREDIT S00047274
FMI INTERNATIONAL (WEST) LLC

WE HEREBY ENGAGE WITH THE DRAWERS OF DRAFTS DRAWN UNDER AND IN COMPLIANCE WITH THE TERMS OF THIS LETTER OF CREDIT, THAT THE SAME SHALL BE DULY HONORED UPON PRESENTATION TO THE BANK OF NEW YORK, 101 BARCLAY STREET, NEW YORK, NY 10286,
ATTENTION: THE MANAGER, STANDBY LETTER OF CREDIT DEPARTMENT, FLOOR 8 EAST, ON OR BEFORE DECEMBER 3O, 2OO3, OR ANY AUTOMATICALLY EXTENDED DATE THROUGH OCTOBER 31, 2008 AS PROVIDED FOR HEREIN.

EXCEPT SO FAR AS IS OTHERWISE STATED HEREIN. THIS IRREVOCABLE LETTER OF CREDIT IS SUBJECT TO THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS (1993 REVISION), INTERNATIONAL CHAMBER OF COMMERCE, PUBLICATION NO. 500.

                                    EXHIBIT A

IRREVOCABLE STANDBY LETTER OF CREDIT NO. S00047274

DATE:

TO:
THE BANK OF NEW YORK
101 BARCLAY STREET, NEW YORK, NY 10286
THE MANAGER, STANDBY LETTER OF CREDIT DEPARTMENT, FLOOR 8 EAST

THE UNDERSIGNED, A DULY AUTHORIZED OFFICIAL OF ______________ (INSERT BENEFICIARY'S NAME) (HEREINAFTER REFERRED TO AS "LANDLORD"), HEREBY CERTIFIES THAT LANDLORD IS ENTITLED TO DRAW UPON IRREVOCABLE STANDBY LETTER OF CREDIT NO. S00047274 IN THE AMOUNT OF U.S.$ __________________ (AMOUNT IN WORDS U.S.
DOLLARS) PURSUANT TO THE LEASE (THE "LEASE") DATED __________, BY AND BETWEEN LANDLORD AND FMI INTERNATIONAL (WEST) LLC, AS TENANT.

DRAWN UNDER IRREVOCABLE STANDBY LETTER OF CREDIT NO. S00047274 ISSUED BY THE BANK OF NEW YORK, NEW YORK, NY.

PAYMENT OF THE AMOUNT DEMANDED IS TO BE MADE TO THE BENEFICIARY BY WIRE TRANSFER IN IMMEDIATELY AVAILABLE FUNDS IN ACCORDANCE WITH THE FOLLOWING INSTRUCTIONS:

(PAYMENT INSTRUCTION TO BE INSERTED)

(BENEFICIARY'S NAME)

BY: ____________________________
NAME: __________________________
TITLE: _________________________

                                LETTER OF CREDIT DEPARTMENT
[THE BANK OF NEW YORK LOGO]     CHURCH ST. STATION
                                P.O. BOX 11238
                                NEW YORK, N.Y. 10286-1238

                                      - 4 -

OUR LETTER OF CREDIT S00047274
FMI INTERNATIONAL (WEST) LLC

YOURS VERY TRULY

/s/ [ILLEGIBLE]
AUTHORIZED SIGNATURE

      To: The Bank of New York               TRANSFER WITH NO SUBSTITUTION OF INVOICES
          Letter of Credit Department
          P.O. Box 11238                     This form is to be completed and returned to The Bank of
          Church Street Station              New York if transfer with no substitution of invoices is desired.
          New York, New York 10286-1238
                                             If we can be of further assistance to you, please contact our Export
                                             Letter of Credit Department at 212-815-3490.

      _________________________________, 19______________

      Gentlemen/Ladies:

      With reference to your Letter of Credit No. ______________________________ issued in (my) favor (of us) or transferees, (I) we hereby transfer all rights therein to the extent of $ __________________ to __________________
      ______________________ subject to the terms and conditions of said credit.

o Please notify the transferee of the transfer and of the terms and conditions hereof.

o Enclosed is the origin Letter of Credit so that you may endorse the transfer thereon.

      Yours very truly,

      Beneficiary                            By: _______________________________
      Name: ____________________________     Authorized Signature

                                             Print Name: _______________________

                                             Title: ____________________________

      The above signature of an officer or other authorized representative conforms to that on File with us. Said officer or representative is authorized to sign for said party.

      Bank                                   By: _______________________________
      Name: ____________________________     Authorized Signature

                                             Print Name: _______________________

                                             Title: ____________________________

      Please Note: You must check off
      one of the following boxes
      regarding any amendments to this
      letter of credit:

      [ ]   Advise to the transferee directly.

      [ ]   Advise to the transferee only after you have obtained my approval.

      Beneficiary

      Name: ____________________________     By: _______________________________
                                             Authorized Signature

               Client#:7330                                                   FASHIONMAR
------------------------------------------------------------------------------------------------------------------------------------
[ACORD(TM) LOGO] CERTIFICATE OF LIABILITY INSURANCE                                                               DATE (MM/DD/YY)
                                                                                                                  01/09/03
------------------------------------------------------------------------------------------------------------------------------------
PRODUCER                                                    THIS CERTIFICATE IS ISSUED AS A MATTER OF INFORMATION ONLY AND CONFERS
Fleet Insurance Services (43)                               NO RIGHTS UPON THE CERTIFICATE HOLDER. THIS CERTIFICATE DOES NOT AMEND,
2421 Atlantic Avenue                                        EXTEND OR ALTER THE COVERAGE AFFORDED BY THE POLICIES BELOW.
Manasquan, NJ 08736                                      ---------------------------------------------------------------------------
732 528-3883
                                                                                  INSURERS AFFORDING COVERAGE

------------------------------------------------------------------------------------------------------------------------------------
INSURED                                                  INSURER A: Travelers Indemnity
            Fashion Marketing Inc. etal.;FMI Int'l       ---------------------------------------------------------------------------
            FMI Trucking lnc;FMI Express lnc;FMI Inc     INSURER B: Lexington Ins Co / Heath Brokers
            800 Federal Boulevard                        ---------------------------------------------------------------------------
            Carteret, NJ 07008                           INSURER C: Fireman's Fund
                                                         ---------------------------------------------------------------------------
                                                         INSURER D:
                                                         ---------------------------------------------------------------------------
                                                         INSURER E:
------------------------------------------------------------------------------------------------------------------------------------

COVERAGES
--------------------------------------------------------------------------------

THE POLICIES OF INSURANCE LISTED BELOW HAVE BEEN ISSUED TO THE INSURED NAMED ABOVE FOR THE POLICY PERIOD INDICATED. NOTWITHSTANDING ANY REQUIREMENT, TERM OR CONDITION OF ANY CONTRACT OR OTHER DOCUMENT WITH RESPECT TO WHICH THIS CERTIFICATE MAY BE ISSUED OR MAY PERTAIN. THE INSURANCE AFFORDED BY THE POLICIES DESCRIBED HEREIN IS SUBJECT TO ALL THE TERMS, EXCLUSIONS AND CONDITIONS OF SUCH POLICIES. AGGREGATE LIMITS SHOWN MAY HAVE BEEN REDUCED BY PAID CLAIMS.

------------------------------------------------------------------------------------------------------------------------------------
INSR                                                           POLICY EFFECTIVE  POLICY EXPIRATION
LTR            TYPE OF INSURANCE             POLICY NUMBER     DATE (MM/DD/YY)    DATE (MM/DD/YY)                LIMITS
------------------------------------------------------------------------------------------------------------------------------------
 A    GENERAL LIABILITY                    TC2JGLSA116D7719TI  07/01/02          07/01/03           EACH OCCURRENCE      $1,000,000
      [X] COMMERCIAL GENERAL LIABILITY                                                              --------------------------------
      [ ] [ ] CLAIMS MADE |X| OCCUR                                                                 FIRE DAMAGE (Any
      [ ] ____________________________                                                              one fire)            $50,000
      [ ] ____________________________                                                              --------------------------------
      GEN'L AGGREGATE LIMIT APPLIES PER:                                                            MED EXP (Any one     $5,000
      [ ] POLICY [ ] PROJECT [ ] LOC                                                                person)
                                                                                                    --------------------------------
                                                                                                    PERSONAL & ADV       $1,000,000
                                                                                                    INJURY
                                                                                                    --------------------------------
                                                                                                    GENERAL AGGREGATE    $2,000,000
                                                                                                    --------------------------------
                                                                                                    PRODUCTS -
                                                                                                    COMP/OP AGG          $2,000,000
------------------------------------------------------------------------------------------------------------------------------------
 A    AUTOMOBILE LIABILITY                 TC2JCAP116D7707TIL  07/01/02          07/01/03           COMBINED SINGLE
      |X| ANY AUTO                                                                                  LIMIT (Ea accident)  $2,000,000
      [ ] ALL OWNED AUTOS                                                                           --------------------------------
      [ ] SCHEDULED AUTOS                                                                           BODILY INJURY
      [X] HIRED AUTOS                                                                               (Per person)         $
      [X] NON-OWNED AUTOS                                                                           --------------------------------
      [X] Trailer Interch                  $40,000 each acc.                                        BODILY INJURY
          ----------------------------                                                              (Per accident)       $
      [X] Blanket Add'I                    Insd. endt.                                              --------------------------------
                                                                                                    PROPERTY DAMAGE
                                                                                                    (Per accident)       $
------------------------------------------------------------------------------------------------------------------------------------
      GARAGE LIABILITY                                                                              AUTO ONLY - EA
      [ ] ANY AUTO                                                                                  ACCIDENT             $
      [ ]                                                                                           --------------------------------
                                                                                                    OTHER THAN   EA ACC  $
                                                                                                                 -------------------
                                                                                                    AUTO ONLY:      AGG  $
------------------------------------------------------------------------------------------------------------------------------------
 B    EXCESS LIABILITY                     5641867             07/01/02          07/01/03           EACH OCCURRENCE      $14,000,000
      [X] OCCUR         [ ] CLAIMS MADE                                                             --------------------------------
                                                                                                    AGGREGATE            $14,000,000
                                                                                                    --------------------------------
                                                                                                                         $
                                                                                                    --------------------------------
      [ ] DEDUCTIBLE                                                                                                     $
      [X] RETENTION         $10000                                                                  --------------------------------
                                                                                                                         $
------------------------------------------------------------------------------------------------------------------------------------
 A    WORKERS COMPENSATION AND EMPLOYERS'  TC2JUB116D7627TILO  07/01/02          07/01/03           [ ] WC   [ ] OTHER
      LIABILITY                                                                                         STATUTORY
                                                                                                        LIMITS
                                                                                                    --------------------------------
                                                                                                    E.L. EACH ACCIDENT   $100,000
                                                                                                    --------------------------------
                                                                                                    E.L.DISEASE - EA
                                                                                                    EMPLOYEE             $100,000
                                                                                                    --------------------------------
                                                                                                    E.L.DISEASE -
                                                                                                    POLICY LIMIT         $500,000
------------------------------------------------------------------------------------------------------------------------------------
  C   OTHER Motor Truck                    MXI97180775         07/01/02          07/01/03             $500,000 per occurrence

      Cargo Coverage

------------------------------------------------------------------------------------------------------------------------------------
DESCRIPTION OF OPERATIONS/LOCATIONS/VEHICLES/EXCLUSIONS ADDED BY ENDORSEMENT/SPECIAL PROVISIONS
Re: 300 Westmont Drive, Los Angeles, CA 90731.

------------------------------------------------------------------------------------------------------------------------------------
CERTIFICATE HOLDER    [ ] ADDITIONAL INSURED:INSURER LETTER: __ CANCELLATION
------------------------------------------------------------------------------------------------------------------------------------

      Port LA Distribution                                      SHOULD ANY OF THE ABOVE DESCRIBED POLICIES BE CANCELLED BEFORE THE
      Center II, LP                                             EXPIRATION DATE THEREOF, THE ISSUING INSURER WILL ENDEAVOR TO MAIL
      c/o SSR Realty Advisors, Inc.                             30 ___ DAYS WRITTEN NOTICE TO THE CERTIFICATE HOLDER NAMED TO THE
      One California St., Suite 1400                            LEFT,BUT FAILURE TO DO SO SHALL IMPOSE NO OBLIGATION OR LIABILITY OF
      San Francisco, CA 94111                                   ANY KIND UPON THE INSURER, ITS AGENTS OR REPRESENTATIVES.
                                                                --------------------------------------------------------------------
                                                                AUTHORIZED REPRESENTATIVE
                                                                /s/ [ILLEGIBLE]
------------------------------------------------------------------------------------------------------------------------------------

ACORD 25-S(7/97)1 of 2     #S217647/M207577      SJT   (C)ACORD CORPORATION 1988

                                    IMPORTANT

If the certificate holder is an ADDITIONAL INSURED, the policy(ies) must be endorsed. A statement on this certificate does not confer rights to the certificate holder in lieu of such endorsement(s).

If SUBROGATION IS WAIVED, subject to the terms and conditions of the policy, certain policies may require an endorsement. A statement on this certificate does not confer rights to the certificate holder in lieu of such endorsement(s).

                                   DISCLAIMER

The Certificate of Insurance on the reverse side of this form does not constitute a contract between the issuing insurer(s), authorized representative or producer, and the certificate holder, nor does it affirmatively or negatively amend, extend or alter the coverage afforded by the policies listed thereon.

ACORD 25-S(7/97)2 of 2     #S217647/M207577

                                GUARANTY OF LEASE

      FOR VALUE RECEIVED, and in consideration for, and as an inducement to PORT LA DISTRIBUTION CENTER II, L.P., to enter into a lease (the "Lease") as "Landlord" with FMI INTERNATIONAL (WEST) LLC, a Delaware limited liability company, as "Tenant," the undersigned, whether one or more, jointly and severally do hereby unconditionally guarantee to Landlord (i) the punctual and full payment of all rents of every kind, additional rents and all other charges to be paid by Tenant under the Lease and (ii) the full and timely performance and observance of all the covenants, conditions, and agreements to be performed and observed by Tenant under the Lease. The undersigned shall indemnify, defend and hold harmless Landlord and its affiliates from any loss, damages or costs (including, without limitation, the fees of Landlord's attorneys and court costs) arising out of any failure to pay the aforesaid rents and other charges or the failure to perform any of the aforesaid covenants, conditions and agreements under the Lease. The undersigned further expressly agree that the validity of this Guaranty of Lease and the obligations of the undersigned hereunder shall in no way be terminated, affected or impaired by reason of any forbearances, settlements or compromises between Landlord and Tenant or the invalidity or unenforceability of the Lease for any reason whatsoever or by the relief of Tenant from any of Tenant's obligations under the Lease by operation of law or otherwise, including, without limitation of the generality of the foregoing, the rejection or assignment of the Lease in connection with proceedings under any present or future provision of the federal Bankruptcy Act, or any similar law or statute of the United States or any state thereof; provided, however, that this Guaranty shall immediately cease to be effective with respect to any portion of the Demised Premises recaptured by Landlord in accordance with Section 19.7 of the Lease.

      The undersigned further covenant and agree that this Guaranty of Lease shall be and remain in full force and effect as to any renewal, modification or extension of the Lease, whether or not known to or approved by the undersigned, and that no subletting, assignment or other transfer of the Lease, or any interest therein, or any such renewal, modification, or extension, shall operate to extinguish or diminish the liability of the undersigned hereunder; provided, however, that this Guaranty shall immediately cease to be effective with respect to any portion of the Demised Premises recaptured by Landlord in accordance with
Section 19.7 of the Lease. In the event of any termination of the Lease by Landlord (other than under Article 17 or 18 of the Lease), the undersigned's liability hereunder shall not be terminated, but the undersigned shall be and remain fully liable for all damages, costs, expenses and other claims which may arise under or in connection with the Lease. If the undersigned shall, directly or indirectly, advance any sums to Tenant, such sums and indebtedness shall be subordinate in all respects to the amounts then and thereafter due and owing by Tenant under the Lease.

      Wherever reference is made to the liability of Tenant in the Lease, such reference shall be deemed likewise to refer to the undersigned, jointly and severally, with Tenant. The liability of the undersigned for the obligations of Tenant under the Lease shall be primary, absolute and unconditional. In any right of action which shall accrue to Landlord under the Lease, Landlord may, at Landlord's option, proceed against any one or more of the undersigned and/or Tenant, jointly or severally, and may proceed against any one or more of the undersigned without having demanded performance of, commenced any action against or having obtained any judgment against Tenant. The undersigned hereby waive any obligation on the part of Landlord to enforce or seek to enforce the terms of the Lease against Tenant as a condition to Landlord's right to proceed against the undersigned hereunder. The undersigned hereby expressly waive: (i) notice of acceptance of this Guaranty of Lease and of presentment, demand and protest;
(ii) notice of any default hereunder or under the Lease and all indulgences;
(iii) demand for observance, performance or enforcement of any terms or provisions of this Guaranty of Lease or of the Lease; and (iv) all other notices and demands otherwise required by law which the undersigned may lawfully waive. This Guaranty of Lease is a guaranty of payment and not a guaranty of collection. The undersigned agree that in the event this Guaranty of Lease shall be enforced by suit or otherwise, the undersigned will reimburse Landlord, upon demand, for all expenses incurred in connection therewith, including, without limitation, reasonable attorneys' fees.

      The undersigned hereby waive, to the maximum extent permitted by law, all defenses available to a guarantor or surety, whether the waiver is specifically herein enumerated or not, including, without limitation, any statute of limitations affecting the enforcement of this Guaranty of Lease, and any right of set-off or compensation against amounts due under this Guaranty of Lease.

      The undersigned hereby knowingly, voluntarily and intentionally waive the right to a trial by jury in respect of any litigation based hereon, arising out of, under or in connection with this Guaranty of Lease or any documents contemplated to be executed in connection herewith or any course of conduct, course of dealings, statements (whether oral or written) or actions of any party arising out of or related in any manner with the premises described in the Lease (including without limitation, any action to rescind or cancel this Guaranty of Lease or any claims or defenses asserting that this Guaranty of Lease was fraudulently induced or is otherwise void or voidable). This waiver is a material inducement for Landlord to enter into and accept the Lease and this Guaranty of Lease.

      The undersigned hereby assign to Landlord any rights the undersigned may have to file a claim and proof of claim in any bankruptcy or similar proceeding of Tenant and any awards or payments thereon to which the undersigned would otherwise be entitled.

      It is further agreed that all of the terms and provisions hereof shall inure to the benefit of and may be enforced by the respective heirs, executors, successors and assigns of Landlord and the holder of any mortgage to which the Lease may be subject and subordinate from time to time, and shall be binding upon the respective heirs, executors, successors and assigns of the undersigned. Landlord may, without notice, assign this Guaranty of Lease, and no such assignment shall diminish the undersigned's liability under this Guaranty of Lease.

      In the event more than one person or entity executes this Guaranty of Lease, the liability of such signatories hereunder shall be joint and several. In the event only one person or entity executes this Guaranty of Lease, all provisions hereof which refer to more than one guarantor shall be automatically modified to refer to only one guarantor, and otherwise this Guaranty of Lease shall remain unmodified and in full force and effect.

      It is understood that other agreements similar to this Guaranty of Lease may, at Landlord's sole option and discretion, be executed by other persons with respect to the Lease. This Guaranty of Lease shall be cumulative of any such agreements and the liabilities and obligations of the undersigned hereunder shall in no event be affected or diminished by reason of such other agreements. Moreover, in the event Landlord obtains the signature of more than one guarantor on this Guaranty of Lease or obtains additional guarantee agreements, or both, the undersigned agree that Landlord, in Landlord's sole discretion, may (i) compound or settle with any one or more of the guarantors for such consideration as Landlord may deem proper, and (ii) release one or more of the guarantors from liability. The undersigned further agree that no such action shall impair the rights of Landlord to enforce the Lease against any remaining guarantor or guarantors, including the undersigned.

      The undersigned agree to execute and deliver to Landlord, from time to time (but no more frequently than semi-annually), upon five (5) business days notice from Landlord, a certificate addressed to Landlord, any mortgagee or prospective mortgagee, or any prospective purchaser, certifying (i) that this Guaranty of Lease is unmodified, and in full force and effect and (ii) to such other matters as Landlord may reasonably request. The undersigned further agree that upon request by Landlord from time to time (but no more frequently than semi-annually), the undersigned shall furnish Landlord, within five (5) business days of receipt of such request, with a copy of the undersigned's financial statements, in form and substance reasonably satisfactory to Landlord, reflecting the undersigned's current financial condition. The undersigned represents and warrants that all financial statements, records and information furnished by the undersigned to Landlord in connection with this Guaranty of Lease are true, correct and complete in all respects.

      If any provision of this Guaranty of Lease or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, the remainder of this Guaranty of

Lease and the application of that provision to other provisions or circumstances shall not be affected but rather shall be enforced to the fullest extent permitted by law.

      If the undersigned is a corporation (including any form of professional association), then each individual executing or attesting this Guaranty of Lease on behalf of such corporation covenants, warrants and represents that he or she is duly authorized to execute or attest and deliver this Guaranty of Lease on behalf of such corporation. If the undersigned is a partnership (general or limited) or limited liability company, then each individual executing this Guaranty of Lease on behalf of the partnership or company hereby covenants, warrants and represents that he or she is duly authorized to execute and deliver this Guaranty of Lease on behalf of the partnership or company in accordance with the partnership agreement or membership agreement, as the case may be, or an amendment thereto, now in effect.

      As a material inducement to Landlord to enter into the Lease and accept this Guaranty of Lease, the undersigned specifically and irrevocably acknowledge and agree as follows:

            a. This Guaranty of Lease shall be governed by, construed and enforced in accordance with the laws of the State of California without regard to principles of conflicts of law.

            b. As determined by Landlord in its sole and absolute discretion, all actions or proceedings to enforce this Guaranty of Lease or in any way arising out of or related to this Guaranty of Lease shall be filed, litigated and maintained in the state or federal courts located in Los Angeles or San Francisco Counties, State of California, U.S.A. (the "Specified Courts"); the undersigned waive, release and relinquish any and all rights or privileges now or hereafter available to the undersigned to cause such actions or proceedings to be filed, litigated, maintained or removed to any other state, federal or international court.

            c. The undersigned consent to and submit to the jurisdiction of the Specified Courts with respect to this Guaranty of Lease only and waive, release and relinquish any and all defenses or claims based upon or in any way relating to jurisdictional issues in connection therewith.

            d. The undersigned waive personal service of any and all process upon the undersigned and agree that all such service of process may be made by United States registered or certified mail or international express courier service (e.g., DHL, Federal Express) addressed to the undersigned at the address specified below, and such service of process shall be deemed effective upon the earlier of actual receipt or three (3) days after posting.

      EXECUTED as of the 10TH day of JANUARY, 2003

                           GUARANTOR: FMI, INC.,
                                      a Delaware corporation

                                      By: /s/ Joseph Desaye
                                          --------------------------------------
                                      Its: CFO
                                      Name: JOSEPH DESAYE

                                      By: Michael Desaye
                                          --------------------------------------
                                      Its: COO
                                      Name:/s/ MICHAEL DESAYE

                                      GUARANTOR'S ADDRESS:

                                      800 Federal Boulevard,
                                      Carteret, New Jersey 07008

                                      Taxpayer Identification Number: 22-3692923

                            FIRST AMENDMENT TO LEASE
                            ------------------------
                             (EXPANSION OF PREMISES)

I.    PARTIES AND DATE.

      THIS FIRST AMENDMENT TO LEASE (this "Amendment"), dated as of May 22, 2003, is entered into by and between PORT LA DISTRIBUTION CENTER II, L.P., a California limited partnership ("Landlord"), and FMI INTERNATIONAL LLC (f/k/a FMI International (West) LLC), a Delaware limited liability company ("Tenant").

II.   RECITALS.

      A. Landlord and Tenant entered into that certain Industrial Complex Lease (the "Lease") dated as of December 30, 2002 for the leasing of certain premises located in the industrial complex commonly known as Port LA Distribution Center in Los Angeles, California (the "Industrial Complex"), which premises are located in Building A thereof (the "Building") and commonly known as 300 Westmont Drive (the "Demised Premises"). The Demised Premises contain approximately 338,885 square feet of rentable area. FMI, Inc., a Delaware corporation, guaranteed the obligations of Tenant under the Lease. Capitalized terms used and not otherwise defined herein shall have the same definitions as set forth in the Lease.

      B. Tenant desires to expand the Demised Premises to include the adjacent 72,814 square feet of the Building (the "Expansion Premises"), and Landlord has agreed to such expansion. In connection therewith, Landlord and Tenant hereby reaffirm and modify the Lease to expand the Demised Premises, all as more particularly set forth in this Amendment.

III.  MODIFICATIONS.

      For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant hereby agree to amend the Lease upon the terms and conditions hereinafter set forth.

      A. REAFFIRMATION OF LEASE. Subject to the terms of this Amendment, Landlord and Tenant hereby reaffirm all of the terms and provisions of the Lease.

      B. EXPANSION OF DEMISED PREMISES. Effective as of the date Landlord tenders possession of the Expansion Premises to Tenant in broom-clean, vacant condition (the "Expansion Premises Commencement Date"), the Demised Premises shall be expanded to incorporate the Expansion Premises for all purposes of the Lease as such Lease is amended hereby, which Expansion Premises are conclusively deemed to contain 72,814 square feet of rentable area, as more particularly shown on the attached EXHIBIT A-l, which includes the loading docks and the truck court. The Expansion Premises shall be delivered subject to Sections 3.1 and 3.2 of the Lease and subject to Landlord's obligation for Substantial Completion of Landlord's Work under and in accordance with the Lease; provided that (i) the demising wall described in Paragraph III.F. of Exhibit B (the "Demising Wall") shall be completed by Landlord at the outer boundary of the Expansion Premises at Landlord's sole cost in accordance with such paragraph, and (ii) the Fence referenced in Section 8.1 of the Lease shall be constructed in the locations more particularly shown on the attached EXHIBIT B-1. Landlord hereby represents that both the Demising Wall and the Fence are Substantially Complete. Landlord's Work, as more particularly described in the Lease, shall be performed by Landlord at its sole cost and expense, subject to reimbursement from the Maximum Allowance Amount and from the Expansion Premises Allowance Amount (defined herein) as applicable, except that the costs of the Demising Wall, the Fence, and the Power Panel (as defined in Paragraph III.A. of Exhibit B) for the original Demised Premises shall be borne solely by Landlord. The Expiration Date of the Lease shall apply to the entirety of the Demised Premises as it is then configured. From and after the Expansion Premises Commencement Date, the term "Demised Premises" as used in the Lease as amended hereby, shall expressly include the initial Demised Premises and the Expansion Premises and, with respect to the Expansion Premises, the term "Expansion Premises Commencement Date" shall be deemed to mean the "Commencement Date," as such term is used in the Lease. Promptly following the Expansion Premises Commencement Date, Landlord and Tenant shall execute a commencement date memorandum with respect to the Expansion Premises substantially comparable to the one executed by the parties with respect to the original Demised Premises.

      C. MODIFICATION OF SQUARE FOOTAGE AND TENANT'S PROPORTIONATE SHARE. Effective as of the Expansion Premises Commencement Date, (i) the square footage of the Demised Premises shall be amended to be 411,699 square feet of rentable area; and (ii) Tenant's proportionate shares shall be amended as follows:

     o Tenant's Building Proportionate Share: 54.16% (411,699/760,086 sq. ft.)
     o Tenant's Phase II Proportionate Share: 32.34% (411,699/1,273,194 sq. ft.)
     o Tenant's Industrial Complex
       Proportionate Share:                   22.61% (411,699/1,821,005 sq. ft.)

Tenant's obligations for Common Area maintenance charges, real estate charges and insurance expenses shall be adjusted accordingly.

      D. MONTHLY MINIMUM GUARANTEED RENTAL. Effective as of the Expansion Premises Commencement Date, Tenant's minimum guaranteed rental shall increase from $159,276.00 per month to $193,498.58 per month; provided, however, that the additional $34,222.58 shall abate for a period of one hundred eighty (180) calendar days commencing on the Expansion Premises Commencement Date (regardless of whether Tenant's improvements in the Expansion Premises are then completed); said 181st day shall constitute the "Expansion Premises Rent Commencement Date."

      E. TENANT IMPROVEMENT ALLOWANCE. Tenant shall be entitled to a tenant improvement allowance for the Expansion Premises in the amount of $218,442.00 (the "Expansion Premises Allowance Amount") which shall be utilized by Landlord to improve the Expansion Premises in accordance with the plans therefor more particularly described on the attached EXHIBIT C-l (the "Plans") and the budget more particularly shown on the attached EXHIBIT D-l (the "Budget"), both of which have been approved by Landlord and Tenant as of the date of this Amendment (the "Tenant Work", which Tenant Work shall expressly include but not be limited to the items and specifications set forth on the attached EXHIBIT E-l); provided, however, that the Expansion Premises Allowance Amount shall first be applied to the methane mitigation and monitoring measures (the "Methane Mitigation Project") that are required for the Demised Premises (up to a maximum of $95,000.00), which work shall be undertaken by Landlord immediately upon the signing hereof and shall be performed in a good and workmanlike manner and in compliance with all applicable laws and ordinances. Tenant shall not be responsible for any costs in excess of the Expansion Premises Allowance Amount which may be expended by Landlord to complete the Tenant Work (and the Methane Mitigation Project) so long as Tenant does not change the approved Plans. Should Tenant make any changes to the Plans which result in Landlord exceeding the Expansion Premises Allowance Amount, Tenant shall promptly reimburse Landlord for such excess amount; provided, however, that Landlord shall bear all costs and expenses relating to any changes not requested by Tenant. Following completion of the Tenant Work and the Methane Mitigation Project, any unused portion of the Expansion Premises Allowance Amount shall be available for Tenant's further improvements or for such other purposes as Tenant may determine; if Tenant so elects, any remaining portion of the Expansion Premises Allowance Amount may be applied to the next payment(s) of rent coming due from Tenant under the Lease as amended hereby. If the total cost of the tenant improvement work in BOTH the original Demised Premises and the Expansion Premises (including without limitation the costs for the Tenant Work and the Methane Mitigation Project) shall exceed $1,235,097.00, all such excess costs shall be paid by Landlord (or shall be a credit against rent, at Tenant's election); provided, however, that if any such excess costs result from any changes to the approved Plans (for either the Demised Premises or the Expansion Premises) requested by Tenant, then Tenant shall bear the cost of such excess costs. In all events, any unused portion of the Expansion Premises Allowance Amount not expended by Tenant by November 30, 2003 shall be allocated as a credit against rent. Accordingly, of the $1,235,097.00 amount, if no change orders are requested by Tenant before November 30, 2003, the sum of $4,042.00 would be applied against rent due on December 1, 2003. If any Regulation, municipality or governmental agency with jurisdiction over the Industrial Complex requires the installation of restrooms in the Expansion Premises at any time prior to the issuance of a permanent certificate of occupancy for the Expansion Premises (or any equivalent certification), all costs and expenses of same (including without limitation reasonable legal fees, and hard and soft construction costs) shall be borne solely by Landlord; in the event such requirement should arise following the issuance of the aforementioned certificate of occupancy (or its equivalent), Tenant shall bear all costs thereof.

      F. PREPAID RENTAL. $41,212.72 per month is the Total Initial Monthly Payment allocable to the Expansion Premises, of which $34,222.58 is the Initial Minimum Guaranteed Rental and the remaining $6,990.14 is the sum of the Initial Common Area Maintenance Charge, the Initial Impound Payment for Taxes and Other Real Estate Charges and the Initial Impound Payment for Insurance (as such terms are referenced in Section 1.2 of the Lease); the first Total Initial Monthly Payment for the first month of the Lease term following the Expansion Premises Rent Commencement Date shall be paid by Tenant as follows: $6,990.14 on or before the Expansion Premises Commencement Date and $34,222.58 on or before the Expansion Premises Rent Commencement Date.

      G. MODIFICATIONS TO LEASE. Effective as of the Expansion Premises Commencement Date, the following modifications shall be made to the Lease:

            (a) The definition of "Base Rental" in Section 4.1 of the Lease shall be changed from "$159,276.00 per month" to "$193,498.58 per month".

            (b) The reference to "the adjacent 421,201 square foot space" in
Section 29.22(a) of the Lease shall be changed to read: "the adjacent 348,387 square foot space".

            (c) The reference in Exhibit G to the Lease to "338,885 square feet" shall be changed to read: "411,699 square feet".

            (d) The reference in Exhibit H to the Lease to monthly rent of "$159,276.00" and annual rent of "$1,911,312.00" shall be changed to read:
"$193,498.58" and "2,321,982.96", respectively.

            (e) The definition of "Loading Docks" in Section 8.1 of the Lease shall be deemed to include the loading docks allocable to the Expansion Premises.

            (f) The definition of "Truck Court" in Section 8.1 of the Lease shall be deemed to include the truck court allocable to the Expansion Premises.

      H. REPRESENTATIONS AND WARRANTIES. Tenant hereby represents, warrants and agrees that: (i) there exists no breach, default or event of default under the Lease, as amended by this Amendment, or any event or condition which, with notice or passage of time or both, would constitute a breach, default or event of default on the part of Tenant under the Lease, as amended by this Amendment;
(ii) the Lease, as amended by this Amendment, continues to be a legal, valid and binding agreement and obligation of Tenant; (iii) to Tenant's knowledge, Landlord is not in default under the Lease, as amended by this Amendment; and
(iv) Tenant has no offset or defense to its performance or obligations under the Lease, as amended by this Amendment.

      I. ACKNOWLEDGMENT BY LANDLORD. Landlord hereby acknowledges that the original Tenant under the Lease has recently been merged into FMI International LLC, which is accepted for all purposes as Tenant under the Lease and this Amendment. Tenant is not and shall not be deemed in default under the Lease by virtue of such corporate merger.

      J. BROKER. Tenant and Landlord warrant that they have had no dealings with any broker or agent in connection with this Amendment other than Landlord's broker, CB Richard Ellis, Inc., whose commission shall be paid by Landlord pursuant to a separate agreement, and Tenant's broker, Los Angeles Real Estate Management, Inc., whose commission shall be paid by Landlord's broker. Landlord and Tenant covenant to hold harmless and indemnify each other from and against any and all cost, expense or liability for any compensation, commission or charges claimed by any other broker or agent utilized by the indemnitor with respect to this Amendment or the negotiation hereof.

IV.   GENERAL.

      A. EFFECT OF AMENDMENT: RATIFICATION. Except to the extent the Lease is expressly modified by this Amendment, the terms and provisions of the Lease shall remain unmodified and in full force and effect. In the event of conflict between the terms of the Lease and the terms of this Amendment, the terms of this Amendment shall prevail.

      B. COUNTERPARTS. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument.

      C. GOVERNING LAW. The Lease, this Amendment, and any enforcement of the agreements and modifications set forth therein or herein, shall be governed by and construed in accordance with the laws of the State of California.

      D. SOLE AGREEMENT. The Lease and this Amendment shall constitute the sole agreement between Landlord and Tenant respecting the Demised Premises and the leasing of the Demised Premises to Tenant. No other agreements or understandings shall be effective.

      E. TIME OF THE ESSENCE. Time is of the essence of this Amendment and each and every provision hereof.

      F. ATTORNEYS' FEES. The provisions of the Lease respecting payment of attorneys' fees shall also apply to this Amendment.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

      G. AUTHORITY TO EXECUTE. Each of the individuals executing this Amendment on behalf of Tenant represents that he or she is duly authorized to execute and deliver this Amendment on behalf of Tenant.

      IN WITNESS WHEREOF, the parties hereto have executed this First Amendment to Lease as of the date and year first above written.

LANDLORD:                                   TENANT:

PORT LA DISTRIBUTION CENTER II, L.P.,       FMI INTERNATIONAL LLC,
a California limited partnership            a Delaware limited liability company

By: PORT LA LLC, a Delaware limited         By: /s/ Greg Desaye
    liability company,                          --------------------------
    its general partner                     Name: GREG DESAYE
                                            Title: CHIEF EXECUTIVE OFFICER

    By: SSR REALTY ADVISORS, INC.,          By: /s/ Michael Desaye
        a Delaware corporation,                 --------------------------
        its manager                         Name: MICHAEL DESAYE
                                            Title: CHIEF OPERATING OFFICER
        By: /s/ Robert H. Lewis
            -------------------             Date of Signature: MAY 22 2003
        Name: Robert H. Lewis
        Title: Senior Asset Manager

Date of Signature: MAY 22, 2003

The above-referenced Lease is guaranteed pursuant to the terms of that certain Guaranty of Lease dated as of January 10, 2003 ("Guaranty"). The undersigned Guarantor under such Guaranty hereby reaffirms as of this 22 day of May, 2003, the validity and enforceability of the Guaranty, and expressly acknowledges and agrees that, subject to its terms, the Guaranty applies to the Expansion Premises and to the Lease as amended by this Amendment.

FMI, INC.,
a Delaware corporation

By: /s/ Greg Desaye
    --------------------------
Name: GREG DESAYE
Title: CHIEF EXECUTIVE OFFICER

By: /s/ Michael Desaye
    --------------------------
Name: MICHAEL DESAYE
Title: CHIEF OPERATING OFFICER

[AIR LOGO]

                               STANDARD SUBLEASE
              (SHORT-FORM TO BE USED WITH POST 1995 AIREA LEASES)
(NOTE: DO NOT USE IF LESS THAN ENTIRE PREMISES ARE BEING SUBLET. FOR SITUATIONS
 WHERE THE PREMISES ARE TO BE OCCUPIED BY MORE THAN ONE TENANT OR SUBTENANT USE
                   THE "STANDARD SUBLEASE-MULTI-TENANT" FORM)

1.    BASIC PROVISIONS ("BASIC PROVISIONS").

      1.1 PARTIES: This Sublease ("SUBLEASE"), dated for reference purposes only FEBRUARY 6, 2006, is made by and between FMI International, LLC a Delaware limited liability company ("SUBLESSOR") and Advanced Quality Logistics, LLC a Delaware limited liability company ("SUBLESSEE"), (collectively the "PARTIES", or individually a "PARTY").

      1.2 PREMISES: That certain real property, including all improvements therein, and commonly known by the street address of 350 Westmont Drive, San Pedro located in the County of Los Angeles, State of California and generally described as (describe briefly the nature of the property) an approximate 200,275 square foot portion of the easterly most section of the warehouse and approximate 2,859 SF portion of the easterly most section of the main office area ("PREMISES").

      1.3 TERM: two years and nine months commencing March 1, 2006 ("COMMENCEMENT DATE") and ending November 30, 2008 ("EXPIRATION DATE").

      1.5 BASE RENT: $105,629.68 per month ("BASE RENT"), payable on the first day of each month commencing March 1, 2006.

      1.6 BASE RENT AND OTHER MONIES ARE TO BE PAID ON MARCH 1, 2006. THE SECURITY DEPOSIT IS TO BE PAID UPON EXECUTION:

            (a) BASE RENT: $ 105,629.68 for the period March 1 - 31, 2006.

            (b) SECURITY DEPOSIT: $211,260.00 ("SECURITY DEPOSIT").

            (d) OTHER: $28,957.34 for $23,957.34 Triple Net charges plus $5,000 for electricity per month. $28,957.34 is for March 2006. See paragraph 15&21.

            (e) TOTAL DUE UPON EXECUTION OF THIS LEASE: $211,260.00

      1.7 AGREED USE: General offices, warehouse and distribution of apparel and other general merchandise, storage of oceans containers, storage containers (provided that such ocean containers and storage containers are stored at all time on trailers and are not stored on the ground or stacked in violation of the Zoning requirements applicable to the Industrial Complex) and tractor/trailers outside the Building in the fenced truck court designated for Tenant's use and related uses consistent with applicable law, and for no other purpose whatsoever.

1.8   REAL ESTATE BROKERS:

            (a) REPRESENTATION: The following real estate brokers (the "BROKERS") and brokerage relationships exist in this transaction (check applicable boxes):

[X] Los Angeles Real Estate Management, Inc. represents Sublessor exclusively ("SUBLESSOR'S BROKER");

[ ]   ________________ represents Sublessee exclusively ("SUBLESSEE'S BROKER"):
      or

[ ]   ___________________ represents both Sublessor and Sublessee ("DUAL
      AGENCY").

            (b) PAYMENT TO BROKERS: Upon execution and delivery of this Sublease by both Parties, Sublessor shall pay to the Brokers the brokerage fee agreed to in a separate written agreement.

      1.9 GUARANTOR. The obligations of the Sublessee under this Sublease shall be guaranteed by David Latona (SS# ###-##-####) and Owen Schmidt
(SS####-##-####) ("GUARANTOR").

      1.10 ATTACHMENTS. Attached hereto are the following, all of which constitute a part of this Sublease:

                                   PAGE 1 OF 7

________                                                                ________
________                                                                ________
INITIALS                                                                INITIALS

(C)1997 - AIR COMMERCIAL REAL ESTATE ASSOCIATION                FORM SBS-2-4/01E

[ ] an Addendum consisting of Paragraphs ________ through ________;

[ ] a plot plan depicting the Premises;

[ ] a Work Letter;

[X] a copy of the Master Lease;

[ ] other (specify): ___________________________________________________________
________________________________________________________________________________
_______________________________________________________________________________.

2.    PREMISES.

      2.1 LETTING. Sublessor hereby subleases to Sublessee, and Sublessee hereby subleases from Sublessor, the Premises, for the term, at the rental, and upon all of the terms, covenants and conditions set forth in this Sublease. Unless otherwise provided herein, any statement of size set forth in this Sublease, or that may have been used in calculating Rent, is an approximation which the Parties agree is reasonable and any payments based thereon are not subject to revision whether or not the actual size is more or less. Note: Sublessee is advised to verify the actual size prior to executing this Sublease.

      2.2 CONDITION. Sublessor shall deliver the Premises to Sublessee broom clean and free of debris on the Commencement Date or the Early Possession Date, whichever first occurs ("START DATE"), and warrants that the existing electrical, plumbing, fire sprinkler, lighting, heating, ventilating and air conditioning systems ("HVAC"), and any items which the Sublessor is obligated to construct pursuant to the Work Letter attached hereto, if any, other than those constructed by Sublessee, shall be in good operating condition on said date. If a non-compliance with such warranty exists as of the Start Date, or if one of such systems or elements should malfunction or fail within the appropriate warranty period, Sublessor shall, as Sublessor's sole obligation with respect to such matter, except as otherwise provided in this Sublease, promptly after receipt of written notice from Sublessee setting forth with specificity the nature and extent of such non-compliance, malfunction or failure, rectify same at Sublessor's expense. The warranty periods shall be as follows: (i) 6 months as to the HVAC systems, and (ii) 30 days as to the remaining systems and other elements. If Sublessee does not give Sublessor the required notice within the appropriate warranty period, correction of any such non-compliance, malfunction or failure shall be the obligation of Sublessee at Sublessee's sole cost and expense.

      2.3 COMPLIANCE. Sublessor warrants that any improvements, alterations or utility installations made or installed by or on behalf of Sublessor to or on the Premises comply with all applicable covenants or restrictions of record and applicable building codes, regulations and ordinances ("APPLICABLE REQUIREMENTS") in effect on the date that they were made or installed. Sublessor makes no warranty as to the use to which Sublessee will put the Premises or to modifications which may be required by the Americans with Disabilities Act or any similar laws as a result of Sublessee's use. NOTE: SUBLESSEE IS RESPONSIBLE FOR DETERMINING WHETHER OR NOT THE ZONING AND OTHER APPLICABLE REQUIREMENTS ARE APPROPRIATE FOR SUBLESSEE'S INTENDED USE, AND ACKNOWLEDGES THAT PAST USES OF THE PREMISES MAY NO LONGER BE ALLOWED. If the Premises do not comply with said warranty, Sublessor shall, except as otherwise provided, promptly after receipt of written notice from Sublessee setting forth with specificity the nature and extent of such non-compliance, rectify the same.

      2.4 ACKNOWLEDGEMENTS. Sublessee acknowledges that: (a) it has been advised by Sublessor and/or Brokers to satisfy itself with respect to the condition of the Premises (including but not limited to the electrical, HVAC and fire sprinkler systems, security, environmental aspects, and compliance with Applicable Requirements and the Americans with Disabilities Act), and their suitability for Sublessee's intended use, (b) Sublessee has made such investigation as it deems necessary with reference to such matters and assumes all responsibility therefor as the same relate to its occupancy of the Premises, and (c) neither Sublessor, Sublessor's agents, nor Brokers have made any oral or written representations or warranties with respect to said matters other than as set forth in this Sublease. In addition, Sublessor acknowledges that: (i) Brokers have made no representations, promises or warranties concerning Sublessee's ability to honor the Sublease or suitability to occupy the Premises, and (ii) it is Sublessor's sole responsibility to investigate the financial capability and/or suitability of all proposed tenants.

      2.5 AMERICANS WITH DISABILITIES ACT. In the event that as a result of Sublessee's use, or intended use, of the Premises the Americans with Disabilities Act or any similar law requires modifications or the construction or installation of improvements in or to the Premises, Building, Project and/or Common Areas, the Parties agree that such modifications, construction or improvements shall be made at [ ] Sublessor's expense [X] Sublessee's expense.

3.    POSSESSION.

      3.1 EARLY POSSESSION. If Sublessee totally or partially occupies the Premises prior to the Commencement Date, the obligation to pay Base Rent shall be abated for the period of such early possession. All other terms of this Sublease (including but not limited to the obligations to pay Sublessee's Share of Common Area Operating Expenses, Real Property Taxes and insurance premiums and to maintain the Premises) shall, however, be in effect during such period. Any such early possession shall not affect the Expiration Date.

      3.2 DELAY IN COMMENCEMENT. Sublessor agrees to use its best commercially reasonable efforts to deliver possession of the Premises by the Commencement Date.

      3.3 SUBLESSEE COMPLIANCE. Sublessor shall not be required to tender possession of the Premises to Sublessee until Sublessee complies with its obligation to provide evidence of insurance. Pending delivery of such evidence, Sublessee shall be required to perform all of its obligations under this Sublease from and after the Start Date, including the payment of Rent, notwithstanding Sublessor's election to withhold possession pending receipt of such evidence of insurance. Further, if Sublessee is required to perform any other conditions prior to or concurrent with the Start Date, the Start Date shall occur but Sublessor may elect to withhold possession until such conditions are satisfied.

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4.    RENT AND OTHER CHARGES.

      4.1 RENT DEFINED. All monetary obligations of Sublessee to Sublessor under the terms of this Sublease (except for the Security Deposit) are deemed to be rent ("RENT"). Rent shall be payable in lawful money of the United States to Sublessor at the address stated herein or to such other persons or at such other places as Sublessor may designate in writing.

      4.2 UTILITIES. Sublessee shall pay for all water, gas, heat, light, power, telephone, trash disposal and other utilities and services supplied to the Premises, together with any taxes thereon.

5. SECURITY DEPOSIT. The rights and obligations of Sublessor and Sublessee as to said Security Deposit shall be as set forth in Paragraph 22.7 of the Master Lease (as modified by Paragraph 7.3 of this Sublease).

7.    MASTER LEASE.

      7.1 Sublessor is the lessee of the Premises by virtue of a lease, hereinafter the "MASTER LEASE", wherein Port LA Distribution Center II, L.P. a California limited partnership is the lessor, hereinafter the "MASTER LESSOR".

      7.2 This Sublease is and shall be at all times subject and subordinate to the Master Lease.

      7.3 The terms, conditions and respective obligations of Sublessor and Sublessee to each other under this Sublease shall be the terms and conditions of the Master Lease except for those provisions of the Master Lease which are directly contradicted by this Sublease in which event the terms of this Sublease document shall control over the Master Lease. Therefore, for the purposes of this Sublease, wherever in the Master Lease the word "Lessor" is used it shall be deemed to mean the Sublessor herein and wherever in the Master Lease the word "Lessee" is used it shall be deemed to mean the Sublessee herein.

      7.4 During the term of this Sublease and for all periods subsequent for obligations which have arisen prior to the termination of this Sublease, Sublessee does hereby expressly assume and agree to perform and comply with, for the benefit of Sublessor and Master Lessor, each and every obligation of Sublessor under the Master Lease except for the following paragraphs which are excluded therefrom: Exhibit D.

      7.5 The obligations that Sublessee has assumed under paragraph 7.4 hereof are hereinafter referred to as the "SUBLESSEE'S ASSUMED OBLIGATIONS". The obligations that sublessee has not assumed under paragraph 7.4 hereof are hereinafter referred to as the "SUBLESSOR'S REMAINING OBLIGATIONS".

      7.6 Sublessee shall hold Sublessor free and harmless from all liability, judgments, costs, damages, claims or demands, including reasonable attorneys fees, arising out of Sublessee's failure to comply with or perform Sublessee's Assumed Obligations.

      7.7 Sublessor agrees to maintain the Master Lease during the entire term of this Sublease, subject, however, to any earlier termination of the Master Lease without the fault of the Sublessor, and to comply with or perform Sublessor's Remaining Obligations and to hold Sublessee free and harmless from all liability, judgments, costs, damages, claims or demands arising out of Sublessor's failure to comply with or perform Sublessor's Remaining Obligations.

      7.8 Sublessor represents to Sublessee that the Master Lease is in full force and effect and that no default exists on the part of any Party to the Master Lease.

8.    ASSIGNMENT OF SUBLEASE AND DEFAULT.

      8.1 Sublessor hereby assigns and transfers to Master Lessor Sublessor's interest in this Sublease, subject however to the provisions of Paragraph 8.2 hereof.

      8.2 Master Lessor, by executing this document, agrees that until a Default shall occur in the performance of Sublessor's Obligations under the Master Lease, that Sublessor may receive, collect and enjoy the Rent accruing under this Sublease. However, if Sublessor shall Default in the performance of its obligations to Master Lessor then Master Lessor may, at its option, receive and collect, directly from Sublessee, all Rent owing and to be owed under this Sublease. In the event, however, that the amount collected by Master Lessor exceeds Sublessor's obligations any such excess shall be refunded to Sublessor. Master Lessor shall not, by reason of this assignment of the Sublease nor by reason of the collection of the Rent from the Sublessee, be deemed liable to Sublessee for any failure of the Sublessor to perform and comply with Sublessor's Remaining Obligations.

      8.3 Sublessor hereby irrevocably authorizes and directs Sublessee upon receipt of any written notice from the Master Lessor stating that a Default exists in the performance of Sublessor's obligations under the Master Lease, to pay to Master Lessor the Rent due and to become due under the Sublease. Sublessor agrees that Sublessee shall have the right to rely upon any such statement and request from Master Lessor, and that Sublessee shall pay such Rent to Master Lessor without any obligation or right to inquire as to whether such Default exists and notwithstanding any notice from or claim from Sublessor to the contrary and Sublessor shall have no right or claim against Sublessee for any such Rent so paid by Sublessee.

      8.4 No changes or modifications shall be made to this Sublease without the consent of Master Lessor.

9.    CONSENT OF MASTER LESSOR.

      9.1 In the event that the Master Lease requires that Sublessor obtain the consent of Master Lessor to any subletting by Sublessor then, this Sublease shall not be effective unless, within 10 days of the date hereof, Master Lessor signs this Sublease thereby giving its consent to this Subletting.

      9.2 In the event that the obligations of the Sublessor under the Master Lease have been guaranteed by third parties then neither this Sublease, nor the Master Lessor's consent, shall be effective unless, within 10 days of the date hereof, said guarantors sign this Sublease thereby giving their consent to this Sublease.

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      9.3 In the event that Master Lessor does give such consent then:

            (a) Such consent shall not release Sublessor of its obligations or alter the primary liability of Sublessor to pay the Rent and perform and comply with all of the obligations of Sublessor to be performed under the Master Lease.

            (b) The acceptance of Rent by Master Lessor from Sublessee or any one else liable under the Master Lease shall not be deemed a waiver by Master Lessor of any provisions of the Master Lease.

            (c) The consent to this Sublease shall not constitute a consent to any subsequent subletting or assignment.

            (d) In the event of any Default of Sublessor under the Master Lease, Master Lessor may proceed directly against Sublessor, any guarantors or any one else liable under the Master Lease or this Sublease without first exhausting Master Lessor's remedies against any other person or entity liable thereon to Master Lessor.

            (e) Master Lessor may consent to subsequent sublettings and assignments of the Master Lease or this Sublease or any amendments or modifications thereto without notifying Sublessor or any one else liable under the Master Lease and without obtaining their consent and such action shall not relieve such persons from liability.

            (f) In the event that Sublessor shall Default in its obligations under the Master Lease, then Master Lessor, at its option and without being obligated to do so, may require Sublessee to attorn to Master Lessor in which event Master Lessor shall undertake the obligations of Sublessor under this Sublease from the time of the exercise of said option to termination of this Sublease but Master Lessor shall not be liable for any prepaid Rent nor any Security Deposit paid by Sublessee, nor shall Master Lessor be liable for any other Defaults of the Sublessor under the Sublease.

            (g) Unless directly contradicted by other provisions of this Sublease, the consent of Master Lessor to this Sublease shall not constitute an agreement to allow Sublessee to exercise any options which may have been granted to Sublessor in the Master Lease.

      9.4 The signatures of the Master Lessor and any Guarantors of Sublessor at the end of this document shall constitute their consent to the terms of this Sublease.

      9.5 Master Lessor acknowledges that, to the best of Master Lessor's knowledge, no Default presently exists under the Master Lease of obligations to be performed by Sublessor and that the Master Lease is in full force and effect.

      9.6 In the event that Sublessor Defaults under its obligations to be performed under the Master Lease by Sublessor, Master Lessor agrees to deliver to Sublessee a copy of any such notice of default. Sublessee shall have the right to cure any Default of Sublessor described in any notice of default within ten days after service of such notice of default on Sublessee. If such Default is cured by Sublessee then Sublessee shall have the right of reimbursement and offset from and against Sublessor.

10.   ADDITIONAL BROKERS COMMISSIONS.

      10.1 Sublessor agrees that if Sublessee exercises any option or right of first refusal as granted by Sublessor herein, or any option or right substantially similar thereto, either to extend the term of this Sublease, to renew this Sublease, to purchase the Premises, or to lease or purchase adjacent property which Sublessor may own or in which Sublessor has an interest, then Sublessor shall pay to Broker a fee in accordance with the schedule of Broker in effect at the time of the execution of this Sublease. Notwithstanding the foregoing, Sublessor's obligation under this Paragraph is limited to a transaction in which Sublessor is acting as a Sublessor, lessor or seller.

      10.2 Master Lessor agrees that if Sublessee shall exercise any option or right of first refusal granted to Sublessee by Master Lessor in connection with this Sublease, or any option or right substantially similar thereto, either to extend or renew the Master Lease, to purchase the Premises or any part thereof, or to lease or purchase adjacent property which Master Lessor may own or in which Master Lessor has an interest, or if Broker is the procuring cause of any other lease or sale entered into between Sublessee and Master Lessor pertaining to the Premises, any part thereof, or any adjacent property which Master Lessor owns or in which it has an interest, then as to any of said transactions, Master Lessor shall pay to Broker a fee, in cash, in accordance with the schedule of Broker in effect at the time of the execution of this Sublease.

      10.3 Any fee due from Sublessor or Master Lessor hereunder shall be due and payable upon the exercise of any option to extend or renew, upon the execution of any new lease, or, in the event of a purchase, at the close of escrow.

      10.4 Any transferee of Sublessor's interest in this Sublease, or of Master Lessor's interest in the Master Lease, by accepting an assignment thereof, shall be deemed to have assumed the respective obligations of Sublessor or Master Lessor under this Paragraph 10. Broker shall be deemed to be a third-party beneficiary of this paragraph 10.

11. REPRESENTATIONS AND INDEMNITIES OF BROKER RELATIONSHIPS. The Parties each represent and warrant to the other that it has had no dealings with any person, firm, broker or finder (other than the Brokers, if any) in connection with this Sublease, and that no one other than said named Brokers is entitled to any commission or finder's fee in connection herewith. Sublessee and Sublessor do each hereby agree to indemnify, protect, defend and hold the other harmless from and against liability for compensation or charges which may be claimed by any such unnamed broker, finder or other similar party by reason of any dealings or actions of the indemnifying Party, including any costs, expenses, attorneys' fees reasonably incurred with respect thereto.

12. ATTORNEY'S FEES. If any Party or Broker brings an action or proceeding involving the Premises whether founded in tort, contract or equity, or to declare rights hereunder, the Prevailing Party (as hereafter defined) in any such proceeding, action, or appeal thereon, shall be entitled to reasonable attorneys' fees. Such fees may be awarded in the same suit or recovered in a separate suit, whether or not such action or proceeding is pursued to decision or judgment. The term, "Prevailing Party" shall include, without limitation, a Party or Broker who substantially obtains or defeats the relief sought, as the case may be, whether by compromise, settlement, judgment, or the abandonment by the other Party or Broker of its claim or defense. The attorneys' fees award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorneys' fees reasonably incurred. In addition, Sublessor shall be entitled to attorneys' fees, costs and expenses incurred in the preparation and service of notices of Default and consultations in connection therewith, whether or not a legal action is subsequently commenced in connection with such Default or

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resulting Breach ($200 is a reasonable minimum per occurrence for such services and consultation).

13. NO PRIOR OR OTHER AGREEMENTS; BROKER DISCLAIMER. This Sublease contains all agreements between the parties with respect to any matter mentioned herein, and no other prior or contemporaneous agreement or understanding shall be effective. Sublessor and Sublessee each represents and warrants to the brokers that it has made, and is relying solely upon, its own investigation as to the nature, quality, character and financial responsibility of the other party to this Sublease and as to the use, nature, quality and character of the premises. Brokers have no responsibility with respect thereto or with respect to any default or breach hereof by either party. The liability (including court costs and attorneys' fees), of any broker with respect to negotiation, execution, delivery or performance by either Sublessor or Sublessee under this Sublease or any amendment or modification hereto shall be limited to an amount up to the fee received by such broker pursuant to this Sublease; provided, however, that the foregoing limitation on each broker's liability shall not be applicable to any gross negligence or willful misconduct of such broker.

14. Sublessor, at Sublessor's sole cost and expense, shall complete the following no later than March 1, 2006.

      (a) Install a chainlink fence twelve (12') foot tall with slats and netting to the ceiling in the warehouse to demise the warehouse space.

      (b) Install floor to ceiling drywall in the main office area to demise the main office area.

      (c) Paint all walls and doors in the shipping and main office areas and shipping and main office area restrooms.

      (d) Replace carpet where there is currently carpet in the main office area and shipping office with standard industrial grade carpet.

      (e) Clean flooring in main office area and shipping restrooms.

15. The reimbursement for the electrical bill paid to Sublessor by Sublessee shall be fifty (50%) percent of the current bill, approximately $5,000 per month, plus the incremental increase in the bill for additional equipment installed at the premises by Sublessee. If Sublessor adds equipment in their portion of the building Sublessor and Sublessee shall mutually agree on the proration of the electrical bill based on Sublessor and Sublessee's usage.

16. If Sublessor puts any portion of the property which Sublessor occupies at 350 Westmont Drive, San Pedro, CA on the market for sublease, Sublessor shall first present the opportunity to sublease additional space to Sublessee. Sublessee shall have ten (10) business days from receipt of written notification from Sublessor that additional space is available to respond in writing that Sublessee either chooses to sublease the additional space or decline said additional space. IF Sublessee declines the additional space or does not respond in writing within ten (10) business days after receipt OF written notification from Sublessor, Sublessor shall have the right to Sublease the additional space to any third party.

17. Sublessee shall be entitled to use 50 parking spaces as depicted on the attached site plan.

18. Sublessee shall rent from Sublessor warehouse racking, no less than 4,000 and no more than 5,000 pallet positions, at the life of lease cost of Ten ($10.00) Dollars per pallet position. The exact number of pallet positions and the exact rent shall be agreed upon by Sublessor and Sublessee. The rent shall be paid by Sublessee to Sublessor in thirty-three (33) equal monthly installments at the time the Base Rent is due commencing March 1, 2006 and ending November 30, 2008.

19. Prior to the commencement date of the Sublease, Sublessor and Sublessee shall conduct a walk through of the Premises. Sublessor and Sublessee shall document the condition of the premises through photographs and a written report. Sublessee shall not be responsible to repair, cure, fix or otherwise pay for any delayed/deferred maintenance, damage or other condition that exists at the Premises prior to the Commencement Date and is identified on the photographs and written report or that are identified as set forth in paragraphs 2.2 and 2.3 above. Sublessee shall be responsible to maintain the Premises pursuant to the terms of the Master Lease attached hereto and pay for the cost to repair, cure and/or fix all damage or other conditions that are created by Sublessee at the Premises at anytime during the Sublease term.

20. Sublessor and Sublessee shall share the cost for the security guard service and building security as provided below.

      a. Sublessee shall pay $4,500 per month for perimeter guard service 24/7 for 365 days of the year: perimeter guard service to include all truck management into and out of facility.

      b. $200 per month for badge monitoring services on up to 40 associates per day.

      C. Combining above: total monthly charge of $4,700 per month for first twelve months: $5,000 per month for next twelve months: $5,250 per month for the remaining twelve months to cover associated cost of business increases.

      d. $6,500 one time security cost to purchase physical alarm devices located in the Premises.

      e. Estimate of $2,000 in annual costs for alarm monitoring services to be purchased from ADT for the Premises.

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21.   The current monthly Triple Net charges for the entire 411,699 square feet occupied by Sublessor are:

      Operating Expenses - A01   $ 8,737.00
      Operating Expenses - A02   $ 1,876.00
      Property Tax - A01         $23,503.00
      Property Tax - A02         $ 5,051.00
      Insurance - A01            $ 3,651.00
      Insurance - A02            $   785.00
      Lighting Upgrades          $ 5,000.00
                                 ----------
      Total Per Month            $48,595.00

      Sublessee's pro-rata share is (203,134/411,699 or 49.4%) $48,595 X .494 =
      $24,005.13 per month. The Master Lessor may increase the Triple Net charges over the term of the sublease. Sublessee's pro-rata share, based on the occupied square footage of 203,134, shall be 49.4% of the total amount billed by the Master Lessor.

ATTENTION: NO REPRESENTATION OR RECOMMENDATION IS MADE BY THE AIR COMMERCIAL REAL ESTATE ASSOCIATION OR BY ANY REAL ESTATE BROKER AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT, OR TAX CONSEQUENCES OF THIS SUBLEASE OR THE TRANSACTION TO WHICH IT RELATES. THE PARTIES ARE URGED TO:

1. SEEK ADVICE OF COUNSEL AS TO THE LEGAL AND TAX CONSEQUENCES OF THIS SUBLEASE.

2. RETAIN APPROPRIATE CONSULTANTS TO REVIEW AND INVESTIGATE THE CONDITION OF THE PREMISES. SAID INVESTIGATION SHOULD INCLUDE BUT NOT BE LIMITED TO: THE POSSIBLE PRESENCE OF HAZARDOUS SUBSTANCES, THE ZONING OF THE PROPERTY, THE STRUCTURAL INTEGRITY, THE CONDITION OF THE ROOF AND OPERATING SYSTEMS, AND THE SUITABILITY OF THE PREMISES FOR SUBLESSEE'S INTENDED USE.

WARNING: IF THE SUBJECT PROPERTY IS LOCATED IN A STATE OTHER THAN CALIFORNIA, CERTAIN PROVISIONS OF THE SUBLEASE MAY NEED TO BE REVISED TO COMPLY WITH LAWS OF THE STATE IN WHICH THE PROPERTY IS LOCATED

Executed at: CARTERET NJ                   Executed at: CARSON, CA
On: 02/16/2006                             On: FEBRUARY 15, 2006

BY SUBLESSOR:                              BY SUBLESSEE:
FMI International, LLC a Delaware limited  AQL, LLC a Delaware limited liability
liability company                          company

By: /s/ Neil Devine                        By: /s/ David Latona
    ------------------------------------       ---------------------------------
Name Printed: NEIL DEVINE                  Name Printed: David Latona
Title: CFO                                 Title: Managing Director

By: /s/ Greg Desaye                        By: /s/ Owen Schmidt
    ------------------------------------       ---------------------------------
Name Printed: Greg Desaye                  Name Printed: Owen Schmidt
Title: Chief Executive Officer             Title: Managing Director
Address: 800 Federal Boulevard             Address: 350 Westmont Drive
Carteret, New Jersey 07008                 San Pedro, CA 90731
Telephone:(732) 750-9000                   Telephone:(__) ______________________
Facsimile:(732) 750-4338                   Facsimile:(__) ______________________
Federal ID No. _________________________   Federal ID No. ______________________

BROKER:                                    BROKER:

Los Angeles Real Estate Management, Inc.   _____________________________________
________________________________________   _____________________________________

Attn: Ed Whittemore                        Attn: _______________________________
Title: Vice President                      Title: ______________________________
Address: 160 E. Selandia Lane              Address: ____________________________
Carson, CA 90746                           _____________________________________
Telephone:(310) 719-1585                   Telephone:(__) ______________________

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Facsimile: (310) 719-7272                  Facsimile:(__)_______________________
Federal ID No. _________________________   Federal ID No. ______________________

Consent to the above Sublease is hereby given.

Executed at: ___________________________   Executed at: ________________________
On: ____________________________________   On: _________________________________

BY MASTER LESSOR:                          BY GUARANTOR(S):

________________________________________   By: _________________________________
________________________________________   Name Printed: _______________________
                                           Address: ____________________________
By: ____________________________________   _____________________________________
Name Printed: __________________________
Title: _________________________________
                                           By: _________________________________
                                           Name Printed: _______________________
By: ____________________________________   Address: ____________________________
Name Printed: __________________________   _____________________________________
Title: _________________________________
Address: _______________________________
________________________________________
Telephone:(__)__________________________
Facsimile:(__)__________________________
Federal ID No. _________________________

NOTE: These forms are often modified to meet changing requirements of law and needs of the industry. Always write or call to make sure you are utilizing the most current form: AIR COMMERCIAL REAL ESTATE ASSOCIATION, 700 So. Flower St., Suite 600, Los Angeles, CA 90017. (213) 687-8777.

(C)Copyright 1997 By AIR Commercial Real Estate Association. All rights reserved. No part of these works may be reproduced in any form without permission in writing.

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